Exhibit 10.16

Execution Version

AMENDMENT NO. 6

TO

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This AMENDMENT NO. 6 (this “Amendment”) is executed on January 31, 2023 and effective as of January 2, 2023, by and among MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (“Borrower”; and collectively with any Person who is or hereafter becomes a party to the Credit Agreement (as defined below) as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”), the Lenders (as defined below) signatory hereto, and WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation (“WBC”), individually, as a Lender hereunder and as agent for itself and each other Lender (WBC, acting in such agency capacity, the “Agent”).

BACKGROUND

Loan Parties, the financial institutions who are or hereafter become parties thereto as lenders (collectively, the “Lenders” and each individually, a “Lender”), and Agent are parties to an Amended and Restated Credit and Security Agreement dated as of August 8, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) pursuant to which Agent and Lenders provide Loan Parties with certain financial accommodations.

Loan Parties have requested that Agent and Lenders make certain amendments to the Credit Agreement, and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold, double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the “Amended Credit Agreement” attached as Annex A hereto.

3. Conditions of Effectiveness. This Amendment shall become effective (such date, the “Amendment No. 6 Effective Date”) upon Agent’s receipt of:

(a) a copy of this Amendment duly executed and delivered by Lenders, each Loan Party and Personal Guarantor (defined below) with one original executed copy of this Amendment to be promptly delivered by Loan Parties to Agent, in form and substance satisfactory to Agent;

(b) a copy of a Second Amended and Restated Guaranty duly executed and delivered by Personal Guarantor (defined below) (the “Second Amended and Restated Guaranty”) with one original executed copy of the Second Amended and Restated Guaranty to be promptly delivered by Personal Guarantor to Agent, in form and substance satisfactory to Agent;

(c) an executed copy of an Amendment No. 6 Fee Letter, dated of even date herewith, between Borrower and WBC, in form and substance satisfactory to WBC. Borrowers authorize and direct Agent to charge the fees set forth therein to Borrowers’ Account as a Revolving Advance on the date when due;

(d) a certificate of the Secretary (or Assistant Secretary) of each Loan Party, dated as of the Amendment No. 6 Effective Date, in form and substance acceptable to Agent, certifying as to (a) the incumbency and signature of the officers (or other representatives) of each Loan Party executing this Amendment, (b) the authorizations by the board of directors (or other governing body) of such Loan Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Amendment; and including therewith copies of the Organic Documents of such Loan Party as in effect on the Amendment No. 6 Effective Date (or certifying no changes since the last delivery thereof to Agent) and good standing certificate for such Loan Party dated not more than thirty (30) days prior to the Amendment No. 6 Effective Date, issued by the secretary of state or other appropriate official of such Loan Party’s jurisdiction of organization;

(e) UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as Agent shall require, and the results of such searches shall be satisfactory to Agent; and

(f) such other documents, instruments and agreements as Agent or its counsel may require.

4. Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of each Loan Party and are enforceable against each Loan Party in accordance with their respective terms.

(b) Upon the effectiveness of this Amendment, each Loan Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

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(c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) No Loan Party has any defense, counterclaim or offset with respect to the Credit Agreement or any Other Document to which it is a party.

5. Effect on the Credit Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Amendment,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall be an Other Document for all purposes under the Credit Agreement.

(b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6. Release. Each of the Loan Parties on behalf of itself and its successors, assigns, and other legal representatives, and Personal Guarantor on behalf of himself and his successors, assigns, and other legal representatives, hereby, (a) jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and each of their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives and their respective successors and assigns (Agent and Lenders and all such other parties being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, whether liquidated or unliquidated, matured or unmatured, asserted or unasserted, fixed or contingent, foreseen or unforeseen and anticipated or unanticipated, which each of the Loan Parties and Personal Guarantor, or any of their respective successors, assigns, or other legal representatives and their successors and assigns may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in relation to, or in any way in connection with the Credit Agreement, as amended and supplemented through the date hereof, the Personal Guaranty, this Amendment, the Other Documents; (b) understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release; (c) agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above and nothing contained herein shall constitute an admission of liability with respect to any Claim on the part of any Releasee; and (d) jointly and severally, absolutely, unconditionally and irrevocably, covenants and agrees with each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any of the Loan Parties or Personal Guarantor pursuant to this Paragraph 6. If any Loan Party or Personal Guarantor violates the foregoing covenant, Loan Parties and Personal Guarantor, jointly and severally, agree to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

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7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by .pdf or electronic transmission shall be deemed to be an original signature hereto.

10. Personal Guarantor. Assaf Ran (the “Personal Guarantor”) hereby reaffirms that all of the Obligations of Loan Parties under the Credit Agreement as amended by this Agreement are irrevocably guaranteed by such Personal Guarantor in accordance with the terms and conditions of the Second Amended and Restated Guaranty.

11. Severability. In case of one or more of the provisions contained in this Amendment shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

[Remainder of page intentionally left blank; signature pages follow]

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

BORROWER:

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Name:	Assaf Ran
Title:	CEO

PERSONAL GUARANTOR:

/s/ Assaf Ran
ASSAF RAN

[Signature Page to Amendment No. 6]

WEBSTER BUSINESS CREDIT,
A DIVISION OF WEBSTER BANK, N.A., as
Agent and a Lender

By:	/s/ Leo Goldsten
Name:	Leo Goldsten
Title:	Director

[Signature Page to Amendment No. 6]

FLUSHING BANK, as a Lender

By:	/s/ Jacqueline Yu
Name:	Jacqueline Yu
Title:	Vice President

MIZRAHI TEFAHOT BANK LTD., as a Lender

By:	/s/ Nenyed PHUNG
Name:	Nenyed PHUNG
Title:	VP

[Signature Page to Amendment No. 6]

Annex A

Amended Credit Agreement

See attached.

~~Conformed Through~~ Exhibit A to Amendment No. ~~5~~6

AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

among

MANHATTAN BRIDGE CAPITAL, INC.

as Borrower

and

WEBSTER BUSINESS CREDIT,

A DIVISION OF WEBSTER BANK, N.A.,

SUCCESSOR IN INTEREST TO WEBSTER BUSINESS CREDIT CORPORATION,

as a Lender and as Agent

Closing Date: As August 8, 2017

252540/234 - ~~7815956.1~~7815956.7

~~TABLE OF CONTENTS~~Table of Contents

Page

1. DEFINITIONS	2

1.1 Accounting Terms	2

1.2 General Terms	2

1.3 Uniform Commercial Code Terms	2

1.4 Rates	3

2. ADVANCES, PAYMENTS.	~~2~~3

2.1 Revolving Advances	3

2.2 Procedure for Borrowing	4

2.3 Disbursement of Advance Proceeds	~~5~~6

2.4 Maximum Revolving Advances	~~5~~6

2.5 Repayment of Advances	~~5~~6

2.6 Repayment of Overadvances	~~6~~7

2.7 Statement of Account	~~6~~7

2.8 Additional Payments	~~6~~7

2.9 Manner of Payment	~~6~~7

2.10 Mandatory Prepayments	~~6~~7

2.11 Use of Proceeds	~~7~~8

2.12 Defaulting Lender.	~~7~~8

2.13 Settlements; Sharing	~~8~~10

3. INTEREST AND FEES.	~~10~~11

3.1 Interest	~~10~~11

3.2 [Reserved]	~~10~~11

3.3 Unused Line	~~10~~12

3.4 [Reserved]	~~10~~12

3.5 [Reserved]	~~10~~12

3.6 Computation of Interest and Fees	~~11~~12

3.7 Maximum Charges	~~11~~12

3.8 Increased Costs	~~11~~12

3.9 Capital Adequacy	~~11~~13

3.10 Yield Maintenance	~~12~~14

3.11 ~~Basis For Determining~~Inability to Determine Interest Rate ~~Inadequate or Unfair~~	~~12~~14

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3.12 [Reserved] Illegality	~~13~~15

3.13 ~~[Reserved]~~ Benchmark Replacement Settings	~~13~~15

4. COLLATERAL; GENERAL TERMS	17

4.1 Security Interest in the Collateral	17

4.2 Perfection of Security Interest	17

4.3 Disposition of Collateral; Release by Agent	19

4.4 Preservation of Collateral	20

4.5 Ownership of Collateral	21

4.6 Defense of Agent’s Interests	21

4.7 Books and Records	~~17~~22

4.8 Financial and Other Disclosure	22

4.9 Compliance with Laws	22

4.10 Inspection of Premises; Appraisals	23

4.11 Insurance	24

4.12 Payment of Taxes	25

4.13 Payment of Leasehold Obligations	25

4.14 Receivables	25

4.15 [Reserved]	29

4.16 Maintenance of Equipment	29

4.17 Exculpation of Agent	29

4.18 Environmental Matters	~~24~~29

4.19 No Other Financing Statements	31

4.20 Intellectual Property	31

4.21 Mortgages	32

4.22 Execution of Supplemental Instruments	32

4.23 OFAC	32

5. REPRESENTATIONS AND WARRANTIES	32

5.1 Authority	32

5.2 Formation and Qualification	33

5.3 Tax Returns	33

5.4 Financial Statements	34

5.5 Name	34

5.6 OSHA and Environmental Compliance	34

5.7 Solvency	35

5.8 Litigation	35

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5.9 No Indebtedness	35

5.10 No Violations	36

5.11 Plans	~~30~~36

5.12 Patents, Trademarks, Copyrights and Licenses	37

5.13 Licenses and Permits	37

5.14 No Default of Indebtedness	37

5.15 No Other Defaults	37

5.16 No Burdensome Restrictions	37

5.17 No Labor Disputes	38

5.18 Margin Regulations	38

5.19 Investment Company Act	38

5.20 Disclosure	38

5.21 No Conflicting Agreements or Orders	38

5.22 Application of Certain Laws and Regulations	38

5.23 Business and Property of Loan Parties	38

5.24 Hedge Contracts	39

5.25 Real Property	39

5.26 Deposit Accounts	39

5.27 Anti-Terrorism Laws	39

5.28 Brokers	39

5.29 REIT Status	39

6. AFFIRMATIVE COVENANTS	39

6.1 Payment of Fees	39

6.2 Conduct of Business and Maintenance of Existence and Assets	40

6.3 Requirements of Law	40

6.4 Government Receivables	40

6.5 Taxes	40

6.6 Execution of Supplemental Instruments	40

6.7 Payment of Indebtedness	41

6.8 Standards of Financial Statements	41

6.9 Life Insurance	41

6.10 Anti-Terrorism Laws	41

6.11 Post-Closing Matters	41

6.12 Servicing Agent	42

6.13 Servicing~~.~~	44

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6.14 Termination of Servicing Duties	45

6.15 Agent Communications	45

6.16 Periodic Due Diligence Review	46

6.17 REIT Status	46

~~6.18 Additional Mortgage Loans~~	~~40~~

7. NEGATIVE COVENANTS	46

7.1 Merger, Consolidation and Acquisitions	46

7.2 Sales of Assets	47

7.3 Creation of Liens	47

7.4 Guarantees	47

7.5 Investments	~~41~~47

7.6 Loans	47

7.7 Dividends	48

7.8 [Reserved]	48

7.9 Indebtedness	48

7.10 Nature of Business	~~42~~48

7.11 Transactions with Affiliates	48

7.12 Leases	49

7.13 Subsidiaries	~~43~~49

7.14 Fiscal Year and Accounting Changes	49

7.15 Pledge of Credit	49

7.16 Amendment of Documents	49

7.17 Compliance with ERISA	49

7.18 Prepayment of Indebtedness	~~44~~49

7.19 Payment of Subordinated Debt	50

7.20 Deposit Accounts	50

7.21 [Reserved]	50

7.22 Limitations on Release of Mortgagor Customers	50

7.23 Underwriting Guidelines	50

7.24 Long Term Mortgages	50

8. FINANCIAL COVENANTS	50

8.1 Controlling Definitions	50

8.2 Fixed Charge Coverage Ratio	52

8.3 Senior Debt to Tangible Net Worth Ratio	52

9. CONDITIONS PRECEDENT	52

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9.1 Conditions to the Initial Advance	52

9.2 Conditions to Each Advance	56

9.3 Conditions of Effectiveness of Amendment and Restatement	~~51~~57

10. INFORMATION AS TO LOAN PARTIES	58

10.1 Disclosure of Material Matters	58

10.2 Schedules	~~52~~58

10.3 Environmental Compliance Certificate	58

10.4 Litigation	58

10.5 Material Occurrences	58

10.6 [Reserved]	59

10.7 Annual Financial Statements	~~53~~59

10.8 Quarterly Financial Statements	60

10.9 [Reserved]	60

10.10 Borrowing Base Certificate	60

10.11 Other Reports	~~54~~60

10.12 Additional Information	~~54~~60

10.13 Projected Operating Budget	61

10.14 ~~Reserved~~Beneficial Ownership	61

10.15 Notice of Suits, Adverse Events	61

10.16 ERISA Notices and Requests	~~55~~62

10.17 Intellectual Property	62

10.18 Additional Documents	62

10.19 Mortgage File Reports	62

11. EVENTS OF DEFAULT.	~~56~~63

11.1 Obligations	~~56~~63

11.2 Misrepresentations	~~56~~63

11.3 Financial Information	63

11.4 Liens	63

11.5 Covenants	63

11.6 Judgments	63

11.7 Voluntary Bankruptcy	64

11.8 Insolvency	~~57~~64

11.9 Involuntary Bankruptcy	64

11.10 Material Adverse Changes	64

11.11 Agent’s Liens	64

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11.12 Subordinated Debt	64

11.13 Cross Default	65

11.14 Guaranty	65

11.15 Change of Control	~~58~~65

11.16 Change of Management	~~58~~65

11.17 Invalidity	~~58~~65

11.18 Takings	~~58~~65

11.19 Seizures	66

11.20 REIT Status	66

11.21 Plans	66

11.22 Criminal Charges	66

12. AGENT’S RIGHTS AND REMEDIES AFTER DEFAULT.	~~59~~66

12.1 Rights and Remedies	~~59~~66

12.2 Application of Proceeds	67

12.3 Agent’s Discretion	67

12.4 Setoff	67

12.5 Rights and Remedies not Exclusive	67

13. WAIVERS AND JUDICIAL PROCEEDINGS	67

13.1 Waiver of Notice	67

13.2 Delay	~~60~~68

13.3 Jury Waiver	~~60~~68

14. EFFECTIVE DATE AND TERMINATION	68

14.1 Term; Early Termination Fee	68

14.2 Termination	69

15. MULTIPLE LOAN PARTIES	69

15.1 Borrowing Agency Provisions	69

15.2 Waiver of Subrogation	70

16. REGARDING AGENT.	71

16.1 Appointment	71

16.2 Nature of Duties	71

16.3 Lack of Reliance on Agent	72

16.4 Resignation and Removal of Agent; Successor Agent	72

16.5 Certain Rights of Agent	73

16.6 Reliance	73

16.7 Notice of Default	~~65~~73

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16.8 Indemnification	~~65~~73

16.9 Agent in its Individual Capacity	74

16.10 Delivery of Documents	74

16.11 Loan Parties Undertaking to Agent	~~66~~75

16.12 No Reliance on Agent’s Customer Identification Program	75

16.13 Other Agreements	75

16.14 Certain Payments	75

17. MISCELLANEOUS.	~~67~~77

17.1 GOVERNING LAW	~~67~~77

17.2 Entire Understanding	~~68~~77

17.3 Successors and Assigns; Participations; New ~~Lender~~ Lenders	~~71~~81

17.4 Application of Payments	~~73~~83

17.5 Indemnity	~~74~~84

17.6 Notice	~~74~~84

17.7 Survival	~~75~~85

17.8 Severability	~~75~~85

17.9 Expenses	~~75~~85

17.10 Rights to Cure	~~75~~86

17.11 Injunctive Relief	~~76~~86

17.12 Consequential Damages	~~76~~86

17.13 Third Party Beneficiaries	~~76~~86

17.14 Captions	~~76~~86

17.15 Counterparts; Telecopied Signatures; Seal	~~76~~86

17.16 Construction	~~77~~86

17.17 Confidentiality	~~77~~86

17.18 Publicity	~~77~~87

17.19 Survival of Representations and Warranties	~~77~~87

17.20 Certain Matters of Construction	~~77~~87

17.21 Destruction of Invoices	~~78~~88

17.22 Time	~~78~~88

17.23 Patriot Act	~~78~~88

17.24 No Tax Advice	~~78~~88

17.25 Completion of Blanks	~~78~~88

17.26 Exculpation of Lenders	~~79~~88

17.27 Electronic Transmissions	~~79~~88

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List of Annexes, Exhibits and Schedules

Annexes

Annex One	Definitions
Annex Two	Representations and Warranties re: Mortgage Loans Exhibits

Exhibits

Exhibit 2.1	Revolving Credit Note
Exhibit 2.2	Notice of Borrowing
Exhibit 4.8	Accountant’s Access Letter
Exhibit 6.9	Assignment of Life Insurance
Exhibit 9.1(c)	Secretary’s Certificate
Exhibit 9.1(e)	Opinion of Borrower’s Counsel
9.1(q)(i)	Subsidiary Pledge Agreement
Exhibit 9.1(s)	Exhibit Closing Certificate
Exhibit 9.1(w)	Guaranty
Exhibit 9.1(dd)	Financial Condition Certificate
Exhibit 10.8	Compliance Certificate
Exhibit 10.10	Borrowing Base Certificate
Exhibit 17.3	Commitment Transfer Supplement
Exhibit A	Form of Escrow Agreement
Exhibit B	Underwriting Guidelines
Exhibit C	Form of Servicer Notice

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Schedules

Schedule 4.5	Equipment and Inventory Locations
Schedule 4.14(c)	Location of Executive Offices
Schedule 5.2	Organizational Data and Numbers; Qualifications Schedule
5.3	Federal Tax Identification Numbers
Schedule 5.8	Litigation
Schedule 5.9	Indebtedness
Schedule 5.10	Violations
Schedule 5.11	Plans
Schedule 5.12	Intellectual Property Schedule 5.25 Real Property
Schedule 5.26	Deposit Accounts Schedule 6.11 Post-Closing Matters
Schedule 7.3(a)	Designated Mortgaged Liens
Schedule 7.3(b)	Designated Participation Loans

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AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

PREAMBLE. This Amended and Restated Credit and Security Agreement (herein, together with all schedules and exhibits hereto, and as it may be amended or modified from time to time, called this “Agreement”), dated as of August 8, 2017 (the “Closing Date”), is made among (i) MANHATTAN BRIDGE CAPITAL, INC., a New York corporation (herein sometimes called “MBC” or “Borrower” and collectively with any Person who is or hereafter becomes a party to this Agreement as a borrower or a guarantor, each a “Loan Party” and collectively, the “Loan Parties”); (ii) the financial institutions who are now or hereafter become parties to this Agreement as lenders (collectively, the “Lenders” and each individually a “Lender”) and (iii) WEBSTER BUSINESS CREDIT ~~CORPORATION, a New York corporation~~, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation (“~~WBCC~~WBC”), individually, as a Lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (~~WBCC~~WBC, acting in such agency capacity, the “Agent”).

STATEMENT OF THE TRANSACTION. Capitalized terms used in this statement of the transaction shall have the meanings ascribed to such terms in Annex One.

WHEREAS, the Borrower and Agent are parties to a Credit and Security Agreement dated as of February 27, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) pursuant to which Agent provides Borrower with certain financial accommodations and pursuant to which Borrower granted to Agent a security interest in and lien upon all of its real and personal property to secure the Obligations (as such term is defined in the Existing Credit Agreement); and

WHEREAS, the Borrower has requested that Agent and Lenders amend and restate the Existing Credit Agreement on the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and undertakings herein contained, the Borrower, Lenders and Agent, each intending to be legally bound hereby, hereby covenant and agree as follows:

AMENDMENT AND RESTATEMENT

As of the Closing Date, subject to satisfaction of the Amendment and Restatement Conditions set forth in Section 9.3 hereof, the Existing Credit Agreement shall be deemed amended and restated in its entirety as set forth in this Agreement and this Agreement shall supersede in its entirety the Existing Credit Agreement. The Obligations outstanding under the Existing Credit Agreement shall continue to be due and owing without defense, offset or counterclaim and shall be and become for all purposes Obligations hereunder. All Liens and security interests granted under the Existing Credit Agreement and the Other Documents shall continue to be in full force and effect in accordance with the terms of the Existing Credit Agreement and Other Documents and are hereby ratified and confirmed.

The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations evidenced by or arising under the Existing Credit Agreement, and the Liens and security interests of Agent and Lenders securing such Obligations, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Agent and Lenders.

On and after the Closing Date, (i) all references to the Existing Credit Agreement (or to any amendment or any amendment and restatement thereof) in the Other Documents (other than this Agreement) shall be deemed to refer to the Existing Credit Agreement, as amended and restated hereby, (ii) all references to any section (or subsection) of the Existing Credit Agreement or in any Other Document (but not herein) shall be amended to become, mutatis mutandis, references to the corresponding provisions of this Agreement and (iii) except as the context otherwise provides, all references to this Agreement herein (including for purposes of indemnification and reimbursement of fees) shall be deemed to be references to the Existing Credit Agreement, as amended and restated hereby.

By their execution of this Agreement below, each of the parties hereto hereby agree, ratify and confirm that each of the Other Documents executed in connection with the Existing Credit Agreement shall be deemed to be executed by and in favor of ~~WBCC~~WBC as agent for itself and each other Lender hereunder, and, except as the context otherwise provides, each reference therein to “Lender” shall be deemed to be a reference to “Agent” as described in this Agreement.

1. DEFINITIONS.

1.1 Accounting Terms. As used in this Agreement, any Note, or any certificate, report or Other Document, accounting terms not defined in Annex One or elsewhere in this Agreement and accounting terms partly defined in Annex One (to the extent not defined) shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the Historical Financial Statements. Certain other definitions which are used in the calculation of the Financial Covenants are set forth in Section 8.1.

1.2 General Terms . Certain other terms which are capitalized hereinbelow, but not expressly defined hereinbelow, shall have the meanings given to such terms in Annex One and in Annex Two, Part II.

1.3 Uniform Commercial Code Terms . All terms used herein and defined in the Uniform Commercial Code shall have the meanings given them therein unless otherwise defined herein. Without limitation of the foregoing, the terms “accounts,” “chattel paper,” “instruments,” “general intangibles,” “payment intangibles,” “commercial tort claims,” “securities,” “investment property,” “documents,” “supporting obligations,” “deposit accounts,” “payment intangibles,” “software,” “security entitlements,” “letter of credit rights,” “inventory,” “equipment” and “fixtures,” as and when used in the description of Collateral, shall have the meanings given to such terms in Articles 8 or 9 (as applicable) of the Uniform Commercial Code.

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1.4 Rates. Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Daily Adjusted Term SOFR Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Daily Adjusted Term SOFR Rate, Adjusted Term SOFR, Daily Adjusted Term SOFR Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes, in each case, except to the extent of the Agent’s gross negligence or willful misconduct. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Daily Adjusted Term SOFR Rate, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, Daily Adjusted Term SOFR Rate or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, in each case, except as a result of the Agent’s gross negligence or willful misconduct.

2. ADVANCES, PAYMENTS.

2.1 Revolving Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances available to Borrower in aggregate amounts outstanding at any time equal to such Lender’s Revolving Commitment Percentage of the lesser of (i) the Maximum Revolving Amount, or (ii) the Borrowing Base. The Revolving Advances shall be evidenced by secured promissory notes issued to each Lender in a principal amount equal to its Revolving Commitment (the “Revolving Credit Notes”), substantially in the form attached hereto as Exhibit 2.1.

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2.2 Procedure for Borrowing.

(a) Borrower may notify Agent prior to 11:00 a.m. one (1) U.S. Governmental Securities Business Day prior to the requested Funding Date of Borrower’s request to incur, on such day, a Revolving Advance hereunder pursuant to a Notice of Borrowing substantially in the form of Exhibit 2.2. Each Notice of Borrowing shall attach a Mortgage Loan Schedule identifying the Eligible Mortgage Loans that the Borrower proposes to pledge to the Agent and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date, and (iii) be accompanied by all of the documents described in, and otherwise be subject to the full satisfaction of the Funding Requirements. Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with any Lender Party, or with respect to any other Obligation, become due, the same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with any Lender Party, and such request shall be irrevocable. Agent shall cause the proceeds of such Revolving Advance to be paid to such Person.

(b) ~~Notwithstanding the provisions of subsection (a) above but in each case subject to the Funding Requirements, in the event Borrower desires to obtain a LIBOR Rate Loan, Borrower shall give Agent at least three (3) Business Days’ prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be an integral multiple of Five Hundred Thousand Dollars ($500,000), and (iii) the duration of the Interest Period with regard thereto. Interest Periods for LIBOR Rate Loans shall be for one (1), two (2), or three (3) months. Notwithstanding the foregoing, however, unless otherwise approved by Agent, no LIBOR Rate Loan shall be made after the occurrence and during the continuance of a Default or Event of Default. There shall not be outstanding at any time more than three (3) LIBOR Rate Loans. Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrower Representative may elect as set forth in clause (iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term. Borrower Representative shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(a) or by its notice of conversion given to Agent pursuant to Section 2.2(c), as the case may be. Borrower Representative shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower Representative, Borrower shall be deemed to have elected to convert to a Base Rate Loan subject to Section 2.2(c) hereinbelow.~~[Reserved.]

(c) Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may~~,~~ on ~~the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any~~any U.S. Governmental Securities Business Day with respect to Base Rate Loans or Daily ~~LIBOR~~Adjusted Term SOFR Rate Loans, convert any such Loan into a Loan of another type~~, provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan~~. If Borrower desires to convert a Loan, Borrower Representative shall give Agent not less than ~~(i) three (3) Business Days’ prior written notice to convert from a Base Rate Loan or a Daily LIBOR Rate Loan to a LIBOR Rate Loan, (ii) one (1) Business Day’s prior written notice to convert from a LIBOR Rate Loan to a Base Rate Loan or a Daily LIBOR Rate Loan, or (iii) one (1)~~one (1) U.S. Governmental Securities Business Day’s prior written notice to convert a Base Rate Loan to a Daily ~~LIBOR~~Adjusted Term SOFR Rate Loan or a Daily ~~LIBOR~~Adjusted Term SOFR Rate Loan to a Base Rate Loan, in each case specifying the date of such conversion, and the loans to be converted ~~and if the conversion is from a Base Rate Loan or a Daily LIBOR Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than three (3) LIBOR Rate Loans, in the aggregate.~~.

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~~(d) At its option and upon three (3) Business Days’ prior written notice, Borrower may prepay the LIBOR Rate Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment. Borrower shall specify the date of prepayment of Advances which are LIBOR Rate Loans and the amount of such prepayment. In the event that any prepayment of a LIBOR Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, Borrower shall indemnify Agent and each Lender therefor in accordance with Section 2.2(e) hereof.~~

~~(e) Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent or any Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Agent or Lenders to any lender of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower Representative shall be conclusive absent manifest error. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender or Participant is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate.~~

~~(f) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (f), the term “Lender” shall include any Lender and the office or branch where any Lender or any corporation or the Bank makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, the obligation of any Lender to make LIBOR Rate Loans hereunder, as the case may be, shall forthwith be cancelled and Borrower shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from each affected Lender, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrower shall pay to each affected Lender, upon such Lender’s request, such amount or amounts as may be necessary to compensate such Lender for any loss or expense sustained or incurred by such Lender in respect of such LIBOR Rate Loan as a result of such payment or conversion, including (but not limited to) any interest or other amounts payable by such Lender to a lender of funds obtained by Lender in order to make or maintain such LIBOR Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent to Borrower Representative shall be conclusive absent manifest error.~~

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2.3 Disbursement of Advance Proceeds . All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent and Lenders, shall be charged to Borrower’s Account on Agent’s books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.2(a) hereof shall, with respect to requested Revolving Advances to the extent Lender makes such Revolving Advances, be made available to the Borrower on the day so requested by way of credit to Borrower’s operating account at the Bank or such other bank as Borrower Representative may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

2.4 Maximum Revolving Advances. The aggregate balance of all Revolving Advances outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Amount or (b) the Borrowing Base, in any event.

2.5 Repayment of Advances.

(a) All Advances and other Obligations, together with all accrued and unpaid interest, fees, charges and premiums and all costs and expenses payable to Agent and Lenders shall be due and payable in full on the last day of the Term, subject to earlier prepayment, in whole or in part, as provided in this Agreement or in any Other Document.

(b) All payments of principal, interest fees and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent. Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower’s Account or by making Revolving Advances as provided in Section 2.2(a) hereof.

(c) Borrower shall be obliged to pay principal, interest, fees and all other amounts payable hereunder, or under any Other Documents as and when due, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.

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2.6 Repayment of Overadvances. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted to be outstanding at any time hereunder (herein “Overadvances”), shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.7 Statement of Account. Agent shall maintain, in accordance with its customary procedures, a loan account (“Borrower’s Account”) in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent or Lenders and the date and amount of each payment in respect thereof; provided, however, that the failure by Agent to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower Representative a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent, Lenders and Borrower, during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Agent, Lenders and Borrower unless Agent receives a written statement of Borrower’s specific exceptions thereto within thirty (30) days after such statement is received by Borrower Representative. The records of Agent with respect to the Borrower’s Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.

2.8 Additional Payments . Any sums expended by Agent or any Lender due to Borrower’s failure to perform or comply with its obligations under this Agreement or any Other Document, may be charged to Borrower’s Account as a Revolving Advance and added to the Obligations.

2.9 Manner of Payment. Except as otherwise may be expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made to Agent on behalf of the Lenders at the Payment Office, in each case on or prior to 1:00 P.M., in Dollars and in immediately available funds.

2.10 Mandatory Prepayments.

(a) Upon receipt of any payment of principal (including payment in full of any Eligible Mortgage Loan) of any Eligible Mortgage Loan (including Borrower’s share of any payments made in respect of Designated Mortgaged Property or Designated Participation Loans), such payment shall promptly be remitted to Agent , for the ratable benefit of the Lenders, as a payment of outstanding Advances. All proceeds of (i) Designated Mortgaged Property remaining after satisfaction of any Designated Mortgages Liens recorded thereon and (ii) Borrower’s share of Mortgaged Property subject to a Designated Participation Loan or otherwise remaining after satisfaction of any participation interest shall be remitted to Agent, for the ratable benefit of the Lenders, for application to the outstanding Advances.

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(b) Whenever Borrower either (i) issues any Equity Interests for cash, or (ii) incurs any Indebtedness not otherwise expressly permitted in Section 7.9, or (iii) sells or otherwise disposes of any Collateral, or (iv) suffers an insured loss in respect of any Collateral, or (v) obtains any Extraordinary Receipts, then, except as otherwise provided in Section 4.11 in respect of clause (iv) above, Borrower shall, except as set forth in (a) above, repay the Advances in an amount equal to the net proceeds derived therefrom; i.e., gross proceeds thereof less any reasonable costs incurred by Borrower in connection with the receipt of such proceeds, such prepayments to be made promptly but in no event more than one (l) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent and Lenders. The foregoing shall not be deemed to be an implied consent to any such issuance, incurrence sale or disposition otherwise prohibited by the terms and conditions hereof. Such proceeds shall be applied to the Revolving Advances in such order as Agent may determine (but subject to Section 12.2), without reduction, however, in Borrower’s ability to reborrow Revolving Advances in accordance with the terms hereof. Notwithstanding the foregoing, unless and until a Default or Event of Default has occurred and is continuing, Borrower may sell or otherwise dispose of Collateral not to exceed, in aggregate fair market value, the Materiality Threshold in the aggregate, in any Fiscal Year and retain such net proceeds solely to acquire replacement Collateral without making a mandatory prepayment hereunder so long as (A) the fair market value of the acquired Collateral is equal to or greater than the fair market value of the Collateral which was sold, (B) the acquired Collateral is purchased by Borrower within ninety (90) days before or after the date of the sale of the Collateral, (C) the proceeds of such sale are remitted to Agent to be held by Agent for the ratable benefit of the Lenders as security for the payment of the Obligations until the replacement Collateral is acquired, (D) the acquired Collateral shall be deemed to be acceptable Collateral by Agent in its sole discretion and (E) the acquired Collateral shall be subject to Agent’s first priority security interest created hereunder, subject only to Permitted Encumbrances. If Borrower fails to meet any of the conditions set forth above, Borrower hereby authorizes Agent to apply the proceeds held by Agent as a prepayment of the Advances in the manner set forth above.

2.11 Use of Proceeds . Borrower shall apply the proceeds of (i) any Revolving Advances made on the Original Closing Date to pay closing costs and expenses associated with this transaction and to refinancing any Existing Loans and (ii) Revolving Advances made on and after the Original Closing Date to provide for their respective working capital needs and to fund loans by Borrower to its Mortgagor Customers for the purchase or refinance of Mortgaged Property.

2.12 Defaulting Lender.

(a) Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.12 so long as such Lender is a Defaulting Lender.

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(b) (i) except as otherwise expressly provided for in this Section 2.12, Revolving Advances shall be made pro rata from Lenders holding Revolving Commitments which are not Defaulting Lenders based on their respective Revolving Commitment Percentages, and no Revolving Commitment Percentage of any Lender or any pro rata share of any Revolving Advances required to be advanced by any Lender shall be increased as a result of any Lender being a Defaulting Lender. Amounts received in respect of principal of any type of Revolving Advances shall be applied to reduce such type of Revolving Advances of each Lender (other than any Defaulting Lender) holding a Revolving Commitment in accordance with their Revolving Commitment Percentages; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent. Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.

(ii) fees pursuant to Section 3.4 hereof shall cease to accrue in favor of such Defaulting Lender.

(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents, and all amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders”, a Defaulting Lender shall not be deemed to be a Lender, to have any outstanding Advances or a Revolving Commitment Percentage.

(d) Other than as expressly set forth in this Section 2.12, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.12 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

(e) In the event that Agent and Borrower agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then Agent will so notify the parties hereto, and, if such cured Defaulting Lender is a Lender holding a Revolving Commitment, then on such date such Lender shall purchase at par such of the Revolving Advances of the other Lenders as Agent shall determine may be necessary in order for such Lender to hold such Revolving Advances in accordance with its Revolving Commitment Percentage.

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2.13 Settlements; Sharing.

(a) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender having a Revolving Commitment that such Lender will not make the amount which would constitute its applicable Revolving Commitment Percentage of Revolving Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. Notwithstanding anything to the contrary contained in Section 2.3 and Section 2.9 of this Agreement, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied, first, to those Revolving Advances (as the case may be) advanced by Agent, but solely to the extent Agent has not already been reimbursed by the Lenders for such Revolving Advance in accordance with the provisions of this Section 2.13. On or before 1:00 P.M., on each Settlement Date commencing with the first Settlement Date following the Original Closing Date, Agent and Lenders having Revolving Commitments shall make certain payments as follows: with respect to Revolving Advances (A) if the aggregate amount of new Revolving Advances, if any, made by Agent during the preceding Week exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each such Lender shall provide Agent with funds in an amount equal to its applicable Revolving Commitment Percentage of the difference between (1) such Revolving Advances and (2) such repayments and (B) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each such Lender with funds in an amount equal to its applicable Revolving Commitment Percentage of the difference between (1) such repayments and (2) such Revolving Advances. Each such Lender shall be entitled to earn interest at the applicable rate on outstanding Advances which it has funded from the date of funding until the date paid to such Lender. Promptly following each Settlement Date, Agent shall submit to each such Lender a certificate with respect to payments received and Revolving Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times and (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing hereunder shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the and the Revolving Interest Rate for Revolving Advances that are Daily ~~LIBOR~~Adjusted Term SOFR Rate Loans hereunder, on demand from Borrower; provided, however, that Agent’s right to such recovery shall not prejudice or otherwise adversely affect Borrower’s rights (if any) against such Lender. As used herein, (i) “Settlement Date” means the first Business Day of each calendar week, and (ii) “Week” means a time period beginning with the opening of business on a Wednesday and ending at the end of business on the following Tuesday; or, in each case, such other date and time as Agent and such Lenders may agree from time to time.

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(b) If any Lender or Participant (for purposes of this section, a “benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender having the same Revolving Commitment Percentage, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefited Lender shall purchase for cash from such other Lender(s) a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender(s) with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with such other Lender(s); provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned by the Lender(s) receiving same to the extent of such recovery, but without interest. Each benefited Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

3. INTEREST AND FEES.

3.1 Interest. Interest on Advances shall be payable to Agent and Lenders in arrears on the first day of each month, commencing on the first day of the calendar month immediately following the Original Closing Date with respect to Base Rate Loans or Daily ~~LIBOR~~Adjusted Term SOFR Rate Loans~~, and, with respect to LIBOR Rate Loans at the end of each Interest Period or, for LIBOR Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three (3) months’ anniversary date of the commencement of such LIBOR Rate Loan or (b) the end of the Interest Period~~. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the “Monthly Advances”) at a rate per annum equal to the Revolving Interest Rate (sometimes also called herein the “Contract Rate”). Whenever, subsequent to the date of this Agreement, the Base Rate or the Daily ~~LIBOR~~Adjusted Term SOFR Rate is increased or decreased, the applicable Contract Rate for Base Rate Loans or Daily ~~LIBOR~~Adjusted Term SOFR Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Base Rate during the time such change or changes remain in effect. The ~~LIBOR Rate and the~~ Daily ~~LIBOR~~Adjusted Term SOFR Rate shall be adjusted with respect to Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the otherwise applicable Contract Rate plus an additional two (2%) percent per annum (as applicable, the “Default Rate”).

3.2 [Reserved].

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3.3 Unused Line. If, for any calendar month (or portion thereof) during the Term, the average daily unpaid balance of Revolving Advances outstanding for each day of such monthly period does not equal the Maximum Revolving Amount as in effect on the first day of such monthly period, then Borrower shall pay to Agent for the ratable benefit of Lenders a fully earned, nonrefundable fee equal to one quarter of one percent (0.25%) per annum on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance of outstanding Revolving Advances for such monthly period. Such fee shall be due and payable monthly in arrears, commencing on the first day of the first calendar month following the Original Closing Date, and continuing thereafter on the first day of each succeeding calendar month through the end of the Term.

3.4 [Reserved].

3.5 [Reserved].

3.6 Computation of Interest and Fees. Interest and per annum fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Revolving Interest Rate during such extension; provided, however, that the foregoing extension shall not be considered when determining Borrower’s ongoing compliance with Financial Covenants that concern or include scheduled principal payments within specified dates.

3.7 Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, the affected Lender or Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.8 Increased Costs.

If any applicable law, treaty or governmental regulation or any Change in Law shall:

(a) subject any Lender (which for purposes of this Section 3.8 shall include Agent, such Lender, any other Lender Party and any corporation or bank controlling such Lender) to any tax of any kind whatsoever with respect to its entering into this Agreement or any Other Document, or making any financial accommodations to Borrower hereunder or thereunder, or change the basis of taxation of payments to such Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of such Lender by the United States, or any state or municipality); ~~or~~

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(b) impose, modify or ~~hold~~deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, ~~assessment~~compulsory loan, insurance charge or similar requirement against assets ~~held by~~of, ~~or~~ deposits ~~in~~with or for the account of, ~~advances or loans by, or other~~or credit extended or participated in by, ~~any office of~~ any Lender~~, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System~~; or

(c) ~~(b)~~ impose on any Lender ~~or the London interbank Eurodollar market~~ any other condition, cost or expense with respect to this Agreement or any Other Document or the Loans made by the Lenders;

and the result of any of the foregoing is to increase the cost to any Lender making, renewing or maintaining its Advances hereunder by an amount that such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that such Lender deems to be material, then, in any such case, Borrower shall promptly pay such Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the ~~LIBOR~~Daily Adjusted Term SOFR Rate. The applicable Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

3.9 Capital Adequacy. In the event that any Lender shall have determined that any applicable law, rule, regulation or guideline or any Change in Law regarding capital adequacy or compliance by such Lender (for purposes of this Section, the term “Lender” shall include Agent, such Lender, any other Lender Party and any corporation or bank controlling such Person) and the office or branch where any Lender (as so defined) makes or maintains any Advances with any request or directive regarding capital adequacy (whether or not having the force of law) has or would have the effect of reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such Change in Law (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then, from time to time, Borrower shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. The protection of this Section shall be available to each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of each affected Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to this Section when delivered to Borrower Representative shall be conclusive absent manifest error.

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3.10 Yield Maintenance. In the event that any Lender (which, for purposes of this Section 3.10 shall include Agent, any Lender, any other Lender Party and any other corporation or bank controlling such Person shall determine, in good faith, at any time or from time to time hereafter, that the Base Rate or ~~LIBOR Rate~~Term SOFR component of any Contract Rate charged on any Advance outstanding does not adequately and fairly reflect the cost to such Lender of maintaining such Advance by an amount that such Lender determines to be material, then, such Lender shall have the right to assess and collect an interest surcharge (the “Yield Surcharge”) that such Lender, in good faith, determines to be sufficient in an amount to compensate such Lender for its loss of yield, by giving notice to the Borrower Representative to such effect. Each Lender may use reasonable attribution and averaging methods in determining the amount of the Yield Surcharge. Such Yield Surcharge shall be billed and collected monthly by Agent as additional interest on each such Advance as provided in Section 3.1

~~3.11 Basis For Determining~~

3.11 Inability to Determine Interest Rate ~~Inadequate or Unfair. In the event that Agent shall have determined that either: (a) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period; (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Base Rate Loan into a LIBOR Rate Loan; (c) the indices on which interest rates for LIBOR Rate Loans are based no longer represent the effective cost to Lenders for Dollar deposits in the relevant market; or (d) the LIBOR Rate will not adequately and fairly reflect the cost to Agent of the establishment or maintenance of any LIBOR Rate Loan; then, Agent shall give Borrower Representative prompt written, telephonic or telecopier notice of such determination. If such notice is given, (i) any such requested LIBOR Rate Loan shall be made as a Base Rate Loan, unless Borrower Representative shall notify Agent no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Base Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Base Rate Loan, or, if Borrower Representative shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Base Rate Loan, or, if Borrower Representative shall notify Agent, no later than 10:00 a.m. (New York City time) two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans, and (iv) Agent shall have the right to assess and collect the Yield Surcharge. Until such notice has been withdrawn, Agent and Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Base Rate Loan, Daily LIBOR Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.~~. Subject to Section 3.13, if the Agent determines (which determination shall be conclusive and binding absent manifest error) that “Adjusted Term SOFR” cannot be determined pursuant to the definition thereof, (1) the interest rate on Base Rate Loans shall be determined by the Agent without reference to clause (c) of the definition of “Base Rate” and (2) any Daily SOFR Rate Loans shall be converted to a Base Rate Loan bearing interest at the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until the Agent revokes such determination.

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3.12 ~~[Reserved]~~Illegality~~.~~. If Agent or any Lender determines that any Law has made it unlawful, or that any Governmental Body has asserted that it is unlawful, for Agent or any such Lender or its applicable lending office to make, maintain or fund Advances whose interest is determined by reference to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, then, upon notice thereof by Agent to the Borrower Representative, (a) [reserved], and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by Agent without reference to clause (c) of the definition of “Base Rate”, (c) any Daily Adjusted Term SOFR Rate Loans shall be converted to a Base Rate Loan bearing interest at the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until Agent notifies the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) [reserved], and (ii) if necessary to avoid such illegality, Agent shall during the period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate,” and (iii) any Daily Adjusted Term SOFR Rate Loans shall be converted to a Base Rate Loan bearing interest at the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until it is no longer illegal for Agent to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

3.13 ~~[Reserved]~~Benchmark Replacement Settings.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any Other Document, upon the occurrence of a Benchmark Transition Event, Agent and the Borrower Representative (without, except as specifically provided in the following two sentences, any action or consent by any other party to this Agreement) may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after Agent has delivered such proposed amendment to the Lenders and Borrower Representative so long as Agent has not received by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 3.13 will occur prior to the applicable Benchmark Transition Start Date.

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(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document.

(c) Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify the Lenders and Borrower Representative of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.13(d). Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.13(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any Other Document, except, in each case, as expressly required pursuant to this Section 3.13(c).

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any Other Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then Agent may modify the definition of “interest period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then Agent may modify the definition of “interest period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e) Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of Daily SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(f) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any Other Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any Other Document. Agent will promptly notify Borrower Representative of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

4. COLLATERAL; GENERAL TERMS.

4.1 Security Interest in the Collateral. To secure the prompt payment and performance to each Lender Party of all Obligations, each Loan Party hereby assigns, pledges and grants to Agent, as agent for the ratable benefit of each Lender Party, a continuing security interest in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent’s security interest in the Collateral and shall cause its financial statements to reflect such security interest.

4.2 Perfection of Security Interest.  (a) Loan Parties shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s security interest in the Collateral or to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining landlords’, warehouse operators’, bailees’ or mortgagees’ lien waivers and related agreements, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, including without limitation compliance with all Funding Requirements, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credit and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, (v) executing (as appropriate) and delivering authorizations for the recording of financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent’s security interest under the Uniform Commercial Code or other applicable law, including without limitation compliance with all Funding Requirements; (vi) obtaining acknowledgments, in form and substance satisfactory to Agent, from any bailee having possession of any Collateral at any time, stating that the bailee holds such Collateral on behalf of Agent, (vii) obtaining “control” of any investment property, deposit account, letter-of-credit right or electronic chattel paper (the term “control” as used in respect of the foregoing types of Collateral having the meaning set forth in Articles 8 and 9 of the UCC), with any agreements establishing such “control” to be in form and substance satisfactory to Agent, (viii) if a Loan Party at any time has or acquires a commercial tort claim, such Loan Party shall promptly notify Agent thereof, in writing, and grant a specific collateral assignment of such claim to Agent as additional Collateral and (ix) Loan Parties shall endorse and deliver to Agent any and all promissory notes payable to any Loan Party, as and when executed by any Mortgagor Customer (or, in lieu of such endorsement, an allonge executed by a Loan Party with respect thereto in form and substance satisfactory to Agent) together with not-recorded but recordable assignments of any and all mortgages (other than Mortgages) securing such notes, which may be recorded by Agent on the proper land records at any time in its discretion. Agent shall have the right to record in the applicable land records any Assignment of Mortgage and Collateral Assignment delivered in connection with an Eligible Mortgage Loan in its discretion, regardless of the occurrence of an Event of a Default.

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(b) Agent is hereby authorized to file financing statements in accordance with the applicable provisions of the UCC, including, without limitation financing statements that describe the Collateral covered thereby as “all personal property”, “all assets” or words of similar effect, at any time or from time to time hereafter, in any jurisdiction; and Loan Parties hereby ratify, approve and affirm the filing of any such financing statements heretofore filed by Agent in respect of any Loan Party (including any predecessor-in-interest thereof). All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations, or, at Agent’s option, shall be paid to Agent immediately upon demand.

(c) Except with respect to the Designated Mortgage Loans and the Designated Participation Loans, no Loan Party has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan or other Collateral to any other Person, and immediately prior to the pledge of such Mortgage Loan or any other Collateral to the Agent, the Loan Party was the sole owners of such Mortgage Loan or such other Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Agent hereunder. No Mortgage Loan or other Collateral pledged to the Agent hereunder was acquired (by purchase or otherwise) by any Loan Party from an Affiliate of such Loan Party.

(d) The provisions of this Agreement are effective to create in favor of the Agent a valid security interest in all right, title and interest of each Loan Party in, to and under the Collateral.

(e) Upon receipt by the Agent of each Mortgage Note, endorsed in blank by a duly authorized officer of a Loan Party, the Agent shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the Loan Party’s interest in the related Mortgaged Property.

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(f) Upon the filing of financing statements on Form UCC-1 naming the Agent as “Secured Party” and the applicable Loan Party as “Debtor”, and describing the Collateral, in the State of New York, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of such Loan Party in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

4.3 Disposition of Collateral; Release by Agent.

(a) Each Loan Party will safeguard and protect all Collateral for Agent’s general account and make no disposition thereof whether by sale, lease or otherwise except upon payment by any Mortgagor Customer of the entire principal and all accrued and unpaid interest on any loan made by Loan Party to any Mortgagor Customer. Subject to Section 7.22 hereof, at such time as any Loan Party shall advise Agent that it is anticipating payment in full by or on behalf of any of its Mortgagor Customers of any note payable to any Loan Party (including, without limitation, any Eligible Mortgage Loan), Agent shall promptly forward such note endorsed back to such Loan Party, together with the reassignment to such Loan Party of the related Mortgage File and any collateral securing such note. In the event such note is not fully paid by or on behalf of such Mortgagor Customer within fifteen (15) Business Days after receipt by such Loan Party of such note, such Loan Party shall re-endorse to and return to Agent, such note, the assignments of mortgages and the balance of the related Mortgage File.

(b) In the event that Borrower notifies Agent that it is anticipating a sale by Borrower of a Mortgage Note and the assignment of the associated Mortgage Loan and other Mortgage Loan Documents to Bond Subsidiary in accordance with Section 7.11(v) hereof and upon satisfaction of each of the requirements thereof, including, without limitation, the Sale Conditions, Agent shall forward the applicable Mortgage Note and associated Mortgage Loan Documents endorsed back to the applicable Loan Party, together with the reassignment to Borrower of the related Mortgage File and any collateral securing such Mortgage Note (collectively, the “Transferred Mortgage File”). In the event such Transferred Mortgage File is not sold and assigned to Bond Subsidiary within fifteen (15) Business Days after receipt by Borrower of such Transferred Mortgage File, Borrower shall re-endorse to and return to Agent, such Transferred Mortgage File.

(c) In the event that Borrower notifies Agent that it intends to exchange a Mortgage Note and the associated Mortgage Loan and other Mortgage Loan Documents held by Borrower with a Mortgage Note and the associated Mortgage Loans and other Mortgage Loan Documents held by Bond Subsidiary in accordance with Section 7.11(vi) hereof and upon satisfaction of each of the requirements thereof, including, without limitation, the Exchange Conditions, Agent shall forward the applicable Transferred Mortgage File in the manner provided in Section 4.3(b) hereof. In the event such Transferred Mortgage File is not exchanged with Bond Subsidiary as provided hereunder within fifteen (15) Business Days after receipt by Borrower of such Transferred Mortgage File, Borrower shall re-endorse to and return to Agent, such Transferred Mortgage File.

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(d) With regard to any sales described in Section 4.3(b) or any exchanges described in Section 4.3(c), each Loan Party (and by its acceptance of the Transferred Mortgage File, the Bond Subsidiary) acknowledges and agrees that Agent does not make any oral or written representations, warranties, promises or guarantees whatsoever, whether express or implied, concerning or with regard to, and Agent expressly disclaims any liability or obligation with respect to, concerning or relating to any aspect of the Mortgage Loans or any collateral thereof, including, without limitation, any of the following: (i) the value, condition or profitability of the Mortgaged Property; (ii) title or ownership to or of the Mortgaged Property, or any portion or part thereof; (iii) governmental laws and any other restrictions applicable to the Mortgaged Property; (iv) claims by third parties against Borrower or any Mortgage Customer; (v) the creditworthiness, financial condition or ability of any Mortgage Customer or any guarantor to fulfill its obligations to pay its respective debts as they mature; (vi) the collectability of the Mortgage Loans; (vii) the legality, validity, sufficiency or enforceability of any of the Mortgage Loan Documents, and (viii) the validity, enforceability, attachment, priority or perfection of any security interest granted pursuant to the Mortgage Loan Documents. Loan Parties (and by its acceptance of the Transferred Mortgage File, the Bond Subsidiary) shall not be entitled to any other materials from Agent, including, but not limited to, materials that are attorney-client privileged, or prepared in connection with anticipated or actual litigation, or otherwise subject to confidentiality agreements, internal memoranda, analysis, ratings or reports prepared by Agent in connection with the Mortgage Loans or the transactions completed by the Credit Agreement. Each Loan Party (and by its acceptance of the Transferred Mortgage File, the Bond Subsidiary) acknowledges that it will have made such examinations, reviews and investigations as it deems necessary or appropriate in making its decision to purchase the Mortgage Loans. Each Loan Party (and by its acceptance of the Transferred Mortgage File, the Bond Subsidiary) has been and will continue to be solely responsible for making its own independent investigation of the Mortgage Loan Documents. Each Loan Party (and by its acceptance of the Transferred Mortgage File, the Bond Subsidiary) further acknowledges and agrees that Agent has not given any investment advice, credit information or opinion on whether the purchase of the Mortgage Customers obligations under the Mortgage Loans is prudent. Each Loan Party (and by its acceptance of the Transferred Mortgage File, the Bond Subsidiary) hereby accepts the Mortgage Loans on an “as is, where is, with all faults” basis, without recourse to Agent and without any representations or warranties. Each Loan Party shall defend and indemnify Agent, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred as a result of or in any way related to the transfer of a Transferred Mortgage Property in accordance with the provisions of Section 17.5 hereof.

4.4 Preservation of Collateral. Following the occurrence of a Default or Event of Default and the demand by Agent for payment of all Obligations due and owing, in addition to the rights and remedies set forth in Section 4.2 and Section 12.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent’s interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property to obtain such Collateral. Each Loan Party shall cooperate fully with all of Agent’s efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent’s expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to ~~Loan Parties~~Borrower’s Account as a Revolving Advance and added to the Obligations.

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4.5 Ownership of Collateral. With respect to the Collateral, at the time the Collateral becomes subject to Agent’s security interest: (a) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by each Loan Party or delivered to Agent in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (d) each Loan Party’s Equipment and Inventory shall be located as set forth on Schedule 4.5 or at such other locations within the United States of America as Agent may receive notice of, and approve, from time to time pursuant to Section 10.12 (all such locations herein called, collectively, the “Collateral Locations” and, individually, a “Collateral Location”); and shall not be removed from such Collateral Locations without the prior written consent of Agent except for Equipment that is moved from one such Collateral Location of a Loan Party to another such Collateral Location of another Loan Party.

4.6 Defense of Agent’s Interests. Unless and until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent’s security interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Agent’s prior written consent, pledge, sell, assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Agent’s security interest in the Collateral against any and all Persons whatsoever. At any time following a Default or Event of Default, Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including without limitation: labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other applicable law. During any period that an Event of Default exists, each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent’s order and if they shall come into such Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.

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4.7 Books and Records. Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of the Accountants.

4.8 Financial and Other Disclosure. Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent copies of any of the Loan Parties’ financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession, and to disclose to Agent any information such accountants may have concerning such Loan Party’s financial status and business operations. In respect of the foregoing, Borrower Representative shall execute and deliver to its accountants and auditors employed on the Original Closing Date and, if such accountants and auditors are changed by Loan Parties subsequent to the Original Closing Date, a letter directly authorizing them to act in the manner so provided hereinabove when requested by Agent, such letter to be substantially in the form of Exhibit 4.8. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or such authorities.

4.9 Compliance with Laws. Each Loan Party shall comply in all material respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to its respective Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s Lien on or security interest in the Collateral.

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4.10 Inspection of Premises; Appraisals.  (a)  At all reasonable times, Agent shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business from time to time in Agent’s sole credit judgment. Agent may also enter upon any of Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business which, initially is intended by Agent to occur at least quarterly (if not more frequently); provided, however, so long as no Default or Event of Default shall have occurred and be continuing, Agent shall charge Loan Parties for no more than four (4) inspections per calendar year.

(b) At any time that the Agent requests, each Loan Party will at its sole expense, provide the Agent with appraisals or updates thereof of the Mortgaged Property from an appraiser selected and engaged by the Agent, and prepared on a basis satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulations; provided, however, if no Default or Event of Default shall have occurred and be continuing, only one (1) such appraisal or update per calendar year shall be conducted and shall be prepared on a “drive-by” basis with respect to a representative sampling of all Mortgaged Property satisfactory to Agent; provided, further, that Agent may require appraisals or updates more frequently at its own expense. In the event the value of the Mortgaged Property so determined pursuant to such appraisal is less than anticipated by Agent, such that the Revolving Advances are in excess of such Advances permitted hereunder, then promptly upon Agent’s demand for same, Loan Parties shall make mandatory prepayments of their outstanding Revolving Advances as to eliminate the excess Advances.

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4.11 Insurance. Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense in amounts and with carriers acceptable to Agent, each Loan Party shall (a) keep all its insurable properties and properties in which each Loan Party has an interest, including without limitation all Real Property, insured against the hazards of fire, flood (if any property is in a special flood hazard area and flood insurance is available in such area), sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including, without limitation, products liability insurance and business interruption insurance; (b) maintain a bond or other surety in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured’s officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date and as required, in connection with the Funding Requirements, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, to the extent affecting or relating to Collateral and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the applicable Loan Party to make payment for such loss to Agent and not to such Loan Party and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash. Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance shall either be paid over to Loan Parties or applied by the Agent as follows: (i) if no Event of Default or Default exists, and the loss recovery so received by Agent is less than or equal to the Materiality Threshold, then Agent shall remit such loss recovery to the Loan Parties; (ii) if no Event of Default or Default exists, and the loss recovery received by Agent is more than the Materiality Threshold, then, Agent shall apply such loss recovery to the Obligations in such order as Agent in its sole discretion shall determine and (iii) if any Event of Default exists, then Agent shall receive and apply such loss recovery to the Obligations in such order as Agent, in its sole discretion, shall determine. Any surplus of such proceeds remaining after such application shall be paid by Agent to Loan Parties or applied as may be otherwise required by law. If, however, after application of such proceeds to the Obligations, any “overadvance” (as that term is described in Section 2.6) exists, then, Loan Parties shall comply with said Section 2.6 in respect of its elimination. Anything hereinabove to the contrary notwithstanding, Agent shall not be obligated to remit any insurance proceeds to Loan Parties unless Loan Parties shall have provided Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Loan Parties to repair, replace or restore the insured property which was the subject of the insurable loss. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect. If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor for Borrower’s Account, and charge Borrower’s Account therefor and such expenses so paid shall be part of the Obligations. Without limitation of the foregoing, if as of the Original Closing Date or at any time thereafter Agent determines that all or a portion of the improvements situated on any Real Property constituting Collateral are located within an area designated by the Federal Emergency Management Agency or the Flood Disaster Protection Act of 1973 (P.L. 93-234) as being in a “special flood hazard area,” whether now or at any time hereafter, Loan Parties shall also furnish Agent with flood insurance policies which conform to the requirements of said Flood Disaster Protection Act of 1973 and the National Flood Insurance Act of 1968, as either may be amended from time to time. The amounts of such insurance coverages shall be in an amount equal to the full insurable value and shall be maintained thereafter at all times in an amount such that Agent will not be deemed a co-insurer under applicable insurance laws, regulations, policies or practices. Renewals of such policies shall be so delivered at least ten (10) days before any such insurance shall expire. If Loan Parties shall fail to provide any such insurance, or shall fail to replace any of the same within ten (10) days after being notified that the insuring company is no longer approved by Agent, or if any such insurance is cancelled or lapses without replacement, Agent may, at its option, procure the same in such amounts as are required hereunder, and the actual cost thereof may, at Agent’s option, be charged as a Revolving Advance to Borrower’s Account immediately upon incurrence or at any time thereof.

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4.12 Payment of Taxes. Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including, without limitation, real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any governmental authority is or may be imposed on or as a result of any transaction between any Loan Party and Agent which Agent may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s opinion, may possibly create a valid Lien on the Collateral, Agent may, unless the Loan Parties have done so within five (5) Business Days after the Borrower Representative receives written notice from the Agent that they do so, pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. Agent will not pay any taxes, assessments or Charges to the extent that any Loan Party has contested or disputed those taxes, assessments or Charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceeding provided that any related tax lien is stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent’s security interest in or Lien on the Collateral. The amount of any payment by Agent under this Section shall be charged to Borrower’s Account as a Revolving Advance and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties’ credit and Agent shall retain its security interest in any and all Collateral held by Agent.

4.13 Payment of Leasehold Obligations. Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request, will provide evidence of having done so.

4.14 Receivables.

(a) Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Mortgagor Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to a loan made by Loan Party to such Mortgagor Customer or an absolute sale or lease and delivery of goods upon stated terms of a Loan Party, or work, labor or services theretofore rendered by a Loan Party as of the date each Receivable is created. Same shall be due and owing in accordance with the applicable Loan Party’s standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Loan Parties to Agent.

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(b) Each Mortgagor Customer, to the best of each Loan Party’s knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Mortgagor Customer is obligated in full when due or with respect to such Mortgagor Customers of any Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

(c) Each Loan Party’s chief executive office is located at the address set forth on Schedule 4.14(c) hereto. Until written notice is given to Agent by Borrower Representative of any other office at which any Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

(d) On the Original Closing Date, each Loan Party shall have established one or more check scanners with Agent (“Scanners”) which shall be used for the sole and exclusive purpose of concentrating the collection of all remittances on Receivables and proceeds of other Collateral. All remittances confirmed by Scanners, once established, shall be transferred on a daily basis to the Concentration Account by wire transfer of immediately available funds in a manner satisfactory to Agent.

(e) In addition to the requirements set forth in subsection (d) above, from and after the Original Closing Date, Loan Parties shall establish and maintain one or more additional Deposit Accounts of Loan Parties as blocked accounts (“Blocked Accounts” or a “Blocked Account”) pursuant to one or more agreements (“collectively, “Blocked Account Agreements” or a “Blocked Account Agreement”) with Bank or any other financial institution as is acceptable to Agent (collectively, “Blocked Account Banks” or a “Blocked Account Bank”) into which Loan Parties and Mortgage Customers shall remit payments on Receivables and other proceeds of Collateral. All amounts on deposit in a Blocked Account shall be transferred on a daily basis to the Concentration Account by wire transfer of immediately available funds in a manner satisfactory to Agent. Unless otherwise agreed to by Agent, each Blocked Account Bank shall acknowledge and agree pursuant to its respective Blocked Account Agreement that all payments and deposits made to its Blocked Account are the sole and exclusive property of Agent; for the benefit of itself and each other Lender Party; that such Blocked Account Bank has no right to set off against its Blocked Account except as expressly provided on its Blocked Account Agreement; that such Blocked Account Bank will wire transfer immediately available funds in a manner satisfactory to Agent all funds deposited in the Blocked Account to the Concentration Account (or another account designed by Agent) on a daily basis as soon as such funds are collected. Each Loan Party agrees that all payments, whether by cash, check, wire transfer or other instruments of deposit in each Blocked Account shall be the sole and exclusive property of Agent, for the benefit of itself and each other Lender Party, and that Loan Parties shall not have any right, title or interest therein or in any Blocked Account. None of the Bank, Agent or any Lender Party assumes any responsibility for such Blocked Account or Concentration Account (unless such Person shall also be the applicable Blocked Account Bank or Concentration Bank and in such event only as set forth in the applicable Blocked Account Agreement applicable thereto), including without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Loan Party shall notify all Mortgagor Customers of Loan Parties to remit directly all payments constituting proceeds of Collateral to an applicable Blocked Account in the form received. All such payments, whether by cash, check, wire transfer or other instrument, made to each Blocked Account, shall be the exclusive property of the Agent, for the benefit of itself, the Bank and each other the Lender Party, and the Loan Parties shall not have any right, title or interest therein. The Loan Parties shall not, without obtaining the prior consent of the Agent, establish any accounts, other than the Blocked Accounts and the Concentration Account, pursuant to which payments on account of Receivables are made to or on behalf of any of the Loan Parties. Loan Parties shall not modify in any respect, without the prior written consent of Agent, any Blocked Account Agreement or any other arrangement relating to any Blocked Account.

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(f) In addition to the requirements set forth in subsections (d) and (e) above, each Loan Party shall cause all Deposit Accounts existing on the Original Closing Date or subsequently (with Agent’s approval) coming into existence, other than any constituting a Blocked Account (herein, a “Pledged Account”), to be made the subject of a tri-party agreement among such Loan Party, the bank having such Pledged Account and Agent, to be in form and substance satisfactory to Agent (a “Pledged Account Agreement”), pursuant to which the pledge of such Pledged Account and all funds on deposit therein to Agent as security for the payment and performance of all Obligations shall be established and confirmed.

(g) All amounts deposited in the Concentration Account from time to time shall be applied to the Obligations upon (i) final collection thereof and (ii) their transfer from the Concentration Bank to the Agent in accordance with this subsection, effective on the Business Day that each such payment is received (such date being called herein the “Application Date”). For purposes of the preceding sentence, the Agent shall be deemed to have received a payment from the Concentration Bank on a particular Business Day only if it receives by wire transfer the same prior to 1:00 p.m. (New York time) on such Business Day or, if received after such time, on the next following Business Day. Agent is not, however, required to credit Borrower’s Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrower’s Account for the amount of any item of payment which is returned to Agent unpaid. The Agent shall apply all amounts deposited in the Concentration Account as provided in Section 17.4 or, as applicable, Section 12.2. Each prepayment of a Revolving Advance pursuant to this Section shall be applied, first, to the payment of Base Rate Loans and second, to the payment of ~~LIBOR~~Daily Adjusted Term SOFR Rate Loans. If sufficient funds are not available to fund all payments then to be made in respect of any Obligations, the available funds being applied with respect to such Obligations shall be allocated to the payment of such Obligations ratably, in such order and manner as Agent shall elect, and Loan Parties shall continue to be liable for any deficiency.

(h) If at any time Agent determines that any funds held in the Blocked Account, the Concentration Account or any Pledged Account are subject to the Lien of any Person, other than the Agent as herein provided, (a) Loan Parties agree, forthwith upon demand by Agent, to pay to Agent as additional funds to be deposited and held in the Concentration Account, an amount equal to the amount of funds subject to such Lien, or (b) if no such payment is made, Agent shall establish sufficient reserves in the amount of such funds.

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(i) At any time following the occurrence of an Event of Default or a Default, Agent shall have the right to send notice of the assignment of, and Agent’s security interest in, the Receivables to any and all Mortgagor Customers or any third party holding or otherwise concerned with any of the Collateral. Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both. Agent’s actual collection expenses, including, but not limited to, stationery and postage, telephone and telecopy, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower’s Account and added to the Obligations.

(j) Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power at any time hereafter (i) to endorse such Loan Party’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party’s name on any invoice or bill of lading relating to any of the Receivables, drafts against Mortgagor Customers, assignments and verifications of Receivables; (iii) in Agent’s Permitted Discretion, to send verifications of Receivables to any Mortgagor Customer; and (iv) to sign such Loan Party’s name on any documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same. Following the occurrence of a Default or an Event of Default, and during its continuation, each Loan Party shall hereby constitute Agent or Agent’s designee as such Loan Party’s attorney with additional power (i) to demand payment of the Receivables; (ii) to enforce payment of the Receivables by legal proceedings or otherwise; (iii) to exercise all of Loan Parties’ rights and remedies with respect to the collection of the Receivables and any other Collateral; (iv) to settle, adjust, compromise, extend or renew the Receivables; and (v) to settle, adjust or compromise any legal proceedings brought to collect Receivables. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done willfully or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.

(k) Agent shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom, except for any such errors or omissions or delays of any kind determined by a court of competent jurisdiction in a final proceeding to have resulted primarily from Agent’s gross (not mere) negligence or willful misconduct. Following the occurrence of an Event of Default or Default, Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.

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(l) No Loan Party will, without Agent’s consent, compromise or adjust any material amount of the Receivables (or extend the time for payment thereof) or accept any material returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.

4.15 [Reserved].

4.16 Maintenance of Equipment. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved. No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.

4.17 Exculpation of Agent. Nothing herein contained shall be construed to constitute Agent or any Lender Party as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender Party be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. ~~Agent~~No Lender Party shall ~~not~~, whether by anything herein or in any assignment or otherwise, assume any Loan Party’s obligations under any contract or agreement assigned to Agent or such Lender Party, and neither Agent nor any Lender Party shall ~~not~~ be responsible in any way for the performance by Loan Parties of any of the terms and conditions thereof.

4.18 Environmental Matters.

(a) Loan Parties shall ensure that the Controlled Real Property remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Controlled Real Property except as not prohibited by applicable law or appropriate governmental authorities.

(b) Loan Parties shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

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(c) Loan Parties shall (i) employ in connection with the use of the Controlled Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Controlled Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at the Controlled Real Property.

(d) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Controlled Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Controlled Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Controlled Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Controlled Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the “Authority”), then Borrower Representative shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its security interest in the Controlled Real Property and is not intended to create nor shall it create any obligation upon Agent with respect thereto.

(e) Loan Parties shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by any Loan Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between any Loan Party and the Authority regarding such claims to Agent until the claim is settled. Loan Parties shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Controlled Real Property that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Agent to protect Agent’s security interest in the Controlled Real Property and the Collateral.

(f) Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Controlled Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, within thirty (30) days after the Borrower Representative receives written notice from the Agent that it do so, Agent may, but without the obligation to do so, for the sole purpose of protecting Agent’s interest in Collateral: (A) give such notices or (B) enter onto the Controlled Real Property (or authorize third parties to enter onto the Controlled Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint. All reasonable costs and expenses incurred by Agent and (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Base Rate Loans constituting Revolving Advances shall be paid upon demand by Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

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(g) Promptly upon the written request of Agent from time to time, which may be made at any time following the discovery of any Hazardous Discharge or the filing of any Environmental Complaint, Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Controlled Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent. If such estimates, individually or in the aggregate, exceed the Materiality Threshold Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.

(h) Loan Parties shall defend and indemnify each Lender Party and hold each Lender Party, and its respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, suffered or incurred by such Lender Party under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Controlled Real Property, whether or not the same originates or emerges from the Controlled Real Property or any contiguous real estate, including any loss of value of the Controlled Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of a Lender Party. Loan Parties’ obligations under this Section shall arise upon the discovery of the presence of any Hazardous Substances at the Controlled Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.

4.19 No Other Financing Statements. Except as respects the financing statements filed by Agent and financing statements giving notice of otherwise Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

4.20 Intellectual Property. Loan Parties shall execute and deliver to Agent for the benefit of all Lender Parties, immediately, either (i) on the Original Closing Date with respect to any trademarks, patents or copyrights, registered, or to be registered, with the applicable Governmental Body as of the Original Closing Date, or (ii) upon the creation or acquisition by Loan Party of any trademarks, patents or copyrights, registered, or to be registered, with the applicable federal Governmental Body subsequent to the Original Closing Date, security agreements with respect thereto, in registrable form, each in form and substance satisfactory to Agent.

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4.21 Mortgages. Loan Parties shall execute and deliver to Agent for the benefit of all Lender Parties, either (i) on the Original Closing Date, with respect to all Controlled Real Property owned in fee simple by any Mortgagor Customer of an Eligible Mortgage Loan on the Original Closing Date, or (ii) immediately upon the acquisition in fee simple by any Mortgagor Customer of an Eligible Mortgage Loan of any Real Property subsequent to the Original Closing Date, an Assignment of Mortgage and Collateral Assignment with respect to such Real Property, together with such title insurance policies (mortgagee’s form), certified surveys, appraisals, and local counsel opinions with respect thereto and such other agreements, documents and instruments which Agent deems reasonably necessary or desirable, in form and substance satisfactory to Agent, including without limitation all terms set forth in the Funding Requirements.

4.22 Execution of Supplemental Instruments. Loan Parties shall execute and deliver to Agent from time to time, promptly upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

4.23 OFAC. Agent may, at its option, reject, refuse to accept or return any Collateral that Agent determines is, or may be, owed by, or due from, or belongs to, a Sanctioned Person.

5. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows:

5.1 Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s corporate (or other organizational) powers, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s Organic Documents or to the conduct of such Loan Party’s business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien (except Permitted Encumbrances) upon any asset of such Loan Party under the provisions of any Organic Document or other instrument to which such Loan Party or its property is a party or by which it may be bound.

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5.2 Formation and Qualification.

(a) Each Loan Party is duly organized and in good standing under the laws of the state or other jurisdiction listed on Schedule 5.2 and is not required to be qualified to do business in any other jurisdiction. Each Loan Party has delivered to Agent true and complete copies of its Organic Documents and will promptly notify Agent of any amendment or changes thereto.

(b) Each Loan Party’s identification number (if any) assigned to it by the appropriate Governmental Body of the state of its organization, if any, is set forth on Schedule 5.2.

(c) The Subsidiaries (if any) of each Loan Party as of the Closing Date are as set forth in Schedule 5.2.

(d) The Equity Interests of each Loan Party which are authorized, issued and outstanding on the Closing Date are set forth and described in Schedule 5.2.

(e) This Agreement is, and each Other Document executed by a Loan Party constitutes, the legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

5.3 Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.3. Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable, excepting therefrom, any such charges which are being contested by Loan Parties in good faith in appropriate proceedings after the posting of adequate reserves on the Loan Parties’ books to cover the costs thereof. Federal, state and local income tax returns of each Loan Party have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to the current Fiscal Year. The provision for taxes on the books of each Loan Party are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

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5.4 Financial Statements.

(a) The historical audited financial statements of Borrower on a consolidated basis for its most recently completed Fiscal Year, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the annual fiscal period ended on such date, all accompanied by reports thereon containing opinions without qualification by the Accountants, and the historical unaudited financial statements of Borrower on a consolidated basis for that portion of its current Fiscal Year ended with its most recently completed Fiscal Quarter and Fiscal Month for which financial statements have been reported and the related statements of income, changes in stockholder’s equity and changes in cash flow for the fiscal periods ended on such date, (collectively, the “Historical Financial Statements”), copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such Accountants have concurred) and present fairly in all material respects the financial position of the Borrower on a consolidated basis at such dates and the results of its operations for such periods. Since the last day of the Borrower’s most recently completed Fiscal Year, there has been no change in the condition, financial or otherwise, of Loan Parties as shown on the balance sheet of Borrower on a consolidated basis of such date and no change in the aggregate value of machinery, equipment and Real Property owned by them, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has had a Material Adverse Effect.

(b) The one year cash flow projections (presented on a monthly basis) of the Borrower on a consolidated basis and their projected balance sheets as of the Original Closing Date, furnished to Agent on the Original Closing Date (the “Projections”), were prepared by the chief financial officer of Borrower Representative, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ collective judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.

5.5 Name. No Loan Party has been known by any other organization name in the five (5) years preceding the Original Closing Date and does not sell Inventory under any other name nor has any Loan Party been the surviving organization of a merger or consolidation or acquired all or substantially all of the assets of any Person during the five (5) years preceding the Original Closing Date.

5.6 OSHA and Environmental Compliance.

(a) Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

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(c) ~~(i)~~(i) There are no visible signs, in any material amounts of releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party which do not comply in all material respects with all applicable Environmental Laws in respect thereof; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party; (iii) neither the Real Property nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present, in any material amounts on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

5.7 Solvency.

(a) The Projections are based on underlying assumptions which provide a reasonable basis for the Projections and which reflect the Loan Parties’ judgment, based on present circumstances, of a reasonably likely set of conditions and the Loan Parties’ reasonably likely course of action for the period projected.

(b) The Projections demonstrate that the Borrower on a consolidated basis will have sufficient cash flow to enable Borrower to pay its debts as they mature.

(c) Immediately following the execution of this Agreement and the consummation of the transactions contemplated hereby, (i) the assets of the Loan Parties, on a consolidated basis, at a fair valuation and at their present fair saleable value, will be in excess of the total amount of their liabilities (including contingent and unmatured liabilities), (ii) the Loan Parties will be able to pay their Indebtedness as it becomes due and (iii) the Borrower on a consolidated basis will not have unreasonably small capital to carry on its business.

(d) All material undisputed Indebtedness owing to third parties by the Loan Parties are current and not past due.

(e) This Agreement is, and all Other Documents will be, executed and delivered by the Loan Parties, as applicable, to Agent and Lenders in good faith and in exchange for reasonably equivalent value and fair consideration.

5.8 Litigation. Except as may be disclosed in Schedule 5.8, no Loan Party has to its knowledge, any pending or threatened litigation, arbitration, actions or proceedings which, if determined adversely to it, would be reasonably expected to have a Material Adverse Effect.

5.9 No Indebtedness. No Loan Party has any Indebtedness for borrowed funds on the Closing Date other than (i) the Obligations, (ii) Indebtedness disclosed on Schedule 5.9 and (iii) Indebtedness otherwise permitted under Section 7.9 hereof.

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5.10 No Violations. Except as may be disclosed on Schedule 5.10, no Loan Party is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect on Loan Party, nor is any Loan Party in violation of any order of any court, ~~governmental authority~~Governmental Body or arbitration board or tribunal.

5.11 Plans. No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan (or has assumed any liability in respect of any Plan) other than those (if any) listed on Schedule 5.11 hereto. Except as set forth in Schedule 5.11, (i) no Plan has incurred any “accumulated funding deficiency,” as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) no Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and no Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) no Loan Party or any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) no Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) no Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR §2615.3 has not been waived, (xi) no Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group, and (xii) no Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

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5.12 Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.12, are valid and have been duly registered or filed with all appropriate governmental authorities and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, trade name, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.12. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or which was lawfully acquired by such Loan Party from the proper and lawful owner thereof. Each of such items has been, or will be, maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all proprietary software developed and used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement.

5.13 Licenses and Permits. Each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.14 No Default of Indebtedness. No Loan Party is in default in the payment of the principal of or interest on any Indebtedness in excess of the Materiality Threshold in principal amount or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

5.15 No Other Defaults. No Loan Party is in default in the payment or performance of any of its contractual obligations in respect of any Material Agreement.

5.16 No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect on such Loan Party. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

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5.17 No Labor Disputes. No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence and no labor contract presently existing (if any) is scheduled to expire during the Term.

5.18 Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock,” as those terms are defined in Regulation U of such Board of Governors.

5.19 Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

5.20 Disclosure. No representation or warranty made by any Loan Party in this Agreement, or in any financial statement, report, certificate or any Other Document furnished in connection herewith, including without limitation the Perfection Certificate, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Loan Parties which Loan Parties have not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.21 No Conflicting Agreements or Orders. No provision of any Material Agreement or judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

5.22 Application of Certain Laws and Regulations. No Loan Party nor any Affiliate of any Loan Party is subject to any law which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

5.23 Business and Property of Loan Parties. Upon and after the Original Closing Date, Loan Parties do not propose to engage in any business other than business conducted by the Loan Parties on the Original Closing Date and activities necessary to conduct the foregoing. On the Original Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.

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5.24 Hedge Contracts. No Loan Party is party to any Hedge Contract, except a Permitted Hedge Contract.

5.25 Real Property. No Loan Party has any interest as owner or tenant in any Real Property except as disclosed on Schedule 5.25.

5.26 Deposit Accounts. No Loan Party has any Deposit Accounts, except as listed on Schedule 5.26.

5.27 Anti-Terrorism Laws. No Covered Entity (a) is a Sanctioned Person (b) has assets located in a Sanctioned County or in possession, custody or control of a Sanctioned Person, (c) derives revenue from investments in or transactions with Sanctioned Persons or Sanctioned Countries or (d) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

5.28 Brokers. No Loan Party has retained the services of any broker to assist such Loan Party in obtaining the benefits of this Agreement unless (i) such broker has been paid (or is paid on the Original Closing Date) the full amount due such broker in such regard, and (ii) such broker executes in favor of Agent a broker’s release and waiver letter in form and substance satisfactory to Agent on or prior to the Original Closing Date.

5.29 REIT Status. The Borrower qualifies as a REIT and is in compliance with all requirements and conditions imposed under the Code to allow it to maintain its status as a REIT.

6. AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1 Payment of Fees. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Account, Pledged Account or Concentration Account. Agent may, without making demand, charge Borrower’s Account for all such fees and expenses.

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6.2 Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, trade names, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and Material Agreements; (c) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on such Loan Party; and (d) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect.

6.3 Requirements of Law. Comply at all times, in all material respects, with all requirements of Law, and promptly notify Agent in writing of any violation by any Loan Party of any Law which violation could reasonably be expected to have a Material Adverse Effect.

6.4 Government Receivables. If requested by Agent to do so in respect of any Receivable at any time after a Default or Event of Default exists, regardless of amount, take all steps necessary to protect Agent’s interest in the Collateral under the Federal Assignment of Claims Act or other applicable state or local statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.5 Taxes. (a) file, prior to delinquency, all federal income, payroll and unemployment and other material tax returns which it is required to file; (b) pay, or provide for the payment, when due, of all income and franchise taxes, payroll taxes, value added taxes, assessments and other governmental charges against it or upon its property, income and franchises; (c) make all required withholding and other tax deposits, and establish adequate reserves in accordance with GAAP for the payment of all such items; and (d) provide to Agent, upon its request, satisfactory evidence of its timely compliance with the foregoing; provided, however, so long as the Borrower Representative has notified Agent in writing, no Loan Party need pay any such amount referred to in clause (b) above to the extent such amounts are being Properly Contested.

6.6 Execution of Supplemental Instruments. Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may reasonably request, in order that the full intent of this Agreement and the Other Documents may be carried into effect.

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6.7 Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, including any in respect of its Material Agreements, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Agent.

6.8 Standards of Financial Statements. Cause all financial statements referred to herein as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

6.9 Life Insurance. On the Original Closing Date, cause a “key person” term life insurance policy to be obtained and maintained thereafter for the term of this Agreement on the life of the Principal (and his or her successors in office, as the case may be) in the minimum amount of Five Hundred Thousand Dollars ($500,000), with Agent shown as beneficiary thereon and assignee thereof, such assignment to be in form and substance satisfactory to Agent, and to be accompanied by the original of the policy being assigned.

6.10 Anti-Terrorism Laws . Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Agent in writing upon the occurrence of a Reportable Compliance Event.

6.11 Post-Closing Matters. The Loan Parties shall complete the actions specified in Schedule 6.11 within the time periods specific therein, or such longer period of time or Agent may agree to in writing in its sole discretion.

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6.12 Servicing Agent. Borrower shall, subject to the terms and conditions herein set forth, act as servicing agent for Agent in connection with the Eligible Mortgage Loans, including performance of the following services:

(a) collect on a monthly basis all principal and interest due from each Mortgagor Customer under the Mortgage Notes and any other Mortgage Loan Document;

(b) collect any other revenue due in connection with the Mortgage Notes, and any other Mortgage Loan Document, and any other revenue due in connection with matters relating to any Real Property, including, without limitation, any rents, security deposits, additional rent, direct and indirect operating costs, tenant improvement charges, and any amounts due in connection with or as a result of any casualty or exercise of eminent domain;

(c) except as otherwise provided herein, instruct all Mortgagor Customers to remit all payments in respect of the Mortgage Notes to the Blocked Account in accordance with Section 4.14(d);

(d) cause each Mortgagor Customer to keep the Real Property owned by such Mortgagor Customer insured in accordance with Annex Two, Part 1;

(e) cause each Mortgagor Customer to pay on or before the date when due, any and all general and special city and county taxes of every kind and nature, any and all real estate and ad valorem taxes, personal property taxes, assessments, water rates, sewer rents, fines, impositions, levies, permits, inspection and license fees, all special assessments for public improvements (without permitting any improvement bond to be issued for special assessments) and all other charges now or hereafter levied or imposed upon or assessed against the Real Property owned by such Mortgagor Customer or any part thereof by any municipality or other governmental authority or upon the revenues, rents, issues, income and profits of such Real Property or arising in respect of the occupancy, use or possession thereof or the use of walks, chutes, areas and other space beyond the lot line of such Real Property and on or abutting the public sidewalks and/or highways in front or adjoining such Real Property or pursuant to any environmental protection act for the use of any furnace, compactors, incinerators, parking areas or for other matters covered by any such act, together with any penalties and interest on any of the foregoing (hereinafter collectively referred to as “Taxes”), and in the event of a default thereof, Agent may pay the same, which costs shall be secured by the Liens granted pursuant to this Agreement with interest thereon as herein provided. Borrower will repay all such costs upon demand. Borrower shall notify Agent immediately upon receipt by Borrower of any notice of increase in the assessed value of the Real Property, or any portion thereof, and agrees that Agent, in the name of any Mortgagor Customer, may (but shall not be obligated to) contest by appropriate proceedings such increase in assessment. Borrower agrees to notify Agent and the appropriate taxing authorities immediately upon the happening of any event which does or may affect the value of the Real Property, or any portion thereof, the basis of the Real Property, or any portion thereof, or the availability of any exemption to which Borrower is or may be entitled;

(f) notify Agent of any default by any Mortgagor Customer under the terms, covenants and conditions of any Mortgage Loan Collateral within five (5) days after the date Borrower discovers such default;

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(g) notify the appropriate Mortgagor Customer of any default under the terms of any Mortgage Loan Collateral in accordance with the terms of the applicable Mortgage Loan Documents, and otherwise communicate with such Mortgagor Customer on Agent’s behalf as and when required pursuant to the terms of such Mortgage Loan Documents. At Agent’s option, after the discovery of any default by a Mortgagor Customer, Borrower shall refer the matter to Agent’s attorneys, whereafter Borrower shall cooperate with said attorneys in connection therewith, including, without limitation, in connection with any action to foreclose on such defaulted Mortgage Loan Collateral;

(h) notify Agent of (1) any abandonment by a Mortgagor Customer of such Mortgaged Property or a closure of its business; (2) Borrower’s receipt of a notice from a Mortgagor Customer alleging that Agent is in default in the performance of its obligations under the Mortgage Loan Collateral or that any other right, entitlement, protection or condition for the benefit of a Mortgagor Customer is not being observed, performed or satisfied; (3) Borrower’s receipt of any notice of a proposed or threatened exercise of the right of eminent domain with respect to the Real Property or any portion thereof; and (4) any casualty, damage or injury to the Real Property or a portion thereof which could create a risk of a material, immediate diminution in the revenue earned by or generated from the Real Property;

(i) communicate with each Mortgagor Customer on all matters concerning such Mortgagor Customer’s Mortgage Loan Collateral and promptly forward to Agent upon its request copies of all notices, correspondence, bills, invoices, documents and instruments by or between each Mortgagor Customer or Borrower or otherwise received by Borrower with respect to the Mortgage Loan Collateral or the Real Property;

(j) cooperate and assist in any legal proceedings by or against Agent or any Lender with regard to the Mortgage Loan Collateral or the Real Property and involving third parties;

(k) following an event of a default by any Mortgagor Customer which is not timely cured within any applicable notice and cure period, promptly advise Agent thereof, and take such action as may be necessary or appropriate with respect to such default, including, without limitation, retaining counsel on Agent’s behalf, but at Borrower’s sole cost and expense, to foreclose the defaulting Mortgage Loan Collateral. Agent shall not be responsible for advancing the fees and disbursements of counsel in connection with any legal proceedings commenced in connection with the Mortgage Loan Collateral, but shall fully cooperate with and assist counsel in connection therewith;

(l) maintain and keep in good order separate, accurate and complete accounts and records (other than books of account maintained by Agent’s accountants) for Agent, and maintain orderly files containing records of interest and principal paid, insurance policies, leases and subleases, correspondence, receipted bills and vouchers, and all other documents and papers pertaining to the Mortgage Loan Collateral and the Real Property or the operation thereof;

(m) at Agent’s option, either audit and verify the accuracy of any statements and information required to be submitted by any Mortgagor Customer with respect to its Mortgage Loan Collateral or refer said matter to Agent’s accountants and cooperate with said accountants in the conduct of any such audit;

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(n) take service, if requested, for Agent of legal notices; advise Agent’s attorneys as promptly as possible of such service; advise Agent of the receipt of information concerning any claim of injury, damage or other liability against Agent or any Lender and, to the extent available, other relevant information concerning such claim; and provide copies of all relevant legal papers to Agent’s attorneys. Borrower will give notice of claims and forward documents to Agent’s insurance carrier whenever appropriate, and furnish Agent with copies of insurance claims made against or on behalf of Agent; and

(o) generally, do all things reasonably deemed necessary or desirable for the proper servicing of Mortgage Loan Collateral.

6.13 Servicing.

(a) Each Loan Party covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with the Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Obligations have been paid in full or (iii) the transfer of servicing approved by the Loan Parties.

(b) If the Mortgage Loans are serviced by the Loan Parties, (i) the Loan Parties agree that the Agent is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the “Servicing Records”), and (ii) the Loan Parties grant the Agent a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of the Loan Parties or their designee to service in conformity with this Section and any other obligation of the Loan Parties to the Agent. The Loan Parties covenant to safeguard such Servicing Records and to deliver them promptly to the Agent or its designee at the Agent’s request.

(c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the “Servicer”), the Loan Parties (i) shall provide a copy of the servicing agreement to the Agent, which shall be in form and substance acceptable to the Agent (the “Servicing Agreement”), and (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit C hereto (a “Servicer Notice”) and shall cause the Servicer to acknowledge and agree to the same. Any successor or assignee of a Servicer shall be approved in writing by the Agent and shall acknowledge and agree to a Servicer Notice prior to such successor’s assumption of servicing obligations with respect to the Mortgage Loans.

(d) If the servicer of the Mortgage Loans is a Loan Party or the Servicer is an Affiliate of a Loan Party, such Loan Party shall provide to the Agent a letter from such Loan Party or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Agent may terminate any Servicing Agreement and in any event transfer servicing to the Agent’s designee, at no cost or expense to the Agent, it being agreed that the Loan Parties will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Agent.

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(e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Agent, the Loan Parties will have no right to modify or alter the terms of such Mortgage Loan and the Loan Parties will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided herein.

(f) In the event the Loan Parties or their Affiliate are servicing the Mortgage Loans, the Loan Parties shall permit the Agent from time to time to inspect the Loan Parties’ or their Affiliates’ servicing facilities, as the case may be, for the purpose of satisfying the Agent that the Loan Parties or their Affiliates, as the case may be, has the ability to service the Mortgage Loans as provided in this Agreement.

6.14 Termination of Servicing Duties. At any time following an Event of Default, Agent may elect to discontinue a Loan Party’s duties pursuant to Section 6.13 of this Agreement. Following any such election by Agent, Agent shall designate and retain a subsidiary, affiliate or agent of Agent (“Agent’s Designee”) to perform said duties. Promptly after being discharged of its duties in accordance with the terms of this Section 6.14, such Loan Party shall forward to Agent or Agent’s Designee any amounts then being held by any Loan Party in connection with the Mortgage Loan Collateral or the Real Property.

6.15 Agent Communications. As long as there is no Event of Default, (a) Agent shall permit Loan Parties to communicate with the Mortgagor Customers on Agent’s behalf on all matters concerning the Mortgage Loan Collateral and the Real Property, and (b) if Agent requests or requires additional information or communication with any Mortgagor Customer, Agent shall forward a request for same to Borrower Representative who shall then use its best efforts to obtain such information or forward such communication to such Mortgagor Customer. Following an Event of Default, Agent, at its sole option, may communicate directly with any Mortgagor Customer on any and all matters concerning the Mortgage Loan Collateral.

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6.16 Periodic Due Diligence Review. The Loan Parties acknowledge that the Agent has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Loan Parties agree that upon reasonable (but no less than one (1) Business Day’s) prior notice to the Borrower Representative, the Agent or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Loan Parties. The Loan Parties also shall make available to the Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Loan Parties acknowledge that the Agent may make Loans to the Loan Parties based solely upon the information provided by the Loan Parties to the Agent and the representations, warranties and covenants contained herein, and that the Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Agent may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Loan Parties agree to cooperate with the Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Loan Parties. The Loan Parties further agree that the Loan Parties shall reimburse the Agent for any and all out-of-pocket costs and expenses incurred by the Agent in connection with the Agent’s activities pursuant to this Section 6.16, provided that Loan Parties shall not be responsible to reimburse Agent with respect to more than four (4) such inspections per calendar year unless a Default or Event of Default shall have occurred.

6.17 REIT Status. The Borrower shall at all times maintain its status as a REIT.

~~6.18 Additional Mortgage Loans. Borrower shall at all times pledge to Agent Additional Mortgage Loans having a Collateral Value of not less than $2,500,000, which Additional Mortgage Loans shall (i) be held as Collateral for the Obligations, (ii) not be part of the Borrowing Base and (iii) qualify as Eligible Mortgage Loans except that, notwithstanding Section (u) of Annex Two of this Agreement, the stated maturity of Additional Mortgage Loans may not exceed thirty-six (36) months from the origination of thereof. All Additional Mortgage Loans shall otherwise be satisfactory to Agent in its sole discretion.~~

7. NEGATIVE COVENANTS.

Subsequent to the Original Closing Date, no Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, until satisfaction in full of the Obligations and termination of this Agreement:

7.1 Merger, Consolidation and Acquisitions. Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except that, to the extent multiple Loan Parties exist at any time, so long as Borrower Representative gives Agent at least thirty (30) days advance written notice to such effect, (i) any Loan Party may merge into, or consolidate with, any other Loan Party, so long as a Loan Party is the survivor of such merger or consolidation, (ii) any Loan Party may acquire all or any substantial portion of the assets or Equity Interests of any other Loan Party.

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7.2 Sales of Assets. Sell, lease, transfer or otherwise dispose of any of its properties or assets, including any Collateral except as permitted in Section 4.3 or Section 7.11 (as amended hereby) hereof.

7.3 Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

7.4 Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to the Agent, the Bank or the Agent in connection with this Agreement and the transactions contemplated herein) except (a) guarantees made in the Ordinary Course of Business up to an aggregate amount not exceeding the Materiality Threshold; (b) the endorsement of checks for collection in the Ordinary Course of Business; (c) guarantees made by one Loan Party of the Obligations of another Loan Party or Loan Parties, and (d) the Permitted Bond Subsidiary Guaranty.

7.5 Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, including, without limitation the acquisition of all, or substantially all, or any material portion of the assets or Equity Interests of a Person or the assets of (a) any division or line of business of a Person and (b) any partnership or joint venture; provided, however, in Agent’s sole and absolute discretion and so long as (i) there does not exist a Default or Event of Default or a Default or Event of Default would not result therefrom and (ii) such investment is made by no later than April 30, 2016, Borrower may make a one-time investment of up to $2,000,000 (whether in cash or in other property) in the Bond Subsidiary to consummate a Permitted Bond Transaction (a “Permitted Bond Subsidiary Investment”).

7.6 Loans. Make advances, loans or extensions of credit to any Person, including particularly, but without limitation, to any Subsidiary or any other Affiliate, except (i) loans made to Mortgagor Customers of Eligible Mortgage Loans in the Ordinary Course of Business, (ii) Designated Mortgage Loans described on Schedule 7.3(a) and in effect on the Original Closing Date, and (iii) Designated Participation Loans described on Schedule 7.3(b) and in effect on the Original Closing Date.

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7.7 Dividends. Declare, pay or make any dividend or distribution on any shares of Equity Interests of any Loan Party (other than dividends or distributions payable in its Equity Interests, or split-ups or reclassifications of its Equity Interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interests, or of any options to purchase or acquire any Equity Interests of any Loan Party; provided, however, so long as there does not exist a Default or Event of Default, or a Default or Event of Default would not result therefrom, (a) any Subsidiary of a Borrower may pay dividends or make other distributions to such Borrower, (b) Borrower may make a one-time distribution in connection a Permitted Bond Subsidiary Transaction, (c) Borrower may make cash distributions to its equity holders on a quarterly basis, so long as (i) Borrower’s average Undrawn Availability for the immediately preceding ninety (90) days is not less than $500,000, and (ii) after giving effect to such distribution and any Revolving ~~Loans~~Advances funded in connection therewith, Borrower shall have a minimum pro forma Undrawn Availability as of the date of consummation of such distribution and on an average basis for the ninety (90) days immediately thereafter of not less than $500,000, and (d) in a given Fiscal Year, Borrower may apply funds in an amount not to exceed ten percent (10%) of its annual net income for the prior Fiscal Year to repurchase, redeem or otherwise retire its Equity Interests (“Permitted Equity Interests Repurchase”).

7.8 [Reserved].

7.9 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of commercial trade debt incurred in the Ordinary Course of Business) except in respect of (i) Indebtedness to Lenders; (ii) Permitted Subordinated Debt; (iii) the Existing Loans, pending their full payment on the Original Closing Date; (iv) Permitted Hedge Contracts; (v) Indebtedness of the Bond Subsidiary under a Permitted Bond Transaction governed by Permitted Bond Transaction Documentation and (vi) purchase money Indebtedness incurred for Capital Expenditures otherwise permitted to be made under this Agreement.

7.10 Nature of Business. Substantially change the nature of the business in which it is engaged, on the Original Closing Date, or, except as otherwise specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

7.11 Transactions with Affiliates. Except as set forth on Schedule 7.11 hereto, directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (i) transactions which do not exceed the Materiality Threshold, individually or collectively, (ii) other transactions, in excess of the Materiality Threshold, individually or collectively, which occur in the Ordinary Course of Business, on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, and which have been fully disclosed to Agent, (iii) transactions described in, and governed by, Section 7.5 or 7.7 hereof (as to which neither of clauses (i) or (ii) of this Section 7.11 shall be applicable) (iv) Designated Mortgage Loans or Designated Participation Loans in existence on the Original Closing Date, (v) sales by Borrower of Mortgage Notes and assignment of the associated Mortgage Loans and other Mortgage Loan Documents to Bond Subsidiary, provided, that, (A) each such sale shall be at the then current outstanding principal amount of the Mortgage Note, (B) all proceeds received by Borrower in respect of such sales shall be applied in repayment of the outstanding Revolving Advances, and (C) both before and after giving effect to each such transaction, no Default or Event of Default shall have occurred and be continuing (the conditions listed in Section 7.11(v)(A) through (C), collectively referred to as the “Sale Conditions”), and (vi) exchanges between Borrower and Bond Subsidiary of Mortgage Notes and associated Mortgage Loans and other Mortgage Loan Documents, provided, that (A) each such exchange is on a dollar for dollar basis, (B) the aggregate outstanding principal amount owing on all Mortgage Notes exchanged by Borrower during any Fiscal Year shall not exceed $1,000,000; provided, that, in the event the aggregate outstanding principal amount owing on all Mortgage Notes exchanged by Borrower during any Fiscal Year is less than $1,000,000, then one hundred percent (100%) of the unused amount (the “Carryover Amount”) may be carried over and used in the immediately succeeding Fiscal Year; provided, further, that any Carryover Amount shall be deemed to be the first amount exchanged in such succeeding Fiscal Year, (C) the aggregate outstanding principal amount owing on all Mortgage Notes exchanged by Borrower during the Term shall not exceed $1,250,000, (D) after the exchange, the sum of (i) the Borrowing Base, minus (ii) the sum of the outstanding amount of Revolving Advances, plus (iii) all amounts due and owing to Loan Parties’ trade creditors which are outstanding beyond normal trade terms, plus (iv) all fees and expenses for which Loan Parties are liable hereunder but which have not been paid or charged to Borrower’s Account shall be greater than $1,000,000, and (E) both before and after giving effect to each such transaction, no Default or Event of Default shall have occurred and be continuing (the conditions listed in Section 7.11(vi)(A) through (E), collectively referred to as the “Exchange Conditions”).

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7.12 Leases. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 8.5 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed the Materiality Threshold in any one Fiscal Year of Loan Parties.

7.13 Subsidiaries. Either: (a) create or acquire any Subsidiary; (b) enter into any partnership, joint venture or similar arrangement; or (c) dispose of any Equity Interests of any Subsidiary; provided, however so long as no Default or Event of Default shall have occurred or would result therefrom and subject to the satisfaction of such additional requirements as Agent may establish in its sole and absolute discretion, Borrower may create the Bond Subsidiary in connection with a Permitted Bond Transaction. Without limitation of the foregoing, if and to the extent any Subsidiary is created or acquired hereafter with Agent’s prior written consent, then, as a condition to such consent becoming effective, each such Subsidiary (other than the Bond Subsidiary), must be joined as a Loan Party hereunder (either as a borrower or a Guarantor, as determined by Agent), on terms satisfactory to Agent. MBC Funding-1, Inc., a New York corporation, is and shall remain inactive, shall have no material assets or business operations, and shall be dissolved by not later than May 31, 2015.

7.14 Fiscal Year and Accounting Changes. Change its Fiscal Year from that in use on the Original Closing Date or make any significant change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.15 Pledge of Credit. Pledge (or purport to pledge) Agent’s credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business as conducted on the Original Closing Date.

7.16 Amendment of Documents. Amend, modify or waive any term or provision of its Organic Documents or any Material Agreement, unless (i) required by law to do so or (ii) such amendment, modification or waiver does not cause any contravention of, or conflict with, any material term or condition of this Agreement and would not otherwise reasonably be expected to have a Material Adverse Effect.

7.17 Compliance with ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.11(d), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.11, (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

7.18 Prepayment of Indebtedness. Except as permitted in Section 7.19 hereof, at any time, directly or indirectly, either (i) prepay any Indebtedness (other than to Agent or Bank), or (ii) prior to its stated maturity, repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party or any Subsidiary of any Loan Party.

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7.19 Payment of Subordinated Debt. At any time, directly or indirectly pay the principal of, interest on or any other charge or fee in respect of any Permitted Subordinated Debt then outstanding except as expressly permitted by the Subordination Agreement applicable thereto.

7.20 Deposit Accounts. Open any Deposit Account unless a Blocked Account Agreement or Pledged Account Agreement, as appropriate, is first executed in respect thereof.

7.21 [Reserved].

7.22 Limitations on Release of Mortgagor Customers. Borrower shall not, without the prior written consent of Agent, do any of the following: (i) release any Mortgagor Customer, or any guarantor of a Mortgage Loan from any liability to Borrower under any Mortgage Loan Documents other than in connection with a full repayment of such Mortgage Loan; (ii) release any collateral securing any Mortgage Loan other than in connection with a full repayment of such Mortgage Loan; or (iii) subordinate any obligation owing to Borrower or any Lien granted to Borrower, under any Mortgage Loan. Borrower recognizes and agrees that any such release or subordination by Borrower (even if not consented to by Borrower) shall automatically deem the subject Mortgage Loan ineligible for borrowing purposes. Borrower shall provide Agent with at least five (5) Business Days prior written notice of any such release or subordination.

7.23 Underwriting Guidelines. Loan Parties shall not modify its Underwriting Guidelines without the prior written consent of Agent.

7.24 Long Term Mortgages. Loan Parties shall not permit Mortgage Loans (which, for the avoidance of doubt, are held by Loan Parties and not sold to Bond Subsidiary) that are outstanding more than twenty-four (24) months after their Origination Date to comprise more than seventeen and one half percent (17.5%) of Loan Parties’ total portfolio of Mortgage Loans at any time.

8. FINANCIAL COVENANTS.

Loan Parties shall, until payment in full of the Obligations and termination of this Agreement comply with financial covenants set forth in Section 8.1 through 8.3 below:

8.1 Controlling Definitions. As used in this Article ~~VIII~~8:

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“Capital Expenditures” shall mean all expenditures (or commitments to make expenditures) of Borrower on a consolidated basis for fixed or capital assets (including any made or committed to be made pursuant to capitalized leases) which, in accordance with GAAP, constitute capital expenditures in the period made.

“Capitalized Lease Obligations” shall mean any Indebtedness of Borrower on a consolidated basis represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“EBITDA” shall mean, for any fiscal period the sum of (i) net income (or loss) of Borrower on a consolidated basis (as applicable) for such period (excluding extraordinary gains and losses), plus (ii) to the extent deducted in determining such net income (or loss) of Borrower on a consolidated basis, the following: (A) all interest expense of Borrower on a consolidated basis for such period; and (B) all charges against income of Borrower on a consolidated basis for such period for federal, state and local taxes actually paid; (C) depreciation expenses of Borrower on a consolidated basis for such period; and (D) amortization expenses of Borrower on a consolidated basis for such period.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any applicable Test Period of Borrower on a consolidated basis, the ratio of (a) EBITDA for such Test Period, minus any Unfinanced Capital Expenditures made during such period, minus distributions, dividends and any Permitted Equity Interests Repurchase, minus all charges against income of Borrower on a consolidated basis for such period for federal, state and local income taxes actually paid during such period to (b) Fixed Charges for such Test Period.

“Fixed Charges” shall mean and include, with respect to any applicable fiscal period of Borrower on a consolidated basis, the sum of (i) all scheduled payments (excluding mandatory prepayments) of principal made on Funded Indebtedness of Borrower on a consolidated basis outstanding during such period (excluding Revolving Advances), plus (ii) all interest expense of Borrower on a consolidated basis (including Revolving Advances) during such period, plus (iii) all capitalized lease payments of Borrower on a consolidated basis made during such period.

“Funded Indebtedness” shall mean (with duplication) all Indebtedness: (i) for money borrowed, including the Advances, (ii) which is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) for the deferred payment for a term of one (1) year or more of the purchase price of any asset, (iv) consisting of Capitalized Lease Obligations, (v) consisting of reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (vi) consisting of guaranties of any Indebtedness described in clauses (i) through (vi) hereof owing by another Person.

“Leverage Ratio” shall mean, as at any particular date, the ratio of (a) Funded Indebtedness of Borrower on a consolidated basis determined in accordance with GAAP, to (b) EBITDA the twelve (12) Fiscal Months then ended.

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“Net Worth” shall mean, at a particular date, (a) the aggregate amount of all assets of Borrower on a consolidated basis as may properly be classified as such in accordance with GAAP, less (b) the aggregate amount of all liabilities of the Borrower on a consolidated basis as may properly be classified as such in accordance with GAAP.

“Senior Debt” shall mean the Obligations.

“Senior Debt to Tangible Net Worth Ratio” shall mean, as of any date of determination, the ratio of (a) the Senior Debt on such date, to (b) Tangible Net Worth of Borrower on a consolidated basis.

“Tangible Net Worth” shall mean at a particular date, Net Worth less the sum of the following on such date: (i) all “intangible assets” of the Borrower on a consolidated basis as may be properly classified as such in accordance with GAAP, and (ii) the aggregate amount of all Indebtedness owed to Borrower (or any of them) by any of its Affiliates.

“Test Period” shall mean each twelve (12) month period ending at the end of each Fiscal Month or such other period as specified in the Agreement.

“Unfinanced Capital Expenditures” shall mean Capital Expenditures not financed by the incurrence of purchase money Indebtedness permitted to be incurred pursuant to Section 7.8.

8.2 Fixed Charge Coverage Ratio. Maintain a Fixed Charge Coverage Ratio as of the end of each Fiscal Quarter for the Test Period then ended, beginning with the Fiscal Quarter ending March 31, 2015 of not less than (i) 1.25 to 1 prior to the payment of any dividend and (ii) 1.0 to 1 on a pro forma basis after giving effect to (x) any dividends and (y) (A) an addback to EBITDA of distributions in an amount not to exceed $300,000 if pro forma Undrawn Availability is greater than $1,000,000 but less than $2,500,000 or (B) an addback to EBITDA of distributions in an amount not to exceed

$600,000 if pro forma Undrawn Availability is greater than or equal to $2,500,000.

8.3 Senior Debt to Tangible Net Worth Ratio. Fail to maintain at the end of each Fiscal Quarter, beginning with the Fiscal Quarter ending March 31, 2015, a Senior Debt to Tangible Net Worth Ratio of not more than 2.50 to 1.

9. CONDITIONS PRECEDENT.

9.1 Conditions to the Initial Advance. The agreement of Agent to make the Initial Advance requested to be made on the Original Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent (in addition to, and cumulative with, any such conditions precedent set forth and described in the Commitment Letter relative hereto):

(a) Loan Documents. Agent shall have received this Agreement (including all Schedules and Exhibits), the Notes and any Other Documents to which Loan Parties, or a Loan Party are parties, duly executed and delivered by a Designated Officer of each applicable Loan Party;

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(b) Filings, Registrations, Recordings and Searches. (i) Each document (including, without limitation, any Uniform Commercial Code financing statement) required by this Agreement, any Other Document, under applicable law or otherwise as reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (ii) the Agent shall also have received UCC, tax and judgment lien searches with respect to each Loan Party in such jurisdictions as Agent shall require, and the results of such searches shall be satisfactory to Agent; and (iii) Agent shall have received from Borrower Representative, for each Loan Party, a perfection certificate, the form of which shall be supplied by Agent to Borrower Representative prior to the Original Closing Date;

(c) Secretary’s Certificates. Agent shall have received a certificate of the Secretary (or Assistant Secretary) of each Loan Party, dated the Original Closing Date, in form and substance acceptable to Agent, certifying as to (i) the incumbency and signature of the officers (or other representatives) of each Loan Party executing this Agreement and any Other Documents, and (ii) the authorizations by the board of directors (or other governing body) of such Loan Party to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the Other Documents; and including therewith copies of the Organic Documents of such Loan Party as in effect on the Original Closing Date;

(d) Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Original Closing Date, issued by the secretary of state or other appropriate official of each Loan Party’s jurisdiction of organization and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification;

(e) Legal Opinion. Agent shall have received the executed legal opinion of legal counsel to the Loan Parties, in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and all Other Documents such as Agent may reasonably require, and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent;

(f) No Litigation. (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the officers or directors of any Loan Party (A) in connection with the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

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(g) Material Agreements. Agent shall have reviewed all Material Agreements and been satisfied therewith, in its sole credit judgment;

(h) Collateral Examination. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles, Real Property, Leasehold Interest, and Equipment of each Loan Party and all books and records in connection therewith;

(i) Fees. Agent shall have received all fees and expenses payable to Agent and/or Lenders on or prior to the Original Closing Date pursuant hereto or under any Other Document;

(j) Financial Statements. Agent shall have received copies of the Projections and copies of the Historical Financial Statements, each of which shall be satisfactory in all respects to Agent;

(k) Insurance. Agent shall have received in form and substance satisfactory to Agent, (i) evidence that adequate insurance, including, without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Loan Parties’ insurance broker containing such information regarding Loan Parties’ casualty and liability insurance policies as Agent shall request and naming Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and

(iii) loss payable endorsements issued by Loan Parties’ insurer naming Agent as lenders loss payee and mortgagee, as applicable;

(l) Life Insurance. Agent shall have received from Borrower Representative an assignment of life insurance on the life of the Principal in accordance with Section 6.9, such assignment to be in form and substance satisfactory to Agent and to be accompanied by the original of the policy being assigned;

(m) Blocked Accounts. Agent shall have received duly executed agreements establishing the Concentration Account and any Blocked Accounts to the extent required under Section 4.14 to be delivered on the Original Closing Date;

(n) Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

(o) No Adverse Material Change. Since February 31, 2013 there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect on any Loan Party or any Subsidiary and no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

(p) Landlord’s Agreements, Etc. Unless Agent otherwise has agreed to waive such requirement in one or more instances (and impose reserves with the Borrowing Base in regard thereto), Agent shall have received waivers or related agreements satisfactory to Agent with respect to all premises leased by, licensed to or otherwise used by Loan Parties at which Inventory or Equipment is located or in which Inventory is otherwise being processed, finished or stored, such waivers or related agreements to be in form and substance satisfactory to Agent;

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(q) Pledge Agreements. Agent shall have received a pledge agreement from Borrower in respect of the Equity Interests of each Subsidiary owned by it (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of such Equity Interests), in form and substance satisfactory to Agent (the “Subsidiary Pledge Agreement”;

(r) Intellectual Property. To the extent any Loan Party owns any trademarks or patents (or applications therefor) which are registered with the United States Patent and Trademark Office, or any copyrights (or applications therefore) which are registered with the United States Copyright Office, such Loan Party shall have executed in favor of Agent and Intellectual Property, Security Agreement, in form and substance satisfactory to Agent;

(s) Closing Certificate. Agent shall have received a closing certificate signed by a Designated Officer of each Loan Party dated the Original Closing Date, in form and substance satisfactory to Agent, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) Loan Parties are on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date, no Default or Event of Default has occurred or is continuing;

(t) Undrawn Availability at Closing. Agent shall have received evidence satisfactory to it to the effect that after giving effect to the making of the Initial Advances hereunder, Borrower shall have on the Original Closing Date Undrawn Availability of at least One Million Dollars ($1,000,000), it being agreed that such requirement shall only apply on the Original Closing Date and not thereafter;

(u) Additional Mortgage Loans. Borrower shall have pledged to Agent on the Original Closing Date Eligible Mortgage Loans having a Collateral Value of not less than

$2,500,000 (the “Additional Mortgage Loans”), which Additional Mortgage Loans shall be maintained as Collateral for the Obligations but shall not be part of the Borrowing Base;

(v) Cash Collateral. Agent shall have received cash collateral in the sum of not less than $500,000, to be held pursuant to a cash collateral agreement in form and substance satisfactory to Agent.

(w) Existing Loans. The Existing Lender shall have issued a payoff letter in respect of the Existing Loans, to be in form and substance satisfactory to Agent, pursuant to which it shall have agreed to release all existing Lender Liens upon receipt of full payment of the Existing Loan on the Original Closing Date;

(x) Guaranty. Agent shall have received from the Guaranties, in form and substance satisfactory to Agent, from the Principal;

(y) Corporate and Legal Structure. Agent shall be satisfied with the corporate and legal structure and capitalization of Borrower and its Subsidiaries;

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(z) Long Term Indebtedness. Agent shall be reasonably satisfied with the terms and conditions of any existing long-term Indebtedness of the Loan Parties and Guarantors to remain outstanding after the Original Closing Date, and to the extent requested by Agent, each holder of such long-term Indebtedness shall have entered into a Subordination Agreement with Agent;

(aa) Computer Information Systems. Agent shall be satisfied with Loan Parties’ computer information systems and Loan Parties’ ability to report information to Agent regarding the Collateral and Loan Parties’ financial condition; and

(bb) All Other Matters. Agent shall have received all Other Documents which Agent determines to be necessary to consummate the transactions contemplated to occur on or after the Original Closing Date pursuant to this Agreement, and all corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated herein shall be satisfactory in form and substance to Agent and its legal counsel.

9.2 Conditions to Each Advance. The agreement of Agent or any Lender to make any Advance requested to be made on any date (including, without limitation, the Initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document (including without limitation those made in Annex Two hereto) to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;

(b) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date and, in the case of the initial Advance, after giving effect to the consummation of the transactions contemplated hereby; provided, however that Agent and Lenders, in their sole and absolute discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;

(c) Maximum Revolving Advances. In the case of any Revolving Advance requested to be made, after giving effect thereto, the aggregate amount of all Revolving Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof; and

(d) Funding Requirements. As to each Revolving Advance made, the Funding Requirements shall have been completely fulfilled. Each request for an Advance by any Loan Party hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

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9.3 Conditions of Effectiveness of Amendment and Restatement. This Agreement shall become effective when Agent shall have received:

(a) a copy of this Agreement executed by each Loan Party, Flushing Bank and Agent with one original executed copy of this Agreement to be promptly delivered by Loan Parties to Agent;

(b) an executed copy of a Revolving Credit Note, dated of even date herewith, in the principal amount of $5,000,000 issued by Borrower to the order of Flushing Bank, with one original executed copy to be promptly delivered by Borrower to Agent;

(c) an executed copy of the Amended and Restated Guaranty, dated of even date herewith, made by Principal in favor of Agent and Lenders, with one original executed copy to be promptly delivered by Borrower to Agent;

(d) an executed copy of the Fee Letter between Borrower and Agent, dated of even date herewith, with one original executed copy to be promptly delivered by Borrower to Agent, and the payment of all fees set forth therein;

(e) a certificate of the Secretary (or Assistant Secretary) of Borrower, dated the Closing Date, in form and substance acceptable to Agent, certifying as to (i) the incumbency and signature of the officers (or other representatives) of the Borrower executing this Agreement and any Other Documents, and (ii) the authorizations by the board of directors (or other governing body) of Borrower to such officers or other representatives to enter into and carry out such transactions as are contemplated pursuant to this Agreement and the Other Documents; and including therewith copies of the Organic Documents of such Loan Party as in effect on the Closing Date;

(f) good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the secretary of state or other appropriate official of each Loan Party’s jurisdiction of organization and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification and where failure to be so qualified could reasonably be expected to have a Material Adverse Effect; and

(g) reimbursement for all fees and expenses of Agent’s counsel.

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10. INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, until satisfaction in full of the Obligations and the termination of this Agreement:

10.1 ~~Disclosure of Material Matters~~. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Mortgagor Customer or other obligor.

10.2 Schedules. Deliver to Agent on or before the fifteenth (15th) day of each calendar month as and for the prior month (a) Receivables agings, and (b) accounts payable agings. In addition, each Loan Party will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of each Mortgagor Customer’s invoices, and (iii) such further schedules, documents and/or information regarding the Collateral as Agent, in its sole credit judgment, may require including, without limitation, trial balances and test verifications. Agent shall also have the right to confirm and verify all Receivables by any manner and through any medium it considers commercially advisable and do whatever it may deem commercially necessary to protect its interests hereunder. The items to be provided under this Section shall be in form satisfactory to Agent and executed by the Borrower Representative and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral.

10.3 Environmental Compliance Certificate. Furnish Agent, at its request from time to time, with a certificate signed by a Designated Officer of Borrower Representative stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Loan Party will implement in order to achieve full compliance.

10.4 Litigation. Promptly notify Agent in writing of (i) any Commercial Tort Claim arising in a Loan Party’s favor subsequent to the Original Closing Date or (ii) any litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on any Loan Party.

10.5 Material Occurrences. Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party in respect of any Indebtedness which, individually or when aggregated, exceeds the Materiality Threshold which could reasonably be expected to result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; (e) the termination (or receipt of notice of pending termination) of any Material Agreement; and (f) any other development in the business or affairs of any Loan Party which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action that Loan Parties propose to take with respect thereto.

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10.6 [Reserved].

10.7 Annual Financial Statements. Furnish Agent within ninety (90) days after the end of each Fiscal Year of Borrower, financial statements of Borrower on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Agent (the “Accountants”). The report of the Accountants shall, if requested by the Agent, be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any ~~related agreement~~Other Document or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by the Financial Covenants. In addition, the reports shall be accompanied by a certificate of a Designated Officer of the Borrower Representative which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by the Financial Covenants.

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10.8 Quarterly Financial Statements. Furnish Agent within forty five (45) days after the end of each Fiscal Quarter, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders’ equity and cash flow of Borrower reflecting results of operations from the beginning of the Fiscal Year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices but in accordance with GAAP and complete and correct in all material respects, subject to normal year-end adjustments (together with comparative reports for the corresponding period(s) in the prior Fiscal Year and for the projected reports for the current Fiscal Year required under Section 10.13). The reports shall be accompanied by a certificate signed by a Designated Officer of the Borrower Representative, substantially in the form of Exhibit 10.8 (a “Compliance Certificate”), which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower’s compliance with the requirements or restrictions imposed by the Financial Covenants.

10.9 [Reserved].

10.10 Borrowing Base Certificate. Deliver to Agent a certificate of a Designated Officer of Borrower Representative (a “Borrowing Base Certificate”) in the form of Exhibit 10.10 hereto or in such other form as maybe required or approved by Agent from time to time, which shall state Borrower’s Borrowing Base as of the date thereof (including a calculation of such Borrowing Base). This Borrowing Base Certificate shall be delivered monthly, by the second Business Day of each calendar month, as of the last Business Day of the preceding calendar month, and shall be supplemented by a monthly reconciliation to the financial statements of Borrower for such Fiscal Month delivered pursuant to Section 10.9, with each such reconciliation to be delivered coincident with the delivery of such financial statements pursuant to said Section 10.9, and to be in form satisfactory to Agent, which shall include a reconciliation and “roll forward” from the prior month’s reporting thereof pursuant to Section 10.2.

10.11 Other Reports. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party shall send to the owners of its Equity Interests generally or filed with the Securities and Exchange Commission or any other ~~Government Authority~~Governmental Body.

10.12 Additional Information. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without limitation and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party’s opening or establishing of any new Collateral Location or any Loan Party’s closing of any existing Collateral Location, and (c) promptly upon any Loan Party’s learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

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10.13 Projected Operating Budget. Furnish Agent, no later than thirty (30) days prior to the beginning of each Borrower’s Fiscal Years, commencing with its first Fiscal Year ending after the Original Closing Date, the following projections, on a month-to-month basis for such Fiscal Year, for Borrower and its Subsidiaries, on a consolidated and consolidating basis, to-wit operating budget, balance sheet, income statement, statement of cash flow, Financial Covenant compliance (including projected amounts of all financial components used in determining compliance) and borrowing availability, such projections to be accompanied by a certificate signed by a Designated Officer of the Borrower Representative to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

10.14 ~~Reserved~~Beneficial Ownership. Promptly upon obtaining knowledge thereof, notify Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification.

10.15 Notice of Suits, Adverse Events. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Agent, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

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10.16 ERISA Notices and Requests. Furnish Agent with immediate written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

10.17 Intellectual Property. Notify Agent promptly if, subsequent to the Original Closing Date, any Loan Party applies for, or acquires, any patent, trademark or copyright registered (or registrable) under the federal law, and execute and deliver to Agent, upon request, such documents and agreements as Agent may request to evidence, confirm or perfect Agent’s Lien on and security interest in such Collateral.

10.18 Additional Documents. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

10.19 Mortgage File Reports. On the fifteenth (15th) day of each calendar month, the Borrower shall provide the Agent with a report with respect to each Mortgage File, which report shall include, among other items, (a) a summary of each Loan Party’s delinquency and loss experience and payment history with respect to all Mortgage Loans pledged to Agent, plus any such additional reports as the Agent may reasonably request with respect to each Loan Party’s or any servicer’s servicing portfolio or pending originations of Mortgage Loans and (b) any other information reasonably requested by Agent with respect to the Mortgage Loans.

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11. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

11.1 Obligations.

Failure by any Loan Party to pay any Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;

11.2 Misrepresentations. Any representation or warranty of any material fact, circumstance or condition made or deemed made by any Loan Party in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made (other than the representations and warranties set forth in Annex Two, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless (i) the Loan Parties shall have made any such representations and warranties with knowledge that they were false or misleading at the time made or (ii) any such representations and warranties have been determined by the Agent in its sole discretion to be false or misleading on a regular basis);

11.3 Financial Information. Failure by any Loan Party to (i) furnish financial information required by Sections 10.2, 10.7, 10.8 and 10.10 when due (ii) any other information when requested pursuant hereto which is unremedied for a period of three (3) Business Days, or (iii) permit the inspection of its books or records by Agent when requested pursuant hereto;

11.4 Liens. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s property which is not stayed or lifted within thirty (30) days (but not later than its being executed, however);

11.5 Covenants. Either (i) except as otherwise provided in Section 11.3(i) above or clause (ii) below of this Section 11.5, failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document, now or hereafter entered into between any Loan Party and Agent or any Lender (without any cure or grace period); or (ii) a failure or neglect of Loan Parties to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 4.9, 4.11, 6.3, 6.4, 10.4 or 10.6 hereof which is not cured within fifteen (15) days from the occurrence of such failure or neglect;

11.6 Judgments. Any judgment or judgments are rendered or judgment liens filed against any Loan Party for an aggregate amount in excess of the Materiality Threshold which within thirty (30) days of such rendering or filing (but not later than its being executed, however) is not either satisfied, stayed or discharged of record;

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11.7 Voluntary Bankruptcy. Any Loan Party, any Subsidiary of any Loan Party or any Guarantor shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (vi) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (vii) file a petition seeking to take advantage of any other law providing for the relief of debtors, or (viii) take any action for the purpose of effecting any of the foregoing;

11.8 Insolvency. Any Loan Party shall admit in writing its inability, or be generally unable, to pay its Indebtedness as it becomes due or shall cease operations of its present business;

11.9 Involuntary Bankruptcy. Any Loan Party, any Subsidiary of a Loan Party or any Guarantor shall acquiesce in, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under any state or federal bankruptcy laws (as now or hereafter in effect), or take any action for the purpose of effecting any of the foregoing;

11.10 Material Adverse Changes. Any change in any Loan Party’s condition or affairs (financial or otherwise) which in Agent’s reasonable opinion has a Material Adverse Effect;

11.11 Agent’s Liens. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

11.12 Subordinated Debt. A default or event of default shall occur under or in respect of any Subordinated Debt, which default shall not have been cured or waived within any applicable grace period, or if any Person party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity of, such agreement, or any payment is made or received in respect of any Subordinated Debt in violation of the Subordination Agreement;

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11.13 Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations) of any Loan Party, any of its Subsidiaries or any Guarantor with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $250,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party, any of its Subsidiaries or any Guarantor to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness), or (y) a default of the obligations of any Loan Party, any of its Subsidiaries or any Guarantor under any Material Agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect or (z) a default or event of default shall occur under any Permitted Bond Transaction Documentation;

11.14 Guaranty. Termination or breach of any Guaranty, security agreement, Pledge Agreement or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, security agreement, Pledge Agreement or similar agreement;

11.15 Change of Control. Any Change of Control shall occur;

11.16 Change of Management. Any Change of Management shall occur;

11.17 Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent;

11.18 Takings. (i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or trade name of any Loan Party, the continuation of which is material to the continuation of any Loan Party’s business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, trade name or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (c) schedule or conduct a hearing on the renewal of any license, permit, trademark, trade name or patent necessary for the continuation of any Loan Party’s business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, trade name or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party’s business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on any Loan Party;

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11.19 Seizures. Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party shall have become the subject matter of litigation which could reasonably be expected, in the opinion of Agent, upon final determination, to result in impairment or loss of the security provided by this Agreement or the Other Documents;

11.20 REIT Status. Loan Parties shall fail to maintain its status as a REIT.

11.21 Plans. An event or condition specified in Sections 7.16 or 10.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect on any Loan Party; or

11.22 Criminal Charges. Any Loan Party, or the Principal shall become the subject of a criminal indictment or investigation in respect of or pertaining to, the operation or conduct of a Loan Party’s business, its reporting of any financial data, its application for, or receipt of, any credit, its “laundering” of any funds or its non-payment (or underpayment) of any taxes or any other Charges, or shall admit its guilt or complicity in respect of any of the foregoing, or shall pay any fine or suffer any penalty in respect thereof (including as part of any plea bargain or arrangement).

12. AGENT’S RIGHTS AND REMEDIES AFTER DEFAULT.

12.1 Rights and Remedies. Upon and after the occurrence of an Event of Default pursuant to Sections 11.7, 11.8, 11.9 or 11.20, all Obligations shall be immediately due and payable and this Agreement and all Commitments of Lenders shall be deemed terminated. Upon the occurrence of any other Event of Default not specified in the preceding sentence, and at any time thereafter during the continuation of such Event of Default, at Agent’s option or at the direction of Required Lenders, all Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement and to terminate the Commitments of Lenders to make Advances. Upon and after the occurrence of any Event of Default, and during its continuation, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the Uniform Commercial Code and at law or equity generally, including, without limitation, the right to (i) foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process and (ii) exercise all rights and powers with respect to the Collateral as Loan Party might exercise (including, without limitation, taking any action under any power of attorney received by Agent with respect to any collateral securing any Mortgage Loan). Agent may enter any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least five (5) Business Days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of each Loan Party’s trademarks, trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.

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12.2 Application of Proceeds. The proceeds realized by Agent from the sale or other disposition by Agent of any Collateral subsequent to an Event of Default occurring and during its continuation, shall be applied as follows: firstly, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents, and any Out-of-Formula Loans and Protective Advances funded by Agent with respect to the Collateral under or pursuant to the terms of this Agreement; secondly, to the payment of fees owed to Agent (including, without limitation, fees owed to Agent pursuant to the Fee Letter); thirdly, to the payment of all reasonable out of pocket costs and expenses (including reasonable attorneys’ fees) of each of the Lenders to the extent owing to such Lender pursuant to the terms of this Agreement; fourthly, to the payment of interest due upon any of the Obligations; fifthly, to fees payable in connection with this Agreement (other than fees payable to Agent as set forth above); and sixthly, to the payment of principal of the Obligations; provided, however, that Agent reserves the right to adjust the foregoing allocations as it sees fit from time to time, in its sole discretion, and apply (or re-apply, as the case may be) such proceeds to the Obligations in a different manner or order. If any deficiency shall arise, Loan Parties shall remain liable to Agent therefor. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any surplusage exists, such surplusage shall be held as cash Collateral pending full payment and satisfaction of all Obligations and termination of this Agreement, after which any remainder shall be returned to the Borrower Representative unless Agent is then otherwise required to remit such remainder under applicable law. In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (ii) each of the Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses “fourthly”, “fifthly”, and “sixthly” above.

12.3Agent’s Discretion. After an Event of Default exists, Agent and Required Lenders shall have the right in their sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent or any Lender’s rights hereunder.

12.4 Setoff. In addition to any other rights which any Lender Party may have under applicable law, upon the occurrence of an Event of Default hereunder, each Lender Party ~~shall have a right to apply any Loan Party’s property held by it to reduce the Obligations~~and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender Party or any such Affiliate, to or for the credit or the account of the Borrower or any other Loan Party against any and all obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any Other Document to such Lender Party or their respective Affiliates, irrespective of whether or not such Lender Party or Affiliate shall have made any demand under this Agreement or any Other Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender Party or their respective Affiliates may have. Each Lender Party agrees to notify the Borrower and the Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

12.5 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or in any Other Document or otherwise provided by law, all of which shall be cumulative and not alternative.

13. WAIVERS AND JUDICIAL PROCEEDINGS.

13.1 Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

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13.2 Delay. No delay or omission on Agent or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

13.3 Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR THE RELATED TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.	EFFECTIVE DATE AND TERMINATION.

14.1 Term; Early Termination Fee. This Agreement, which shall inure to the benefit of and shall be binding upon, the respective successors and permitted assigns of each Loan Party, Agent and Lenders, shall become effective on the Closing Date and shall continue in full force and effect until February 28, ~~2023~~2026 (the “Term”) unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ninety (90) days’ prior written notice upon payment in full of the Obligations. In the event the Obligations are prepaid in full prior to the last day of the Term (the date of such prepayment hereinafter referred to as the “Early Termination Date”), Borrower shall pay to Agent, for the ratable benefit of the Lenders, an early termination fee (the “Early Termination Fee”), for the loss of its bargain (and not as a penalty) in an amount equal to (i) two percent (2%) of the Maximum Revolving Amount, if the Early Termination Date occurs from ~~the Amendment No. 3 Effective~~February 28, 2023 (“Loan Year Date”) through the first anniversary of the ~~Amendment No. 3 Effective~~Loan Year Date, (ii) one percent (1%) of the Maximum Revolving Amount if the Early Termination Date occurs on the first anniversary of the ~~Amendment No. 3 Effective~~Loan Year Date through and including the second anniversary of the ~~Amendment No. 3 Effective~~Loan Year Date, and (iii) one half of one percent (0.50%) of the Maximum Revolving Amount if the Early Termination Date occurs on the second anniversary of the ~~Amendment No. 3 Effective~~Loan Year Date through and including the date which is six months after the second anniversary of the ~~Amendment No. 3 Effective~~Loan Year Date, it being agreed that in the remaining six months of the Term, no Early Termination Fee will apply.

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14.2 Termination. The termination of the Agreement shall not affect any Loan Party’s, Agent’s, any Lender’s or the Bank’s rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent, the Lenders and the Bank hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of each Loan Party have been paid or performed in full after the termination of this Agreement or each Loan Party has furnished Agent, Lenders and the Bank with an indemnification satisfactory to such parties with respect thereto and an unconditional release from any liabilities hereunder. Accordingly, each Loan Party waives any rights which it may have under the applicable provisions of the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and neither Agent nor any Lender shall be required to send such termination statements to each Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

15.	MULTIPLE LOAN PARTIES.

15.1	Borrowing Agency Provisions.

If and to the extent that at any time or from time to time there are multiple Loan Parties, then:

(a) Each Loan Party acknowledges that it, together with each other Loan Party, make up a related organization of various entities constituting a single economic and business enterprise and sharing a substantial identity of interests such that, without limitation, Loan Parties render services to or for the benefit of each other, purchase or sell and supply goods to or from or for the benefit of each other, make loans, advances and provide other financial accommodations to or for the benefit of each other (including the payment of creditors and guarantees of Indebtedness), provide administrative, marketing, payroll and management services to or for the benefit of each other; have centralized accounting, common officers and directors; and are in certain circumstances are identified to creditors as a single economic and business enterprise. Accordingly, and without limitation, any credit or other financial accommodation extended to anyone Loan Party pursuant hereto will result in direct and substantial economic benefit to each other Loan Party, and each Loan Party will likewise benefit from the economies of scale associated with the Loan Parties, as a group, applying for credit or other financial accommodations pursuant hereto on a collective basis.

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(b) Each Loan Party hereby irrevocably designates Borrower Representative to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Loan Party or Loan Parties, and hereby authorizes Agent and Lenders to pay over or credit all loan proceeds hereunder in accordance with the request of Borrower Representative.

(c) The handling of this credit facility as a co-borrowing facility with a Borrower Representative in the manner set forth in this Agreement is solely as an accommodation to Loan Parties and at their request. None of the Lender Parties shall incur any liability to Loan Parties as a result thereof. To induce the Lender Parties to do so and in consideration thereof, each Loan Party hereby indemnifies the Lender Parties and holds the Lender Parties harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against the Lender Parties by any Person arising from or incurred by reason of the handling of the financing arrangements of Loan Parties as provided herein, reliance by any of the Lender Parties on any request or instruction from Borrower Representative or any other action taken by any of the Lender Parties with respect to this Section except due to willful misconduct or gross (not mere) negligence by the indemnified party.

(d) All Obligations shall be joint and several, and each Loan Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Loan Party shall in no way be affected by any extensions, renewals and forbearance granted by Agent or any Lender to any Loan Party, failure of Agent or Lenders to give any Loan Party notice of borrowing or any other notice, any failure of Agent or Lenders to pursue or preserve its rights against any Loan Party, the release by Agent of any Collateral now or thereafter acquired from any Loan Party, and such agreement by each Loan Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent to the other Loan Parties or any Collateral for such Loan Party’s Obligations or the lack thereof.

15.2 Waiver of Subrogation. Each Loan Party expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.

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16.	REGARDING AGENT.

16.1	Appointment.

Each Lender hereby designates ~~WBCC~~WBC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest (except as otherwise set forth herein), fees (except the fees set forth in any Fee Letter), charges and collections received pursuant to this Agreement, for the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Note) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which, in Agent’s discretion, exposes Agent to liability or which is contrary to this Agreement or the Other Documents or any applicable law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

16.2	Nature of Duties.

Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party. The duties of Agent as respects the Advances to Loan Parties shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or the transactions described herein except as expressly set forth herein.

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16.3	Lack of Reliance on Agent.

Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Note, the Other Documents or the financial condition or prospects of any Loan Party, or the existence of any Event of Default or any Default.

16.4	Resignation and Removal of Agent; Successor Agent.

Agent may resign on sixty (60) days written notice to each Lender and Borrower Representative ~~and upon~~. In addition, if the Person serving as Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent. Upon such resignation or removal, Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties (provided that no such approval by Loan Parties shall be required (i) in any case where the successor Agent is one of the Lenders or (ii) after the occurrence and during the continuance of any Event of Default). Any such successor Agent shall succeed to the rights, powers and duties of Agent, and shall in particular succeed to all of Agent’s right, title and interest in and to all of the Liens in the Collateral securing the Obligations created hereunder or any Other Document (including any Mortgages and all account control agreements), and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent and except for any indemnity or expense reimbursement payments owed to the resigning or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. However, notwithstanding the foregoing, if at the time of the effectiveness of the new Agent’s appointment, any further actions need to be taken in order to provide for the legally binding and valid transfer of any Liens in the Collateral from former Agent to new Agent and/or for the perfection of any Liens in the Collateral as held by new Agent or it is otherwise not then possible for new Agent to become the holder of a fully valid, enforceable and perfected Lien as to any of the Collateral, former Agent shall continue to hold such Liens solely as agent for perfection of such Liens on behalf of new Agent until such time as new Agent can obtain a fully valid, enforceable and perfected Lien on all Collateral, provided that Agent shall not be required to or have any liability or responsibility to take any further actions after such date as such agent for perfection to continue the perfection of any such Liens (other than to forego from taking any affirmative action to release any such Liens). After Agent’s resignation as Agent, the provisions of this Article 16, and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement (and in the event resigning Agent continues to hold any Liens pursuant to the provisions of the immediately preceding sentence, the provisions of this Article 16 and any indemnification rights under this Agreement, including without limitation, rights arising under Section 16.5 hereof, shall inure to its benefit as to any actions taken or omitted to be taken by it in connection with such Liens). If at any time there is no Person acting as Agent hereunder and under the Other Documents, then, during such time, (i) the Required Lenders shall have the rights otherwise ascribed to the Agent pursuant to this Article 16 and (ii) subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

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16.5	Certain Rights of Agent.

If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of Required Lenders.

16.6	Reliance.

Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, email, facsimile, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

16.7	Notice of Default.

Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrower Representative referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

16.8	Indemnification.

To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender severally agrees to reimburse and indemnify Agent in proportion to its respective portion of the outstanding Advances (or, if no Advances are outstanding, pro rata according to the percentage that its Revolving Commitment Amount constitutes of the total aggregate Revolving Commitment), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).

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16.9	Agent in its Individual Capacity.

With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term “Lender” or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

16.10	Delivery of Documents.

To the extent Agent (i) receives financial statements required under Sections 10.7, 10.8 and 10.13 or Borrowing Base Certificates from any Loan Party pursuant to the terms of this Agreement or (ii) prepares or receives any report or document showing the results of appraisals (other than appraisals included in any Mortgage File, which shall be available to Lenders upon request) or environmental reports or field examinations conducted pursuant to the terms of this Agreement (each, a “Report” and collectively with the items in clause (i) above, the “Borrower Materials”), Agent will promptly furnish such documents and information to Lenders to the extent Borrower is not obligated to deliver such documents and information to each Lender under this Agreement. Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon Loan Parties’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations. Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind arising as a direct or indirect result of Agent furnishing same to such Lender.

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16.11	Loan Parties Undertaking to Agent.

Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, each Loan Party hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Loan Party’s obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

16.12	No Reliance on Agent’s Customer Identification Program.

To the extent the Advances or this Agreement is, or becomes, syndicated in cooperation with other Lenders, each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of Loan Parties, their Affiliates or their agents, the Other Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such Anti-Terrorism Laws.

16.13	Other Agreements.

Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender. Anything in this Agreement to the contrary notwithstanding, each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

16.14	Certain Payments.

(a) Each Lender hereby agrees that (x) if Agent notifies such Lender that Agent has determined in its sole discretion that any funds received by such Lender from Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of Agent to any Lender under this 16.14(a) shall be conclusive, absent manifest error.

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(b) Each Lender hereby further agrees that if it receives a Payment from Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify Agent of such occurrence and, upon demand from Agent, it shall promptly, but in no event later than two (2) Business Days thereafter, return to Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrower; provided that this Section 16.14(c) shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, this Section 16.14(c) shall not apply to the extent any such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such erroneous Payment.

(d) Each party’s obligations under this Section 16.14 shall survive the resignation or replacement of Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Other Document.

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17.	MISCELLANEOUS.

17.1	GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY LOAN PARTY WITH RESPECT TO ANY OF THE OBLIGATIONS, THIS AGREEMENT OR ANY OTHER DOCUMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT. EACH LOAN PARTY HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO BORROWER REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 17.6 AND SERVICE SO MADE SHALL BE DEEMED COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE MAILS OF THE UNITED STATES OF AMERICA, OR, AT THE AGENT’S AND/OR ANY LENDER’S OPTION, BY SERVICE UPON CSC THE UNITED STATES CORPORATION COMPANY (OR ANY SUCCESSOR CORPORATION) WHICH EACH LOAN PARTY IRREVOCABLY APPOINTS AS SUCH LOAN PARTY’S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE WITHIN THE STATE OF NEW YORK. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER DOCUMENT, SHALL BE BROUGHT ONLY IN A FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK.

17.2	Entire Understanding

(a) This Agreement and the Other Documents executed concurrently herewith contain the entire understanding between and among each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by the respective officers of the party making such promises, representations, warranties, or guarantees. Neither this Agreement nor any Other Document nor any portion or provisions hereof or thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement or any Other Document.

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(b) ~~Required Lenders,~~ Agent with the consent in writing of Required Lenders, and Loan Parties may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Revolving Commitment Percentage or the maximum dollar amount of the Revolving Commitment Amount of any Lender or reinstate any Commitment terminated pursuant to Section 12.1 without the prior written consent of such Lender directly affected thereby;

(ii) whether or not any Advances are outstanding, extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee or other amount payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee or other amount payable to any Lender, or waive or excuse any such payment owing to any Lender, without the prior written consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1 hereof or of default rates of letter of credit fees (unless imposed by Agent));

(iii) increase the Maximum Revolving Amount without the prior written consent of all Lenders;

(iv) alter the definition of the term “Required Lenders” or alter, amend or modify this Section 17.2(b) or any other provision of this Agreement or any Other Document specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or thereunder or make any determination or grant any consent hereunder or thereunder, without the consent of all Lenders;

(v) alter, amend or modify the provisions of Section 12.2 without the prior written consent of all Lenders;

(vi) release and/or subordinate Agent’s Liens on any Collateral during any calendar year (other than in accordance with the provisions of this Agreement) having an aggregate value in excess of $1,000,000 without the prior written consent of all Lenders;

(vii) change the rights and duties of Agent without the prior written consent of all Lenders;

(viii) subject to clause (e) below, permit any Revolving Advance to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Borrowing Base for more than sixty (60) consecutive Business Days or exceed one hundred and ten percent (110%) of the Borrowing Base without the consent of each Lender directly affected thereby;

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(ix) increase the Applicable Advance Rates above the Applicable Advance Rates in effect on the Closing Date or alter the definition of “Eligible Mortgage Loans” (or adjust the applicability of the criteria therein, including, without limitation, any part of Annex Two, Part 1 hereof, or the definition of Funding Requirements) in a manner that has the effect of increasing the Borrowing Base or the availability of Advances, in any case, without the prior written consent of all Lenders;

(x) release any Loan Party without the prior written consent of all Lenders; ~~or~~

(xi) permit Borrower to assign or transfer any of its rights or obligations under this Agreement or any of the Other Documents without the prior written consent of Agent and each Lender; or

(xii) change (i) Section 2.13(b) or Section 12.2 in a manner that would have the effect of altering the pro rata sharing of payments required thereunder without the prior written consent of each Lender or (ii) Section 2.13(a) in a manner that would alter the pro rata funding and payments required thereby without the prior written consent of each Lender directly affected thereby; or

(xiii) subordinate or have the effect of subordinating the right of payment of the Obligations to any other Indebtedness, without the prior written consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that Agent requests the consent of a Lender pursuant to this Section 17.2 and such consent is denied, then (x) if there are only two Lenders, or (y) if there are more than two Lenders and the matter as to which such consent was denied has been approved by the Required Lenders, Agent may, at its option, require such Lender to assign its interest in the Advances to Agent or to another Lender or to any other Person designated by Agent (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Loan Parties. In the event Agent elects to require any Lender to assign its interest to Agent or to the Designated Lender, Agent will so notify such Lender in writing within forty five (45) days following such Lender’s denial, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, Agent or the Designated Lender, as appropriate, and Agent.

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(e) Notwithstanding (i) the existence of a Default or an Event of Default, (ii) that any of the other applicable conditions precedent set forth in Section 9.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, Agent may at its discretion and without the consent of any Lender, voluntarily permit the outstanding Revolving Advances at any time to exceed the Borrowing Base by up to ten percent (10%) of the Borrowing Base for up to thirty (30) consecutive days (the “Out-of-Formula Loans”); provided, that, Required Lenders may at any time revoke Agent’s authorization to make or permit Out-of-Formula Loans under this Section 17.2(e) and any such revocation must be in writing and shall become effective prospectively upon the Agent’s receipt thereof. If Agent is willing in its sole and absolute discretion to permit such Out-of-Formula Loans, Lenders holding the Revolving Commitments shall be obligated to fund such Out-of-Formula Loans in accordance with their respective Revolving Commitment Percentages, and such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances; provided that, if Agent does permit Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1~~(a)~~ nor shall any Lender be obligated to fund Revolving Advances in excess of its Revolving Commitment. For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary Overadvances that may result from time to time due to the fact that the Borrowing Base was unintentionally exceeded for any reason, including, but not limited to, Collateral previously deemed to be “Eligible Mortgage Loans”, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances are thereafter returned for insufficient funds or Overadvances are made to protect or preserve the Collateral. In the event Agent involuntarily permits the outstanding Revolving Advances to exceed the Borrowing Base by more than ten percent (10%), Agent shall use its efforts to have Loan Parties decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess. Revolving Advances made after Agent has determined the existence of involuntary Overadvances shall be deemed to be involuntary Overadvances and shall be decreased in accordance with the preceding sentence. To the extent any Out-of-Formula Loans are not actually funded by the other Lenders as provided for in this Section 17.2(e), Agent may elect in its discretion to fund such Out-of-Formula Loans and any such Out-of-Formula Loans so funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 17.2, Agent is hereby authorized by Loan Parties and Lenders, at any time in Agent’s sole discretion, regardless of (i) the existence of a Default or an Event of Default, (ii) whether any of the other applicable conditions precedent set forth in Section 9.2 hereof have not been satisfied or the commitments of Lenders to make Revolving Advances hereunder have been terminated for any reason, or (iii) any other contrary provision of this Agreement, to make Revolving Advances (“Protective Advances”) to Loan Parties on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Loan Parties pursuant to the terms of this Agreement; provided, that the aggregate amount of all Protective Advances and Out-of-Formula Loans shall not exceed ten percent (10%) of the Maximum Revolving Amount and, provided, further, that at any time after giving effect to any such Protective Advances and any outstanding Out-of-Formula Loans, the outstanding Revolving Advances do not exceed the Maximum Revolving Amount. Lenders holding the Revolving Commitments shall be obligated to fund such Protective Advances (to the extent permitted above) and effect a settlement with Agent therefor upon demand of Agent in accordance with their respective Revolving Commitment Percentages. To the extent any Protective Advances are not actually funded by the other Lenders as provided for in this Section 17.2(f), any such Protective Advances funded by Agent shall be deemed to be Revolving Advances made by and owing to Agent, and Agent shall be entitled to all rights (including accrual of interest) and remedies of a Lender holding a Revolving Commitment under this Agreement and the Other Documents with respect to such Revolving Advances.

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17.3	Successors and Assigns; Participations; New ~~Lender~~Lenders ~~s~~ .

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent and Lenders, the Bank and all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business any Lender may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a “Transferee”). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Each Loan Party hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Advances.

(c) Any Lender, with the consent of Agent (not to be unreasonably withheld), may sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional banks or financial institutions may commit to make Advances hereunder (each a “Purchasing Lender”), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Revolving Commitment Percentages set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

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(d) Any Lender, with the consent of Agent (not to be unreasonably withheld) may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower Representative or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

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(f) Nothing contained herein, however, shall limit in any way the right of any Lender to assign all or a portion of the Advances owing to it from time to time to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System any Operating Circular issued by such Federal Reserve Bank, but no such assignment shall release the assigning Lender from its obligations hereunder.

(g) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender’s possession concerning Loan Parties which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or any Other Document or in connection with such Lender’s credit evaluation of such Loan Party.

(h) Upon a Loan Party’s reasonable request, each Lender Party that is a “United States person” as defined under Section 7701(a)(30) of the Code shall deliver to Agent and such Loan Party two properly completed and executed IRS Form W-9 (or applicable successor form) to establish that such Lender Party is not subject to United States federal backup withholding tax.

(i) Agent shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of each Lender Party, and the Obligations of, and principal amount of the Loans owing to, such Lender Party pursuant to the terms hereof. The entries in such register shall be conclusive, and Loan Parties and Lender Parties may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Loan Parties and any Lender Party, at any reasonable time upon reasonable prior notice to Agent. The requirement for a register set forth in this Section 17.3(g) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), 881(c)(2) and 4701 of the Code.

17.4	Application of Payments.

Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

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17.5	Indemnity.

Each Loan Party shall indemnify each Lender Party, and each of its respective officers, directors, Affiliates, employees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, any Lender or Bank, in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not such Lender Party is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross negligence of the party being indemnified.

17.6	Notice.

Any notice or request hereunder may be given to any Loan Party or to Agent at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) Electronic Transmission subsequently confirmed by registered or certified mail or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by Electronic Transmission or by telecopier to the address or number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

(A)	If to Agent at:	Webster Business Credit, a division of ~~Corporation~~
Webster Bank, N.A.
360 Lexington Avenue
New York, New York 10017
		Attention:	Account Executive – Manhattan
Bridge Capital, Inc.
		Fax:	(212) 806-4530
		Email:	mmurphy@websterbcc.com

	with a copy to:	Thompson Coburn Hahn & Hessen LLP
488 Madison Avenue
New York, New York 10022
		Attention:	Daniel D. Batterman, Esq.
		Fax:	212-478-7400
		Email:	~~dbatterman@hahnhessen.com~~dbatterman@thompsoncoburn.com

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(B)	If to any Lender other than Agent, as specified on Schedule 1.1

(C)	If to Borrower Representative
	or any Loan Party, at:	c/o Manhattan Bridge Capital, Inc.
60 Cutter Mill Road, Suite 205
Great Neck, NY 11201
		Attention:	Assaf Ran, CEO
		Fax:	516-570-6644
		Email:	assaf@dagmedia.com

	with a copy to:	Morse, Zelnick, Rose & Lander LLP
825 Third Avenue
New York, NY 10022
		Attention:	George Lander
		Fax:	212-208-6809
		Email:	glander@mzrl.com

17.7	Survival.

The obligations of Loan Parties under Sections 2.2(f), 3.10, 3.11, 4.18(h), 17.5 and 17.9 together with any Section, terms or provisions hereof which by its terms so provides shall survive any termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8	Severability.

If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.9	Expenses.

Loan Parties shall pay (i) all out-of-pocket expenses incurred by Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by Agent or any Lender (including the fees, charges and disbursements of any counsel for Agent or any Lender), and shall pay all fees and time charges for attorneys who may be employees of Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iii) all reasonable out-of-pocket expenses of Agent’s regular employees and agents engaged periodically to perform audits of the any Loan Party’s or any Loan Party’s Affiliate’s or Subsidiary’s books, records and business properties.

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17.10	Rights to Cure.

Agent may, in its reasonable credit judgment, with written notice to Borrower Representative (a) cure any default by any Loan Party under any Material Agreement that affects the Collateral, its value or the ability of Agent to collect, sell or otherwise dispose of any Collateral or the rights and remedies of Agent therein or the ability of any Loan Party to perform its obligations hereunder or under any of the Other Documents, (b) pay or bond on appeal any judgment entered against any Loan Party, (c) discharge any Charges, Liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which Agent, in its Permitted Discretion, determines is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Agent with respect thereto. Agent may add any amounts so expended to the Obligations and charge Borrower’s Account therefor, such amounts to be repayable by Loan Parties on demand, shall bear interest at the Default Rate until paid in full, shall be part of the Obligations, and shall be secured by the Collateral. Agent shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Loan Party. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default and to proceed accordingly.

17.11	Injunctive Relief.

Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders and/or Agent and; therefor, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.12	Consequential Damages.

NO LENDER PARTY, NOR ANY AGENT OR ATTORNEY FOR ANY OF THEM, SHALL BE LIABLE TO ANY LOAN PARTY FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE OBLIGATIONS OR ANY RELATED TRANSACTION.

17.13	Third Party Beneficiaries.

Except for the Loan Parties, no Person is intended to be, or shall be permitted, presumed or construed to be, a third party beneficiary of this Agreement or any Other Document

17.14	Captions.

The captions at various places in this Agreement and any Other Document are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement or any Other Document.

17.15	Counterparts; Telecopied Signatures; Seal.

This Agreement and the Other Documents may be executed in any number of separate counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of a counterpart hereto by facsimile transmission or by Electronic Transmission of an Adobe portable document format file (also known as a “PDF file”) shall be as effective as delivery of an original counterpart hereto. If this Agreement or any Other Document provides for imposition of a seal by any party thereto, the word “seal” placed adjacent to the party’s name shall be a sufficient indication thereof.

17.16	Construction.

The parties acknowledge that each party and its counsel have reviewed this Agreement and each Other Document and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement and each Other Document or any amendments, schedules or exhibits thereto.

17.17	Confidentiality.

Agent, each Lender Party and each Transferee shall hold all non-public information obtained by Agent, or any Lender Party pursuant to the requirements of this Agreement and each Other Document in accordance with each Lender Party’s customary procedures for handling confidential information of this nature; provided, however, each Lender Party may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to any other prospective Transferees or Purchasing Lender, if, but only if, such prospective Transferee or Purchasing Lender shall agree in writing to be bound by the provisions of this Section 17.17, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process, including, without limitation, in the course of any regulatory examination of such Person; provided, further that (i) unless specifically prohibited by applicable law or court order, each Lender Party shall use its best efforts prior to disclosure thereof, to notify the Borrower Representative of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender Party by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Lender Party be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of such Lender Party in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

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17.18	Publicity.

Each Loan Party hereby authorizes each Lender Party to make appropriate announcements of the financial arrangement contemplated hereunder, including, without limitation, announcements which are commonly known as “tombstones,” in such publications and to such selected parties as each Lender Party shall in its sole and absolute discretion deem appropriate. Without limiting the foregoing Loan Parties authorize each Lender Party to utilize any logo or other distinctive symbol associated with the Loan Parties in connection with any such announcement or any other promotion, advertising or marketing undertaken by each Lender Party. In no event, however, shall any Loan Party use the name of any Lender Party, or any logo or distinctive symbol associated with any of them, unless, as appropriate, such Lender Party has given its prior written consent thereto.

17.19	Survival of Representations and Warranties.

All representations and warranties of each Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

17.20	Certain Matters of Construction.

Unless the context otherwise requires, (a) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (b) terms used herein in the singular also include the plural and vice versa; (c) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (d) all references to any instruments or agreements to which Agent or any Lender is a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof; (e) references herein or in any Other Document to any actions being taken (or omitted to be taken) by any Lender Party after a Default shall be presumed to mean, unless otherwise expressly provided, while such Default or Event of Default is continuing; (f) any pronoun shall include the corresponding masculine, feminine and neuter forms; (g) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (h) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (j) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such assignments set forth herein); (k) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (l) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement; and (m) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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17.21 Destruction of Invoices.

Borrower Representative hereby authorizes and directs Agent and each Lender in accordance with its standard document retention policies in such regards to destroy all invoices, agings, inventory reports, financial statements and other data provided from time to time by Loan Parties to Agent or any Lender pursuant hereto.

17.22 Time.

Time is of the essence in this Agreement and each Other Document. Unless otherwise expressly provided, all references herein and in any Other Documents to time shall mean and refer to New York time.

17.23 Patriot Act.

Federal law requires Agent and each Lender to obtain, verify and record information that identifies each Person that opens an account or applies for a loan or lease. Loan Parties agree to cooperate with Agent and each Lender in maintaining compliance with such law on an ongoing basis.

17.24 No Tax Advice.

Each Loan Party hereby acknowledges and agrees that, with respect to all tax and accounting matters relating to this Agreement, the Other Documents, or the transactions contemplated herein and therein, it has not relied on any representations made, consultation provided by, or advice given or rendered by any Lender Party or any of its representatives, agents, or employees; and, instead, each Loan Party has sought, and relied upon, the advice of its own tax and accounting professionals with respect to all such matters

17.25 Completion of Blanks.

If this Agreement or any Other Document contains any blank spaces, such as for dates or amounts, Loan Parties hereby authorize Agent, in good faith, with written notice to Borrower Representative, to complete any such blank spaces according to the terms upon which the transactions contemplated hereby or thereby were contemplated, provided, however, that the doing thereof shall not increase Loan Parties’ obligations or diminish Loan Parties’ rights in any manner which is contrary to those set forth in this Agreement or any Other Documents, unless and except to the extent that any Event of Default which is then continuing.

17.26 Exculpation of Lenders.

Nothing herein contained shall be construed to constitute any Lender Party as any Loan Party’s agent for any purpose whatsoever, nor shall any Lender Party be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. No Lender Party shall, whether by anything herein or in any assignment or otherwise, assume any Loan Party’s obligations under any contract or agreement assigned to such Lender Party, and no Lender Party shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

17.27 Electronic Transmissions.

Subject to the provisions of this Section, each of the Loan Parties, the Agent and the other Lender Parties is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection herewith and the transactions contemplated herein. Each of the Loan Parties hereby acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions. All uses of an E-System shall be governed by and subject to, in addition to the terms and conditions of this Agreement, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by the Loan Parties or Agent or Lenders in connection with the use of such E-System. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available.” Neither Agent nor any other Lender Party warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any Lender Party in connection with any E-systems or Electronic Transmission, including any warranty or merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Loan Parties agrees that neither Agent nor any Lender Party has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

[Signature pages follow]

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Each of the parties has signed this Agreement as of the day and year first above written.

“BORROWER”

MANHATTAN BRIDGE CAPITAL, INC.

By:
Name:
Title:

[Signature page to Amended and Restated Credit and Security Agreement]

WEBSTER BUSINESS CREDIT ~~CORPORATION~~, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation, as Agent and a Lender

By:
Name:
Title:

FLUSHING BANK, as a Lender

By:
Name:
Title:

MIZRAHI TEFAHOT BANK LTD., as a Lender

By:
Name:
Title:

[Signature page to Amended and Restated Credit and Security Agreement]

ANNEX ONE — GENERAL DEFINITIONS

This Annex One is incorporated by reference into, and constitutes an integral part of, the Amended and Restated Credit and Security Agreement, dated as of August 8, 2017, made between MANHATTAN BRIDGE CAPITAL, INC., as “Borrower,”, the financial institutions who are or hereafter become parties to this Agreement as lenders (collectively, the “Lenders” and each individually a “Lender”) and WEBSTER BUSINESS CREDIT ~~CORPORATION~~, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation (“~~WBCC~~WBC”), individually, as a Lender hereunder and as agent for itself and each other Lender Party (as hereinafter defined) (~~WBCC~~WBC, acting in such agency capacity, the “Agent”) (as it may be amended or modified from time to time, the “Credit Agreement”). The following terms shall have the following meanings as and when used in the Credit Agreement and the Other Documents. References in such defined terms to “this Agreement,” “hereof,” “hereto” or the like, shall mean and refer to the Credit Agreement.

“Accountants” shall have the meaning set forth in Section 10.7 hereof.

“Additional Mortgage Loans” shall have the meaning set forth in Section 9.1(u) hereof.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Advances” shall mean and include any loans, advances or other financial accommodations made under, pursuant to or in connection with this Agreement or any Other Document, but including, particularly, the Revolving Advances.

“Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with such Person, or (b) any Person who is a shareholder, director, officer or employee (or relative of any shareholder, director, officer or employee) (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. As used hereinabove and elsewhere in this Agreement “Control” of a Person shall mean the power, direct or indirect, (x) to vote ten percent (10%) or more of the Equity Interests having ordinary voting power for the election of the directors, partners or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Amendment and Restatement Conditions” shall have the meaning set forth in Section 9.3 of this Agreement.

“Amendment No. 1” shall mean Waiver and Amendment No. 1, dated as of June, 2018, to this Agreement.

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“Amendment No. 1 Effective Date” shall have the meaning set forth in Section 4 of Amendment No. 1.

“Amendment No. 3” shall mean that certain Amendment No. 3, dated as of February 26, 2020, to this Agreement.

“Amendment No. 3 Effective Date” shall have the meaning set forth in Section 4 of Amendment No. 3.

“Annex One” shall mean this Annex One attached to this Agreement.

“Annex Two” shall mean Annex Two attached to this Agreement.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Advance Rate” shall mean seventy percent (70%) in respect of Eligible Mortgage Loans or such higher or lower percentage amount as Agent, in its sole credit judgment, may elect from time to time.

“Applicable Margin” shall mean, from and after the Amendment No. 1 Effective Date, with respect to any type of Advance referenced below, the applicable percentage specified below:

Advances	Base Rate Loans	Daily ~~LIBOR~~Adjusted Rate ~~Loans and LIBOR~~ Term SOFR Rate ~~Loans~~
Revolving Advances	~~2.25%~~2.00%	~~3.50%~~3.00%

“Application Date” shall have the meaning given to such term in Section 4.14(g).

“Assignment of Mortgage” shall mean an assignment executed by Loan Parties for the benefit of Agent which assigns to Agent all of Loan Party’s rights in a mortgage or deed of trust that secures a Mortgage Loan, such assignment (a) to be in recordable form and otherwise satisfactory to Agent and (b) to be held by Agent subject to the provisions of Section 4.2(a) (ix) hereof.

“Availability Reserves” shall mean such reserves as Agent, in its sole credit judgment, may elect to impose from time to time in respect of borrowing availability.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “interest period” pursuant to Section 3.13(d).

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“Bank” shall mean Webster Bank, National Association, together with its successors and assigns.

“Bank Products” shall mean, collectively, (i) any cash management service, including through the use of any Blocked Account, (ii) any Hedge Contract, (iii) any derivative product or (iv) any, similar (or dissimilar) bank product or service offered by the Bank, any Lender or any Affiliate of the Bank (including Agent) to any Loan Party from time to time.

“Base Rate” ~~shall mean~~means, for any day, a rate per annum equal to the highest of (a) the ~~base commercial lending rate of the Bank as publicly~~rate announced ~~to be in effect~~by the Bank from time to time~~, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate, (b) the Daily LIBOR Rate~~ as its Prime Rate (the “Prime Rate”) in effect on such day, (b) the Federal Funds Rate in effect on such day plus ~~two~~0.50% and ~~three-quarters percent (2.75%) per annum or~~ (c) the ~~Federal Funds~~Daily Adjusted Term SOFR Rate in effect on such day ~~plus one-half of one percent (1/2%). This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank~~. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or Daily Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Daily Adjusted Term SOFR Rate, respectively.

“Base Rate Loan” shall mean any Advance that bears interest based upon the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.13.

“Benchmark Replacement” means with respect to any Benchmark Transition Event for the then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Borrower Representative giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Other Documents.

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“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

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“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.13 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Other Document in accordance with Section 3.13.

“Blocked Account” shall have the meaning given to such term in Section 4.14(d).

“Blocked Account Agreement” shall have the meaning given to such term in Section 4.14(d).

“Blocked Account Bank” shall have the meaning given to such term in Section 4.14(d).

“Bond Subsidiary” shall mean MBC Funding II Corp., a wholly owned subsidiary of MBC formed specifically for the purpose of issuing senior secured notes in connection with the Permitted Bond Transaction.

“Borrower” or “Borrowers” shall have the meaning set forth in the preamble to this Agreement; and shall extend to all permitted successors and assigns of such Persons.

“Borrower Representative” shall mean the MBC or such other Person among the Loan Parties as the Loan Parties may elect.

“Borrower Reports” shall man any reports (whether financial, with respect to Collateral, as to operating condition or otherwise) required to be delivered to Agent pursuant hereto or to any Other Document, including, particularly, pursuant to Article 10.

“Borrower on a consolidated basis” shall mean, as appropriate, the consolidation in accordance with GAAP of the accounts or other items of Borrower and its respective Subsidiaries (if any).

“Borrower’s Account” shall have the meaning set forth in Section 2.7.

“Borrowing Base” shall mean the sum of the following: (i) the product of the Applicable Advance Rate times the Collateral Value of Eligible Mortgage Loans; minus (ii) the Availability Reserves; provided, however, that availability from Eligible Mortgage Loans with respect to any Florida Mortgaged Properties included in the Borrowing Base shall not exceed $4,875,000. It is understood and agreed by Borrower in connection with the foregoing that any decrease in the Applicable Advance Rate, any imposition (or increase) in any Availability Reserves or any change in the composition of Eligible Mortgage Loans instituted by Agent pursuant hereto from time to time may limit or restrict the amount of Advances available to Borrower hereunder~~. In no event shall the Borrowing Base include the Additional Mortgage Loans~~.

“Borrowing Base Certificate” shall have the meaning set forth in Section 10.10.

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“Business Day” shall mean with respect to ~~LIBOR~~Daily SOFR Rate Loans, any day ~~on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York and with respect to all other matters, any day~~ other than ~~a day~~Saturday or Sunday or a legal holiday on which commercial banks ~~in New York and Connecticut~~ are authorized or required by law to ~~close~~be closed for business in New York, New Jersey and Connecticut.

“Capital Expenditures” shall have the meaning set forth in Section 8.1 .

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Body; provided, however, for the purposes of this Agreement: (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Management” shall mean that the Principal cease to be actively involved in the day-to-day executive management of Loan Parties, either by death, disability, retirement, termination of employment or otherwise.

“Change of Control” shall mean that (a) the occurrence of any event (whether in one or more transactions) which results in the failing to own more than twenty seven percent (27%) of the Equity Interests (on a fully diluted basis) of Borrower; or (b) any person or group of persons other than Principal (within the meaning of Section 13(d) or 14(a) of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 20% or more of the voting Equity Interests of Borrower; or (c) a change in the majority of directors of Borrower unless approved by the then majority of directors; or (d) any merger, consolidation of any Loan Party occurs in which either such Loan Party or another Loan Party is not the survivor; or (e) a sale of all or substantially all of the property or assets of any Loan Party shall occur, except to another Loan Party; or (f) any Equity Interests of any Loan Party owned by Principal is, or becomes the subject of, any consensual Lien except in favor of (or assigned to) Lenders pursuant hereto; or (g) any subsidiary of any Loan Party is not, or ceases to be owned and controlled by a Loan Party,

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, Equity Interests, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon any Collateral, any Loan Party or any of its Affiliates.

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“Closing Date” shall mean August 8, 2017, the date on which the Amendment and Restatement Conditions have been satisfied, unless otherwise approved by Agent, in its credit judgment.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Collateral” shall mean and include all assets of each Loan Party (subject to the limitation on Equity Interests set forth in subsection (f) below), including, without limitation, all of the following assets:

(a) all Receivables;

(b) all Equipment;

(c) all General Intangibles;

(d) all Inventory;

(e) all Contract Rights;

(f) all Equity Interests of each Domestic Subsidiary other than Bond Subsidiary, and sixty-five percent (65%) of the Equity Interests of each Foreign Subsidiary;

(g) all Securities;

(h) all Leasehold Interests;

(i) all commercial Tort Claims (including, particularly any described in Schedule 5.8);

(j) all of each Loan Party’s right, title and interest in and to (i) its respective goods and other property including, but not limited to, all merchandise returned or rejected by Mortgagor Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Loan Party from any Mortgagor Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of each Loan Party’s contract rights, rights of payment which have been earned under a contract right, instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all real and personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; (vii) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible, instrument or investment property; (viii) all Extraordinary Receipts and (ix) any other goods, personal property or real property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any ~~other agreement~~Other Document between Agent and any Loan Party and (x) any and all indebtedness owing to a Loan Party and any and all Collateral securing such indebtedness;

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(k) all Mortgage Loan Collateral;

(l) all of each Loan Party’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (a) through (l) of this definition; and

(m) all proceeds and products of clauses (a) through (m) of this definition, in whatever form, including, but not limited to: cash, Deposit Accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

“Collateral Assignment” shall mean a collateral assignment by a Mortgagor Customer to Loan Party of all rents, issues and profits of Real Property.

“Collateral Locations” shall have the meaning assigned to such term in Section 4.5.

“Collateral Value” shall mean, with respect to each Eligible Mortgage Loan, an amount determined by Agent in its Permitted Discretion equal to the lesser of (a) the outstanding principal balance of such Mortgage Loan and (b) the Market Value of such Mortgage Loan; provided, however, the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (i) in respect of which there is a breach of a representation and warranty set forth on Annex Two (assuming each representation and warranty is made as of the date Collateral Value is determined), (ii) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of 30 days (without regard to any applicable grace periods), or (iii) which exceeds the limitations on the Collateral Value set forth in (a) and (b) above.

“Commitment” or “Commitments” shall mean the aggregate amount of the total commitments of each Lender or all Lenders (as the case may be) to make Advances under this Agreement as in effect on the Closing Date.

“Commitment Letter” shall mean any Commitment Letter heretofore issued by Agent or any Lender to Loan Parties, or Borrower Representative on their behalf relative to the undertakings contemplated hereby.

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“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 17.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent, by which the Purchasing Lender purchases and assumes a portion of the obligation of a Lender to make Advances under this Agreement.

“Concentration Account” shall mean a Blocked Account into which collections from all other Blocked Accounts are concentrated. If there is only one Blocked Account, it shall also be the Concentration Account and must be a Deposit Account with the Bank.

“Concentration Bank” shall mean the Blocked Account Bank selected by Agent at which the Concentration Account is to be opened and maintained pursuant to a Blocked Agreement. If there is only one Blocked Account Bank, it shall be the Concentration Bank.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “interest period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.2(e) or any other breakage costs and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the Other Documents).

“Consent Agreement” means that certain consent letter by and between Borrower and Agent, dated November 24, 2015.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, (i) necessary to carry on any Loan Party’s business, including, without limitation, any consents required under all applicable federal, state or other applicable law, and (ii) required to effectuate the transactions and agreements contemplated in this Agreement and the Other Documents.

“Contract Rights” shall mean all rights of each Loan Party arising under or in connection with any contract, to the extent that such Loan Party may grant a security interest in such rights under such contract. “Contract Rights” shall include, without limitation, all rights of each Loan Party under all license agreements to which it is party as licensor or licensee and all letter of credit rights of each Loan Party.

“Control” has the meaning set forth in the definition of Affiliate.

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“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Controlled Real Property” shall mean all premises or real property owned or leased premises by a Loan Party.

“Covered Entity” shall mean (a) each Loan Party, each of Loan Party’s Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Customer Guaranty” shall mean the joint and several guaranty of payment of an Eligible Mortgage Loan, executed by all principals of a Mortgagor Customer, in form and content acceptable to Agent.

“Daily ~~LIBOR~~Adjusted Term SOFR Rate” ~~shall mean~~means, for any day, ~~the~~a rate per annum equal to Adjusted Term SOFR for a one-month tenor in effect on such day, pursuant to which the Term SOFR Reference Rate is determined by reference to the ~~Agent~~”SOFR 1 MONTH CME TERM RATE” announced by ~~dividing (x)~~ the ~~Published Rate by (y) a number equal to 1.00 minus the Reserve PercentageBank from time to time; provided that if the Daily Adjusted Term SOFR Rate as so determined shall ever be less than the Floor, then Daily Adjusted Term SOFR Rate shall be deemed to be the Floor.~~

“Daily ~~LIBOR~~Adjusted Term SOFR Rate Loan” ~~shall mean~~means any Advance that bears interest based upon the Daily ~~LIBOR~~Adjusted Term SOFR Rate.

“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

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“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Defaulting Lender” shall mean any Lender that: (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its applicable Revolving Commitment Percentage of Advances, (ii) if applicable, fund any portion of its participation in letters of credit issued pursuant to this agreement or (iii) pay over to Agent, any Lender or any other Lender Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including a particular Default or Event of Default, if any) has not been satisfied; (b) has notified Loan Parties or Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including a particular Default or Event of Default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within two (2) Business Days after request by Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances and, if applicable, participations in then outstanding letters of credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon Agent’s receipt of such certification in form and substance satisfactory to the Agent; (d) has become the subject of an Insolvency Event; or (e) has failed at any time to comply with the provisions of Section 2.13(b) with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders.

“Deposit Account” shall mean any checking account, savings account, time deposit account, certificate of deposit, investment account or other account (howsoever denominated), in which from time to time any cash of any Loan Party is or may be deposited.

“Designated Mortgage Liens” shall mean liens upon the Designated Mortgaged Property in favor of the holders described on Schedule 7.3(a), which liens shall (i) be limited to the Designated Mortgaged Property and (ii) secure obligations not to exceed $1,850,000 in the aggregate amount.

“Designated Mortgage Loans” shall mean Mortgage Loans secured by Designated Mortgaged Property.

“Designated Mortgaged Property” shall mean the property and assets of Loan Party set forth on Schedule 7.3(a).

“Designated Participation Loans” shall mean Mortgage Loans (i) upon which Loan Parties have sold participations or upon which Loan Parties own less than 100% as more particularly described on Schedule 7.3(b) and (ii) in aggregate principal amount of not more than $4,000,000 as of the Original Closing Date.

“Designated Officer” shall mean the chief executive officer, chief financial officer or chief operating officer of a Loan Party (regardless of title), or such other officer, lender or representative of a Loan Party which Agent may, at such Loan Party’s request, permit to be a “Designated Officer” from time to time.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Subsidiary” shall mean a Subsidiary organized under the laws of the United States or any political ~~subsidiary~~subdivision thereof.

“Early Termination Date” shall have the meaning set forth in Section 14.1 hereof.

“Early Termination Fee” shall have the meaning set forth in Section 14.1 hereof.

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“EBITDA” shall have the meaning set forth in Section 8.1

“E-Fax” means any system used to receive or transmit fees electronically.

“Electronic Transmission” means each document, instruction, authorization, file,information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E Fax, or otherwise to or from an E System or other equivalent service.

“Eligible Mortgage Loans” shall mean Mortgage Loans secured by a first mortgage lien on real property, (i) as to which the representations and warranties in Section 4.2 and Part I of Annex Two hereof are correct, (ii) that were approved by Agent in its sole discretion for inclusion as Collateral, and (iii) as to which the Mortgage File has been delivered to Agent and the Funding Requirements have been satisfied; provided that, in no event shall any Eligible Mortgage Loan be a security for purposes of any securities or blue-sky laws. In addition, for avoidance of doubt, no Designated Mortgage Loan or Designated Participation Loan shall be an Eligible Mortgage Loan.

“Environmental Complaint” shall have the meaning set forth in Section 4.19(d) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

“Equipment” shall mean and include as to each Loan Party all of such Loan Party’s goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

“Equity Interests” shall mean: (i) in the case of a corporation, its capital stock, including its common stock and any preferred stock; (ii) in the case of a partnership, all partnership interests therein, including special, limited and general interests; (iii) in the case of a limited liability company, all membership interests therein; and (iv) in the case of any other entity, all interests evidencing equity ownership therein.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

“E-System” means any electronic system, including Intralinks® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any Lender Party or any other Person, providing for access to data protected by passcodes or other security system.

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“Event of Default” shall mean the occurrence and continuance of any of the events set forth in Article XI hereof.

“Existing Lender” shall mean Sterling National Bank.

“Existing Lender Liens” shall mean Liens on Collateral retained by the Existing Lender to secure payment of the Existing Loans, to be released on the Original Closing Date in conjunction with full payment of the Existing Loans.

“Existing Loans” shall mean all Indebtedness owing by Loan Parties to the Existing Lender on the Original Closing Date, whether secured or unsecured.

“Extraordinary Receipts” shall mean any cash proceeds received by a Loan Party or any of its Subsidiaries not in the Ordinary Course of Business, including, without limitation,(i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any adjustment received in connection with any purchase price in respect of an acquisition.

“Federal Funds Rate” shall mean, for any day, the ~~weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day~~greater of (a) ~~by~~ the rate calculated by the Federal Reserve Bank of New York~~, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day~~ based on such day’s Federal funds transactions ~~received~~ by depositary institutions (as determined in such manner as the Federal Reserve Bank ~~from three Federal funds brokers of recognized standing selected~~of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal Funds Rate and (b) zero percent (0%).

“Fee Letter” shall mean any fee letter between Borrower Representative and Agent executed in connection with this Agreement.

“Financial Covenants” shall mean the financial covenants set forth in Article VIII.

“Fiscal Year” shall mean Loan Parties’ Fiscal Year as in effect on the Original Closing Date; and the terms “Fiscal Quarter” and “Fiscal Month” shall have correlative meanings.

“Fixed Charge Coverage Ratio” shall have the meaning set forth in Section 8.1.

“Fixed Charges” shall have the meaning set forth Section 8.1.

“Floor” means a rate of interest equal to zero percent (0%).

“Florida Mortgaged Properties” shall mean any Mortgaged Properties located in the State of Florida in any county south of, and including, Palm Beach County, Florida and/or Lee County, Florida.

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“Foreign Subsidiary” shall mean any Subsidiary which is not a Domestic Subsidiary.

“Funded Indebtedness” shall have the meaning set forth in Section 8.1.

“Funding Date” shall mean the date upon which an Advance is made hereunder.

“Funding Requirements” shall mean, (a) with respect to each Revolving Advance other than Table Funding Advances, the following requirements:

(i) Borrower shall submit to Agent a Notice of Borrowing.

(ii) Borrower shall provide to Agent the executed original Eligible Mortgage Loan duly endorsed to Agent or, in lieu of such endorsement, an allonge executed by Borrower with respect thereto in form and substance satisfactory to Agent, together with all related Mortgage Loan Documents which in the case of Mortgage Loan Documents to be filed or recorded, shall be the non-recorded, executed, duplicate originals thereof provided that all such recorded Related Mortgage Loan Documents shall be forwarded directly to Agent to the address set forth in Section 17.6.

(iii) Borrower shall provide to Agent a Related Title Policy.

(iv) All payments required to be made on such Eligible Mortgage Loan shall have been made and credited. No default, breach, violation or other event shall have occurred under the terms of such Eligible Mortgage Loan or any Related Mortgage Loan Document. There shall have been no amendment, modification or waiver to such Eligible Mortgage Loan or any of such Related Mortgage Loan Documents.

(v) Within two (2) Business Days after Agent’s receipt of such Notice of Borrowing, Eligible Mortgage Loan, Related Mortgage Loan Documents and Related Title Policy, Agent shall either (x) provide such funding as is so requested, but, in any event, not in excess of the Applicable Advance Rate, and provided that, after giving effect to such requested Advance, the aggregate amount of all outstanding Advances is not in excess of the lesser of (i) the Borrowing Base, or (ii) the Maximum Revolving Amount, or (y) advise Borrower that Agent, in its sole discretion, will not make such requested Advance.

(b) Table Funding Advances. With respect to Advances which are requested by Borrower prior to the funding by Borrower of the Eligible Mortgage Loan to which such requested Advance relates (“Table Funding Advances”), The Law Office of Ronen Shiponi, Esq. or an independent attorney or title insurance company, in all respects acceptable to Agent in its sole and absolute discretion shall act as Escrow Agent (the “Escrow Agent”) pursuant to the Escrow Agreement attached hereto as Exhibit A with respect to each such Advance, which Escrow Agreement shall be subject to such additional changes or requirement as Agent may determine form time to time. The procedure respecting each such Table Funding Advance shall be as follows:

(i) At least one (1) Business Day prior to the date such Advance is requested to be made, Borrower shall provide written notification of such request by forwarding to Agent the Notice of Borrowing form together with the underwriting memorandum (or equivalent document) and related materials and together with the appraisal required under section (g) of the definition of Mortgage File if such Table Funding Advance is to be in the amount of $250,000.00 or more.

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(ii) In the event Agent, in its sole discretion, shall elect to make such Advance, such Advance shall be made to the Escrow Agent to an account at the Agent designated by the Escrow Agent and existing solely for the purpose of receiving such Advances.

(iii) The Escrow Agent shall hold such Advance pending receipt by the Escrow Agent of (i) a fully executed Eligible Mortgage Loan endorsed to Agent as follows: “Pay to the order of Webster Business Credit ~~Corporation as Agent~~, a division of Webster Bank, N.A.” or, in lieu of such endorsement, an allonge executed by Borrower with respect thereto in form and substance satisfactory to Agent, (ii) fully executed related Mortgage Loan Documents and (iii) fully executed assignments of all related Mortgage Loan Documents to Agent.

(iv) Upon the issuance by or caused by the Escrow Agent of a Related Title Policy duly endorsed to Agent as first mortgagee, the Escrow Agent may release such Advance to Borrower.

(v) Within two (2) Business Days after the Escrow Agent has released such Advance, the Escrow Agent shall send to Agent by a nationally recognized receipted overnight delivery service the following: (i) such endorsed Eligible Mortgage Loan, (ii) all related Mortgage Loan Documents and assignments thereof, which in the case of related Mortgage Loan Documents to be filed or recorded, shall be the non-recorded executed duplicate originals thereof (provided that such recorded Mortgage Loan Documents shall be forwarded directly to Agent) and (iii) such title insurance policy and endorsement.

(vi) No Table Funding Advances shall be made if after giving effect thereto the outstanding balance of Table Funding Advances (i.e., before all documentation required to be received by Agent is in fact in Agent’s possession) would exceed One Million Dollars ($1,000,000) in the aggregate.

(vii) The Escrow Agent shall mark the Mortgage and other recorded Mortgage Loan Documents to be returned directly to Agent to the address set forth in the Agreement.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“General Intangibles” shall mean and include as to each Loan Party all of such Loan Party’s general intangibles, whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trade names, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, license fees, franchises, customer lists, tax refunds, tax refund claims, pension fund refunds, pension fund refund claims, overpayments, overpayment claims, reclamation rights, computer programs, software, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Mortgagor Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

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“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

“Guarantor” shall mean any Person (other than a Loan Party) who may hereafter guarantee payment or performance of the whole or any part of the Obligations. “Guarantors” means collectively all such Persons. As of the Closing Date, the Principal is the only Guarantor.

“Guaranty” shall mean any guaranty of the payment or performance of the whole or any part of the Obligations, in whole or in part, executed at any time by a Guarantor in favor of Agent for the ratable benefit of Agent.

“Hazardous Discharge” shall have the meaning set forth in Section 4.18(d) hereof.

“Hazardous Substance” shall mean, without limitation, any flammable explosives,radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedge Contract” shall mean any “hedge,” “swap,” “collar,” “cap” or similar agreement between a Loan Party and any other financial institution, including, but not limited to, ~~WBCC~~WBC, Bank, any Lender or any other Affiliates thereof, intended to fix the relative amount of such Loan Party’s risk in respect of changes in interest rates and foreign currency exchange.

“Historical Financial Statements” shall have the meaning set forth in Section 5.4(a) hereof.

“Initial Advance” shall mean the initial Advance (or series of initial Advances) to be made on the Original Closing Date.

“Indebtedness” of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except Equity Interests and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

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“~~Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b)~~Insolvency Event” shall mean, with respect to any Person, including without limitation any Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), or regulatory restrictions, (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of its creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (d) with respect to a Lender, such Lender is unable to perform hereunder due to the application of applicable law, or (e) in the good faith determination of Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment of a type described in clauses (a) or (b), provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Inventory” shall mean and include as to each Loan Party, or as to any third party, all of such Loan Party’s or third party’s now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

“IRS” shall mean the Internal Revenue Service of the United States Treasury, and any successor thereto.

“Law” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic, including all disclosure and other requirements of ERISA, the requirements of Environmental Laws and environmental permits, the requirements of OSHA and the requirements of the Department of Labor.

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“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to any Real Property owned by a Person other than Loan Party, whether as tenant, lessee, licensee, operator or otherwise.

“Lender” or “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender and where so indicated shall mean ~~WBCC~~WBC acting as agent for the Lender Parties.

“Lender Party” shall mean Agent, Lenders, the Bank, any Purchasing Lender and any Participant, together with each other holder from time to time of any interest in any of the Obligations.

~~“LIBOR Rate” shall mean for any LIBOR Rate Loan for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate per annum quoted by the Agent to Loan Parties two (2) Business Days prior to the first day of such Interest Period as the rate available to Bank in the interbank market for offshore Dollar deposits in immediately available funds for a period equal to such Interest Period and in an amount equal to the amount of such LIBOR Rate Loan by (b) a number equal 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Any change in the interest rate under this Agreement resulting from a change in the LIBOR Rate shall become effective immediately upon the date on which such change in the LIBOR Rate shall be adopted by the Agent hereof. If the LIBOR Rate shall be discontinued or does not reflect the cost of funds of the Agent or for any other reason shall not be available for determining the LIBOR Rate, then Agent shall select a substitute method of determining the LIBOR Rate and shall notify the Borrower Representative of such selection, which method shall, in Agent’s estimation, yield a rate of return to Agent substantially equivalent to the rate of return that Agent would have expected to receive if the LIBOR Rate still had been available for that purpose.~~

~~“LIBOR Rate Loan” shall mean an Advance at any time that bears interest based on the LIBOR Rate.~~

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” means a Base ~~Rate Loan, a LIBOR~~ Rate Loan or a Daily ~~LIBOR~~Adjusted Term SOFR Rate Loan.

“Loan Party” or “Loan Parties” shall have the meaning set forth in the preamble to this Agreement; and shall extend to all permitted successors and assigns of such Persons.

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“Loan Year” means each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

“Loan Year Date” shall have the meaning set forth in Section 14.1.

“Lock-Box Account” shall have the meaning set forth in Section 4.14(d).

“Lock-Box Agreement” shall have the meaning set forth in Section 4.14(d).

“Lock-Box Bank” shall have the meaning set forth in Section 4.14(d).

“Market Value” shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Agent, which price may be determined to be zero. The Agent’s determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Agent.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, (b) Loan Parties’ ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent’s and each Lender’s rights and remedies under this Agreement and the Other Documents.

“Material Agreements” shall mean and include, in the case of each Loan Party, any Subsidiary of any Loan Party or any Guarantor the following: (i) any lease of Real Property, (ii) any lease of personal property having aggregate annual rentals in excess of the Materiality Threshold, (iii) any license agreement for the use of any intellectual property necessary for, or material to, to the operation of its business, (iv) any agreement evidencing, pertaining to or securing the payment of, any Indebtedness (including any Permitted Bond Transaction Documentation), (v) any labor or union contract, (vi) any employment contracts with executive officers of Loan Parties, (vii) any long-term purchase or supply contracts, and (viii) any other contract or agreement the termination of which (without its contemporaneous replacement) would reasonably be expected to have a Material Adverse Effect.

“Materiality Threshold” shall mean Two Hundred Fifty Thousand Dollars ($250,000.00).

“Maximum Revolving Amount” shall mean the maximum amount of Revolving Advances and Letters of Credit which may be outstanding at any one time, determined without regard to the Borrowing Base, which as of the Amendment No. 3 Effective Date, equals Thirty Two Million Five Hundred Thousand Dollars ($32,500,000.00).

“Monthly Advances” shall have the meaning set forth in Section 3.1 hereof.

“Mortgage” shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on the fee in real property securing such Mortgage Note executed to secure a Mortgage Note.

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“Mortgage File” shall mean, for any Mortgage Loan, (a) the original Mortgage Note bearing all intervening endorsements, duly endorsed to Agent, (b) the original Mortgage(s) securing each Mortgage Note with evidence of recording thereon or copies certified by the related recording office, (c) the original Customer Guaranties (if any) which guaranty the payment and/or performance of each Mortgage Note, (d) the Assignment of Mortgage conveying the related Mortgage to the Agent, (e) the Collateral Assignment executed in connection with such Mortgage(s) and Customer Guaranties, (f) any original stock certificates (accompanied by applicable stock powers), instruments, chattel paper or other collateral securing any Mortgage Loan in which the perfection of Loan Party’s Lien is based upon Loan Party’s possession thereof, (g) the valuation or appraisal of the subject Real Property prepared by a third party valuation or appraisal service, (h) the Related Title Policy, (i) the personal covenants relating to such Mortgage Note and the evidence of liability and property/casualty coverage relating to the Real Property, (j) the credit report and credit application respecting the Mortgagor Customer of each Mortgage Note, (k) any and all instruments and documents necessary to comply with the United States Patriot Act, the rules and regulations of the Office of Foreign Asset Control respecting each Mortgage Note, (l) an opinion of independent counsel in all respects acceptable to Agent, addressed to Agent that the Mortgage Note, the Mortgage(s), the Assignment of Mortgage, the Collateral Assignment and Customer Guaranties are the valid and binding obligations of the parties thereto enforceable in accordance with their terms and have been duly and validly endorsed or assigned to Agent, (m) any internal review write-up, (n) the contract of sale (if applicable), (o) environmental reports (if applicable), (p) closing letter, (q) engineer’s report (if applicable), (r) original or copy of assignment of rents (if applicable), (s) original ~~Loan Party~~Mortgagor Customer’s and ~~guarantors~~guarantor’s certificate, (t) consent of shareholders, (u) marked title commitment/title policy, assigned to Agent and including Patriot Act and OFAC searches, (v) deed, (w) certificate of incorporation, (x) proof of identification, and (y) to the extent not listed herein, each of the documents listed on Annex Two, Part II hereto.

“Mortgage Loan” shall mean a mortgage loan provided by Loan Party to a Mortgagor Customer and which mortgage loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of any Loan Party in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Collateral” shall mean: All of the Loan Party’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located:

(i) all Mortgage Loans;

(ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 6.13(b) above), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

(iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

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(iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

(v) all interest rate protection agreements, relating to or constituting any and all of the foregoing;

(vi) the Blocked Accounts and all other deposit accounts or collection accounts and all monies from time to time on deposit in therein;

(vii) all collateral, however defined, under any ~~other agreement~~Other Document between the Loan Party or any of its Affiliates on the one hand and the Agent or any of its Affiliates on the other hand;

(viii) all “general intangibles”, “accounts” and “chattel paper” as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

(ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

“Mortgage Loan Documents” shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

“Mortgage Loan Schedule” shall mean a list of Eligible Mortgage Loans to be pledged to Agent hereunder attached to each Notice of Borrowing setting forth, as to each Eligible Mortgage Loan, the applicable information specified on Annex Two, Part III hereof.

“Mortgage Note” shall mean the original executed promissory note or other evidence of the indebtedness of a Mortgagor Customer/Loan Party with respect to a Mortgage Loan.

“Mortgaged Property” shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor Customer” shall mean the obligor on a Mortgage Note.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.

“Note” shall mean each Revolving Credit Note and any other promissory note at any time evidencing any other portion of the Obligations. “Notes” shall refer, collectively, thereto.

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“Obligations” shall mean and include any and all of each Loan Party’s Indebtedness and/or liabilities to Agent and each other Lender Party, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of any Loan Party’s Indebtedness and/or liabilities to Agent and each other Lender Party, under this Agreement, the Other Documents, any Permitted Hedge Contracts, any Bank Product or under any other agreement between Agent and each other Lender Party, and any Loan Party and all obligations of any Loan Party to Agent and each other Lender Party, to perform acts or refrain from taking any action.

“Ordinary Course of Business” shall mean, with respect to any Loan Party, the ordinary course of such Loan Party’s business as conducted on the Original Closing Date.

“Organic Documents” shall mean: (i) for a corporation, its articles (or certificate) of incorporation and bylaws; (ii) for a partnership, its articles of organization (if any) and partnership agreement; and (iii) for a limited liability company, its articles (or certificate) of organization and any operating agreement; together with, for each such entity and any other entity not described above, such other, similar documents as are integral to its formation or the conduct of its business operations.

“Original Closing Date” means February 27, 2015, the closing date of the Existing Credit Agreement.

“Other Documents” shall mean the Notes, any Mortgage and any and all other agreements, instruments and documents, including, without limitation, guaranties, security agreements, pledges, powers of attorney or any Guaranty, any Pledge Agreement, consents, and all other writings heretofore, now or hereafter executed by any Loan Party or any Guarantor and/or delivered to Agent or any other Lender Party, in respect of the transactions contemplated by this Agreement. The term “Other Documents” includes, without limitation, all those documents to which any Loan Party or any Guarantor is a party described in Section 9.1.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

“Payment” shall have the meaning set forth in Section 16.14(a) hereof.

“Payment Office” shall mean, initially, 360 Lexington Avenue, New York, New York 10017; thereafter, such other office of Agent located in the United States of America, if any, which it may designate by notice to Borrower Representative to be the Payment Office.

“Payment Notice” shall have the meaning set forth in Section 16.14(b) hereof.

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

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“Perfection Certificate” shall mean, collectively, the Perfection Certificate for each Loan Party and the responses thereto provided by such Loan Party and delivered to Agent on or prior to the Original Closing Date.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Bond Indenture” shall mean that certain Indenture, dated April 25, 2016, by and among the Bond Subsidiary and Worldwide Stock Transfer, LLC, as Indenture Trustee.

“Permitted Bond Subsidiary Guaranty” shall mean that certain Guaranty dated as of April 25, 2016 made by Borrower in favor of the bondholders with respect to the Bond Subsidiary’s obligation under the Permitted Bond Transaction Documentation.

“Permitted Bond Subsidiary Investment” has the meaning set forth in Section 7.5.

“Permitted Bond Transaction” shall mean the issuance by the Bond Subsidiary of up to $20,000,000 aggregate principal amount of senior notes pursuant to the Permitted Bond Indenture, of which not more than $10,000,000 of such notes shall be secured by mortgage notes receivable; provided, however, the terms and conditions of such bonds shall be satisfactory to Agent in its reasonable discretion.

“Permitted Bond Transaction Documentation” means all agreements, promissory notes, instruments and other documentation governing a Permitted Bond Transaction or any bonds or instruments issued in connection therewith.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Encumbrances” shall mean (a) Liens in favor of Agent for the benefit of itself and each other Lender Party which, in each case, secure Obligations; (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) judgment Liens which do not otherwise constitute an Event of Default under Section 11.6, that have been (and remain) stayed or bonded and are being Properly Contested; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of any Loan Party’s business; (f) mechanic’s, worker’s, materialmen’s or other like Liens arising in the ordinary course of any Loan Party’s business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets or capital hereafter acquired to secure a portion of the purchase price thereof, provided that (1) any such lien shall not encumber any other property of the Loan Parties and (2) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any Fiscal Year shall not exceed the amount provided for in Section 7.9 (iv); (h) Liens in the nature of ownership interests of lessors of real and personal property, to the extent such leases are permitted under Sections 7.19 hereof; and (i) other Liens incidental to the conduct of Loan Parties’ business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from Agent’s rights in and to the Collateral or the value of Loan Parties’ property or assets or which do not materially impair the use thereof in the operation of Loan Parties’ business (j) Designated Mortgage Liens, (k) Liens upon the Equity Interests of Bond Subsidiary to secure Borrower’s guaranty obligations under the Permitted Bond Transaction and (l) the Existing Lender’s Liens, pending full payment of the Existing Loans on the Original Closing Date.

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“Permitted Equity Interests Repurchase” shall have the meaning given such term in Section 7.7.

“Permitted Hedge Contracts” shall mean any Hedge Contracts entered into in the ordinary course of, and pursuant to the reasonable requirements of, Loan Parties’ business, and not for speculative purposes in any event.

“Permitted Subordinated Debt” shall mean and include such Subordinated Debt as the Agent may consent to be incurred (or carried) by Loan Parties at any time or from time to time.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Pledged Account” shall have the meaning given to such term in Section 4.14(e).

“Pledged Account Agreement” shall have the meaning given to such term in Section 4.14(e).

“Present Owners” shall mean the owners of the Equity Interests of each Loan Party on the Original Closing Date, as more particularly described on Schedule 5.2.

“Prime Rate” means the interest rate per annum publicly quoted from time to time by The Wall Street Journal as the “prime rate” (or, if The Wall Street Journal ceases quoting a prime rate, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent).

“Principal” shall mean Assaf Ran.

“~~Projections~~” shall have the meaning set forth in Section 5.4(b) hereof.

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“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or taxes unless such Lien (x) does not attach to any Receivables or Inventory, (y) is at all times junior and subordinate in priority to the Liens in favor of the Agent (except only with respect to property Taxes that have priority as a matter of applicable state law) and, (z) enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

~~Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by Agent or, if LIBOR becomes unavailable or impracticable to use as an index rate, such other equivalent rate selected by Agent), provided, however, that if the Published Rate is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.~~

“Purchasing Lender” shall have the meaning set forth in Section 17.3(c) hereof.

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Loan Parties by their respective Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances (including payment intangibles), and all other forms of obligations owing to such Loan Party arising out of or in connection with a Mortgage Loan, the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

“REIT” means a real estate investment trust under Sections 856-860 of the Code.

“Related Title Policy” shall mean a policy of title insurance insuring the first priority of a Mortgage, in the form described in clause (p) of Annex Two, Part I hereof.

“Release” shall have the meaning set forth in Section 5.6(c)(i) hereof.

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“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Reportable Event” shall mean a reportable event described in Section 4043(b) of ERISA or the regulations promulgated thereunder.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required Lenders” shall mean Lenders (not including any Defaulting Lender) holding greater than fifty percent (50%) of either (a) the aggregate of the Revolving Commitment Amounts of all Lenders (excluding any Defaulting Lender), or (b) after the termination of all Commitments of Lenders hereunder, the sum of (x) the outstanding Revolving Advances; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders (excluding any Defaulting Lender).

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Revolving Advances” shall mean Advances made other than Letters of Credit.

“Revolving Commitment” shall mean, as to any Lender, the obligation of such Lender (if applicable), to make Revolving Advances in an aggregate principal and/or face amount not to exceed the Revolving Commitment Amount (if any) of such Lender.

“Revolving Commitment Amount” shall mean, as to any Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on Schedule 1.1 hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Commitment Percentage” shall mean, as to any Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on Schedule 1.1 hereof (or, in the case of any Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement).

“Revolving Credit Note(s)” shall mean the promissory note(s) referred to in Section 2.1~~(a)~~ hereof evidencing Indebtedness of Borrower to a Lender arising from the making of Revolving Advances.

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“Revolving Interest Rate” shall mean an interest rate per annum equal to: (a) the sum of the Base Rate plus the Applicable Margin, with respect to Revolving Advances that are Base Rate Loans, and (b) the sum of the Daily ~~LIBOR~~Adjusted Term SOFR Rate plus the Applicable Margin with respect to Revolving Advances that are Daily ~~LIBOR Rate Loans and (c) the sum of the LIBOR Rate plus the Applicable Margin, with respect to Revolving Advances that are LIBOR~~Adjusted Term SOFR Rate Loans.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Securities” shall mean and include, as to each Loan Party, all marketable securities and investment property owned by Loan Party, whether now existing or hereafter created, including any held by any intermediary in any “street” name, pursuant to any custody arrangement or otherwise.

“Senior Debt to Tangible Net Worth Ratio” - see Section 8.1.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subordinated Debt” shall mean Indebtedness which has been subordinated, in right of payment and claim, to the rights and claims of Agent and Lenders in respect of the Obligations, on terms satisfactory to Agent, pursuant to a Subordination Agreement.

“Subordination Agreement” shall mean an agreement, satisfactory in form and substance to Agent, among (i) Agent, for the benefit of Lenders, (ii) a creditor holding Indebtedness permitted to be incurred hereunder, and (iii) the Loan Parties (whether directly or by consent), setting forth the terms by which such Indebtedness held by such creditor shall become Permitted Subordinated Debt hereunder.

“Subsidiary” shall mean a corporation or other entity of whose shares of Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation or other entity, or other Persons performing similar functions for such corporation or entity, are owned, directly or indirectly, by such Person. Unless otherwise expressly provided herein, references herein to a “Subsidiary” or the “Subsidiaries” shall mean and refer to Subsidiaries of the Borrower, including any not in being on the Original Closing Date in anticipation of their subsequent creation or acquisition in accordance with the terms hereof.

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“Subsidiary Guarantor” shall mean any Subsidiary of Borrower which executes a Guaranty.

“Subsidiary Guaranty” shall mean a Guaranty executed by one or more Subsidiaries of Borrower in favor of Agent.

“Subsidiary Pledge Agreement” shall mean that certain pledge agreement from Borrower in favor of Agent in respect of the Equity Interest of each Subsidiary owned by it (limited, in the case of Foreign Subsidiaries, to sixty-five percent (65%) of such Equity Interests), in form and substance satisfactory to Agent.

“Table Funding Advances” see Section (b) under Funding Requirements.

“Taxes” shall have the meaning set forth in Section 6.12(f) hereof.

“Term” shall have the meaning set forth in Section 14.1 hereof.

“Term SOFR” means for any calculation with respect to a Base Rate Loan or a Daily Adjusted Term SOFR Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means for any calculation with respect to a Base Rate Loan or Daily Adjusted Term SOFR Rate Loan, a percentage per annum equal to 0.10%

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Event” shall mean: (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.

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“Title Insurer” the issuer of a title insurance policy which insures a Mortgage.

“Toxic Substance” shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Transferee” shall have the meaning set forth in Section 17.3(b) hereof.

“Type” when used in reference to any Revolving Advances refers to whether such Revolving Advance is a Base Rate Loan or Daily Adjusted Term SOFR Rate Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than the Floor, the Unadjusted Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Undrawn Availability” at a particular date shall mean an amount equal to (a) the lesser of (i) the Borrowing Base or (ii) the Maximum Revolving Amount, minus (b) the sum of (i) the outstanding amount of Revolving Advances plus (ii) all amounts due and owing to Loan Parties’ trade creditors which are outstanding beyond normal trade terms, plus (iii) all fees and expenses for which Loan Parties are liable hereunder but which have not been paid or charged to Borrower’s Account.

“Unfinanced Capital Expenditures” - see Section 8.1.

“Uniform Commercial Code” or “UCC~~”~~ ” shall mean the Uniform Commercial Code as adopted in the State of New York.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Yield Surcharge” shall have the meaning set forth in Section 3.11 hereof.

“~~WBCC~~WBC” shall have the meaning set forth in the preamble to this Agreement; and shall include its successors and assigns.

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ANNEX ONE, Acknowledged and Agreed:

“Loan Party” or “Borrower Representative”

MANHATTAN BRIDGE CAPITAL, INC.

By:
Name:
Title:

August __, 2017

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Annex Two

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Part I. Eligible Mortgage Loans

As to each Mortgage Loan included in the Borrowing Base on a Funding Date (and the related Mortgage, Mortgage Note, Assignment of Mortgage, Collateral Assignment and Mortgaged Property), the Borrower shall be deemed to make the following representations and warranties to the Agent as of such date and as of each date Collateral Value is determined (certain defined terms used herein and not otherwise defined in the Loan Agreement appearing in Part II to this Annex Two):

(a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule and in each Notice of Borrowing with respect to the Mortgage Loan is complete, true and correct in all material respects.

(b) Payments Current. All payments required to be made up to the Funding Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, which Borrower and Mortgagor Customer are endeavoring and undertaking to cure or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Borrower has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor Customer, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

(d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Agent, and which has been delivered to the Agent and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the ~~title insurer~~Title Insurer, to the extent required, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor Customer in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the ~~title insurer~~Title Insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Agent and the terms of which are reflected in the Mortgage Loan Schedule.

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(e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor Customer in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. The Borrower has no knowledge nor has it received any notice that any Mortgagor Customer in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.

(f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against earthquake and other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) [reserved], or (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental ~~Authority~~Body as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) [reserved], (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1974. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 30 days’ prior written notice to the mortgagee. No such notice has been received by the Borrower. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor Customer to maintain all such insurance and, at such Mortgagor Customer’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor Customer’s cost and expense and to seek reimbursement therefor from such Mortgagor Customer. Where required by state law or regulation, the Mortgagor Customer has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and has no knowledge of the Mortgagor Customer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

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(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law may be applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Agent, and shall deliver to Agent, upon demand, evidence of compliance with all such requirements.

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Borrower has not waived the performance by the Mortgagor Customer of any action, if the Mortgagor Customer’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any action or inaction by the Mortgagor Customer.

(i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a commercial mortgage for a single parcel of real property with a retail, residential, office, hotel or other commercial or residential building thereon. No portion of the Mortgaged Property currently occupied by the Borrower or Mortgagor Customer is for residential purposes.

(j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected first lien, on the property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(i) the lien of current real property taxes and assessments not yet due and payable;

(ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

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(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Borrower has full right to pledge and assign the same to the Agent. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, deeds of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor Customer or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor Customer, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, except in construction loans, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor Customer is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(m) Ownership. The Borrower is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Agent free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Agent will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.

(n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state,(C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.

Annex Two - 4

(o) LTV. No Mortgage Loan has an LTV greater than 70%.

(p) Title Insurance. The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Part I of Annex Two, and any other matters that Borrower agreed to allow to be outstanding against the Mortgaged Property, provided that such matters, would not affect the recovery of funds in the event of foreclosure, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor Customer has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses. The Borrower, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower. Each title policy includes a clean Patriot Act and OFAC search.

(q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. No payment under any Mortgage Loan is more than 60 days past due

(r) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.

Annex Two - 5

(s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

(t) Intentionally Deleted.

(u) Customary Provisions. The Mortgage Note has a stated maturity. The stated maturity does not exceed twelve (12) months and does not provide for, or have, any extension beyond twenty-four (24) months from the original due date of such Mortgage Note. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor Customer on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor Customer which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage.

(v) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines. The Borrower has not made any representations to a Mortgagor Customer that are inconsistent with the mortgage instruments used.

(w) Occupancy of the Mortgaged Property. As of the Funding Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received notification from any Governmental ~~Authority~~Body that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be, which Borrower and Mortgagor Customer are not endeavoring to cure. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. The Mortgagor Customer represented at the time of origination of the Mortgage Loan that the Mortgagor Customer would NOT occupy the Mortgaged Property as a residence.

(x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

(y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor Customer.

Annex Two - 6

(z) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Loan Agreement for each Mortgage Loan have been delivered to Agent. The Borrower or its agent is in possession of a complete, true and accurate Mortgage File, except for such documents the originals of which have been delivered to Agent.

(aa) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

(bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

(cc) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor Customer, or anyone on behalf of the Mortgagor Customer, or paid by any source other than the Mortgagor Customer nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(dd) Consolidation of Future Advances. Any future advances made to the Mortgagor Customer prior to the Funding Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(ee) Mortgaged Property Undamaged. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

(ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

Annex Two - 7

(gg) Conversion to Fixed Interest Rate. The Mortgage Loan is a fixed interest rate Mortgage Loan.

(hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

(ii) Soldiers’ and Sailors’ Civil Relief Act. The Mortgagor Customer has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor Customer under the Soldiers’ and Sailors’ Civil Relief Act of 1940.

(jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

(kk) Disclosure Materials. If applicable, the Mortgagor Customer has executed a statement to the effect that the Mortgagor Customer has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

(ll) [Reserved.]

(mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor Customer or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

Annex Two - 8

(nn) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

(oo) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor Customer and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor Customer.

(pp) Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor Customer to the Borrower or any Affiliate or correspondent of the Borrower.

(qq) [Reserved.]

(rr) [Reserved.]

(ss) [Reserved.]

(tt) Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(uu) [Reserved.]

(vv) Rejection for Purchase by Whole Loan Buyer. Except as previously disclosed to the Agent by the Borrower and approved by Agent in writing, no Mortgage Loan has been rejected for purchase by a whole loan buyer.

(ww) Environmental Matters. To the best of Borrower’s knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

(xx) [Reserved.]

(yy) Value of Mortgaged Property. The Borrower have no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans acquired by the Borrower generally.

Annex Two - 9

(zz) HOEPA. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan or any other comparable term, no matter how defined under any federal, state or local law, or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans.

(aaa) No Predatory Lending. No predatory, abusive or deceptive lending practices, including but not limited to, the extension of credit to a Mortgagor Customer without regard for the Mortgagor Customer’s ability to repay the Mortgage Loan and the extension of credit to a Mortgagor Customer which has no tangible net benefit to the Mortgagor Customer, were employed in connection with the origination of the Mortgage Loan.

(bbb) Maximum Loan Amount. The principal amount of any single Mortgage Loan shall not exceed ~~Two~~Three Million Dollars ($~~2,000,000~~3,000,000). The aggregate principal amount of all Eligible Mortgage Loans owing at any time by any Mortgagor Customer (or Affiliate of any Mortgagor Customer) (including common guarantors and/or related entities) to Borrower, or any Affiliate of Borrower shall not exceed ~~Five~~Six Million Dollars ($~~5,000,000~~6,000,000).

(ccc) Assignment of Mortgage. Each Mortgage Loan File is accompanied by an enforceable Assignment of Mortgage and the Collateral Assignment.

(ddd) Notifications to Title Insurance Company. Borrower shall cause Agent to be noted as additional insured on all insurance certificates presented in association with each Mortgage Loan. Borrower has notified the title insurance company of the assignment of the loan to Agent and, at any time following the occurrence of an Event of Default or a Default, such insurance policies shall be transferred to Agent.

(eee) Lead Paint. To the best of Borrower’s knowledge, there is no pending action or proceeding involving any Mortgaged Property in which the compliance with any lead paint law, rule or regulation is an issue. Nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation that constitutes a prerequisite to the use and enjoyment of such property.

(fff) Special Provisions re: Amounts. With respect to Eligible Mortgage Loans equal to or greater than $250,000, such Eligible Mortgage Loan shall be accompanied by a third party appraisal of the Mortgaged Property described in the Mortgage which secures such Mortgage Note, which appraisal shall be acceptable to Agent in form and content. With respect to Eligible Mortgage Loans less than $250,000, such Eligible Mortgage loan shall be accompanied by an internal valuation of the Mortgaged Property described in the Mortgage which secures such Mortgage Note, which valuation shall be acceptable to Agent in form and content and which may be subject to an independent appraisal by Agent but at Borrower’s cost. Notwithstanding any of the foregoing, the Borrower accepts, agrees and acknowledges that Agent may, as part of its process to verify Collateral values in connection with this Agreement, conduct such independent appraisals at Borrower’s cost of a sample of the Mortgaged Property as it deems necessary. The Borrower further accepts, agrees and acknowledges that if an Event of Default shall have occurred and be continuing, the Agent may, at its sole discretion, conduct such independent appraisals at Borrower’s cost on the Real Property as it deems necessary.

Annex Two - 10

Part II. Defined Terms

In addition to terms defined elsewhere in the Loan Agreement, the following terms shall have the following meanings when used in this Annex Two:

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

“ALTA” means the American Land Title Association.

“Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Best’s” means Best’s Key Rating Guide, as the same shall be amended from time to time.

“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Escrow Payments” means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor Customer with the mortgagee pursuant to the Mortgage or any other document.

“FHLMC” means the Federal Home Loan Mortgage Corporation, or any successor thereto.

“FNMA” means the Federal National Mortgage Association, or any successor thereto.

~~“Gross Margin” means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.~~

~~“Ground Lease” means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee’s interest in which is held by the Mortgagor Customer of the related Mortgage Loan.~~

~~“Index” means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.~~

~~“Insurance Proceeds” means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.~~

Annex Two - 11

~~“Interest Rate Adjustment Date” means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.~~

“Loan-to-Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Monthly Payment” means the scheduled monthly payment of principal and interest on a Mortgage Loan in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note.

“Mortgage Interest Rate” means the annual rate of interest borne on a Mortgage Note.

“Mortgage Interest Rate Cap” means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

“Mortgagee” means the Borrower or any subsequent holder of a Mortgage Loan.

“Origination Date” shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

“PMI Policy” or “Primary Insurance Policy” means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

“Qualified Insurer” means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the two highest rating categories by any of the rating agencies with respect to primary mortgage insurance and in the two highest rating categories by Best’s with respect to hazard and flood insurance.

~~“Qualified Originator” means an originator of Mortgage Loans reasonably acceptable to the Agent.~~

~~“Servicing File” means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all documents in the Mortgage File which are not delivered to Agent.~~

“Underwriting Guidelines” means the Borrower’s written underwriting guidelines attached as Exhibit B hereto, as such underwriting guidelines may be amended or supplemented from time to time in accordance with this Agreement.

Annex Two - 12

Part III. Mortgage Loan Schedule

Information to be provided, or which is contained in the loan documents of each Mortgage Loan, with respect to Eligible Mortgage Loans

For each Mortgage Loan, the Borrower shall provide the following information:

(a)	the mortgage loan identifying number;

(b)	the mortgagor’s name;

(c)	the mortgage property’s street address, city, state and zip code;

(d)	the lien position/status – always first lien;

(e)	the property type;

(f)	occupancy;

(g)	Loan Purpose – always short term real estate investment;

(h)	Original Balance;

(i)	Original P&I;

(j)	Current P&I, as applicable;

(k)	Origination Date;

(l)	First Payment Date;

(m)	Maturity Date;

(n)	Original Term – always one year;

(o)	Balloon Flag;

(p)	Original LTV;

(q)	Original Appraisal, BPO Value, Property Purchase Amount;

(r)	Payment Frequency;

(s)	Prepayment Penalty Period; and

(t)	Prepayment Penalty Description.

Annex Two - 13

Exhibit A

Form of Escrow Agreement

This Escrow Agreement is made as of [_______________], 201[_] by and between MANHATTAN BRIDGE CAPITAL, INC., a New York corporation with a place of business in [____________] (“MBC”), WEBSTER BUSINESS CREDIT, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation, ~~a New York corporation~~ with a place of business in New York, NY (“Agent”) and [__________] as Escrow Agent (the “Escrow Agent”);

1. Appointment of the Escrow Agent; Delivery of Escrow. Each of MBC and Agent constitute and appoint the Escrow Agent as, and the Escrow Agent agrees to assume and perform the duties of, the escrow agent under and pursuant to this Escrow Agreement.

2. Subject of Escrow. MBC is making a certain mortgage loan to [_________], secured, inter alia, by a first mortgage of premises located at [_________] (the “Mortgage”), in the aggregate principal amount of $[_________] (the “Loan”) which Loan is funded by a credit facility being provided by Agent to MBC and which funds are to be escrowed pursuant to this Escrow Agreement.

3. Acceptance and Undertaking of the Escrow Agent. The Escrow Agent, as fiduciary to Agent, hereby covenants to hold the funds deposited with it by the Agent (the “Escrow”) and subsequently to release or return, as the case may be, the Escrow or any part thereof, only pursuant to and in strict accordance with all of the terms and conditions of this Escrow Agreement.

4. Disbursement of Escrow. Escrow Agent shall hold the Escrow pending receipt by the Escrow Agent of (i) a fully executed original promissory note evidencing the Loan endorsed to Agent as follows: “Pay to the order of Webster Business Credit ~~Corporation~~, a division of Webster Bank, N.A.” the (“Note”), (ii) the duplicate original fully executed Mortgage, (iii) duplicate original collateral assignment(s) of leases relating to such Mortgage, (iv) a title insurance policy(ies) as described below, (v) the personal guaranties relating to the Note, (vi) evidence of liability and property/casualty insurance containing a standard mortgagee clause naming MBC and its successors and/or assigns as their interests may appear, (vii) a valuation or appraisal of the subject premises; and (viii) fully executed assignments of items (i) – (vii) to the Agent. Items (i) – (viii) are collectively referred to herein as the “Documents”.1

Upon the issuance of a title insurance policy and endorsement by the Escrow Agent or a title insurance company acceptable to MBC (i) insuring that the Mortgage securing the Note is a first mortgage of marketable fee simple title to the premises secured under the Mortgage subject to no tax or payment delinquency and (ii) an endorsement to such title insurance policy insuring Agent as such first mortgagee (the “Title Policy”), the Escrow Agent may release the Escrow to MBC in accordance with MBC’s instructions.

1 Subject to such additional requirements as Lender may require from time to time or as additionally required by the Loan Agreement.

Exhibit A - 1

Within 24 hours after the Escrow Agent has released the Escrow, the Escrow Agent shall send to Agent by a nationally recognized receipted overnight delivery service the Documents, which in the case of Documents to be filed or recorded, shall be the non-recorded executed duplicate originals thereof (provided that such recorded Documents shall be properly marked so as to be forwarded directly to Agent) and the Title Policy. All such correspondence shall be delivered to the Agent at: Webster Business Credit ~~Corporation~~, a division of Webster Bank, N.A., 360 Lexington Avenue, New York, NY 10017, Attn: Matthew K. Murphy, Vice President.

1. Return of Escrow Funds to Agent. Notwithstanding anything in this agreement to the contrary, the parties hereto accept, agree and acknowledge that the Escrow Agent shall, upon the request of the Agent (which request may be made at the Agent’s sole discretion) immediately return the proceeds of the Escrow to the Agent in the manner specified by Agent.

2. Strict Compliance. MBC acknowledges that unless and until this Escrow Agreement is strictly complied with, time being of the essence hereof, Agent may withhold any and all subsequent advances to MBC.

3. Miscellaneous. This Escrow Agreement is binding upon and will inure to the benefit of the parties to this Escrow Agreement and their respective successors and permitted assigns. The headings used in this Escrow Agreement have been inserted for convenience of reference only and do not define or limit the provisions of this Escrow Agreement. This Escrow Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Escrow Agreement shall be governed by the laws of the State of New York.

[Remainder of page intentionally left blank]

Exhibit A - 2

MANHATTAN BRIDGE CAPITAL, INC.

By:
Name:
Title:

Exhibit A - 1

Exhibit C

Form of Servicer Notice

____________ ___, 20__

[SERVICER], as Servicer

[ADDRESS]

Attention: ____________

Re:

Amended and Restated Credit and Security Agreement, dated as of August 8, 2017 (the “Loan Agreement”), by and between MANHATTAN BRIDGE CAPITAL, INC. (the “Borrower”), the financial institutions who are or hereafter become parties ~~to this Agreement~~thereto as lender (collectively, the “Lenders” and each individually a “Lender”) and WEBSTER BUSINESS CREDIT ~~CORPORATION~~, A DIVISION OF WEBSTER BANK, N.A., successor in interest to Webster Business Credit Corporation (“~~WBCC~~WBC”), individually, as a Lender ~~hereunder~~thereunder and as agent for itself and each other Lender Party (as ~~hereinafter~~ defined in the Loan Agreement) (~~WBCC~~WBC, acting in such agency capacity, the “Agent”).

Ladies and Gentlemen:

[SERVICER] (the “Servicer”) is servicing certain mortgage loans for the Borrower pursuant to certain Servicing Agreements between the Servicer and the Borrower. Pursuant to the Loan Agreement between the Agent, the Lenders and the Borrower, the Servicer is hereby notified that the Borrower has granted a security interest to the Agent in certain mortgage loans which are serviced by Servicer.

Upon receipt of a Notice of Event of Default from the Agent in which the Agent shall identify the mortgage loans which are then pledged to the Agent under the Loan Agreement (the “Pledged Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Pledged Mortgage Loans, hold them in trust for the sole and exclusive benefit of the Agent, and remit such collections in accordance with the Agent’s written instructions. Following such Notice of Event of Default, the Servicer shall follow the instructions of the Agent with respect to the Pledged Mortgage Loans, and shall deliver to the Agent any information with respect to the Pledged Mortgage Loans reasonably requested by the Agent.

Notwithstanding any contrary information or direction which may be delivered to the Servicer by the Borrower, the Servicer may conclusively rely on any information, direction or notice of an Event of Default delivered by the Agent, and the Borrower shall indemnify and hold the Servicer harmless for any and all claims asserted against the Servicer for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of the Agent. The Agent is an intended third party beneficiary of this letter.

Exhibit C - 1

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding an executed copy to the Agent promptly upon receipt. Any notices to the Agent should be delivered to the following address: __________________________; Attention: _______________; Telephone: _______________; Facsimile: _______________, with a copy to _______________; Telephone: _______________; Facsimile: _______________.

Very truly yours,

[BORROWER]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

as Servicer

By:
Name:
Title:
Telephone:
Facsimile:

Exhibit C - 2

Schedule 1.1

Lender Party	Revolving Commitment	Revolving Commitment Percentage

~~WBCC~~WBC Address: 360 Lexington Avenue New York, ~~New York~~NY 10017 Attention: Account Executive ~~–~~, Manhattan Bridge Capital, Inc.	$15,000,000	46.1538%

Flushing Bank Address: ~~Flushing Bank~~ 220 RXR Plaza Uniondale, NY 11556 ~~Attn~~ Attention: Lisa Archinow, Vice President	$10,000,000	30.7692%

Mizrahi Tefahot Bank Ltd. Address: 800 Wilshire Blvd., Suite 1410 Los Angeles, CA 90017 ~~Attn~~ Attention: Gerry Perez, Senior Vice President	$7,500,000	23.0769%

Total:	$32,500,000	100%

Schedule 1.1